As filed with the Securities and Exchange Commission on August 1, 1997
                                                     Registration No. 333-29629


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM S-4/A

                             PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             TRIANGLE BANCORP, INC.
             (Exact name of registrant as specified in its charter)

    North Carolina                       6022                    56-1764546
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Code No.)  Identification No.)


                            -------------------------

                              4300 GLENWOOD AVENUE
                          RALEIGH, NORTH CAROLINA 27612
                                 (919) 881-0455
          (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                            -------------------------

ALEXANDER  M. DONALDSON, ESQ.             HENRY H. RALSTON, ESQ.
SENIOR VICE PRESIDENT            With     ROBINSON BRADSHAW & HINSON
TRIANGLE BANCORP, INC.           Copy     101 NORTH TYRON STREET
4300 GLENWOOD AVENUE             to:      SUITE 1900
RALEIGH, NORTH CAROLINA 27612             CHARLOTTE, NORTH CAROLINA 28246-1900
(919) 881-0455                            (704) 377-2536


          APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE
             SECURITIES TO THE PUBLIC: As soon as practicable after
                  the Registration Statement becomes effective.

               If the securities being registered on this Form are
               being offered in connection with the formation of a
                  holding company and there is compliance with
               General Instruction G, check the following box. [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

                         -------------------------



         THIS REGISTRATION STATEMENT COVERS ADDITIONAL SHARES OF THE COMMON STOCK OF THE REGISTRANT WHICH MAY BE ISSUED TO PREVENT DILUTION RESULTING FROM A STOCK SPLIT, STOCK DIVIDEND OR SIMILAR TRANSACTION INVOLVING THE COMMON STOCK OF THE REGISTRANT, PURSUANT TO RULE 416.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             TRIANGLE BANCORP, INC.

          CROSS-REFERENCE SHEET PURSUANT TO ITEM 501 OF REGULATION S-K


Item of Form S-4                                                           Caption in Prospectus/Proxy Statement

PART I - INFORMATION REQUIRED IN THE PROSPECTUS

A.   INFORMATION ABOUT THE TRANSACTION

      1.  Forepart of  Registration  Statement  and Outside  Front
          Cover Page of Prospectus...........................          Facing  Page of  Registration  Statement;  Cross-Reference
                                                                       Sheet; Outside Front Cover Page of Prospectus
      2.  Inside Front and Outside Back Cover Pages of Prospectus
                                                                       Table of Contents;  Available  Information;  Incorporation
                                                                       of Certain Documents by Reference
      3.  Risk  Factors,  Ratio of Earnings  to Fixed  Charges and
          Other Information..................................          Summary - Special Meeting of Mecklenburg  Shareholders,  -
                                                                       Parties  to the  Merger,  -  Structure  and  Terms  of the
                                                                       Merger,  - Conditions  to  Consummation  of the Merger,  -
                                                                       Required  Regulatory  Approval,  - Certain  Federal Income
                                                                       Tax   Consequences,   -  Appraisal  Rights  of  Dissenting
                                                                       Shareholders,  -  Triangle  Stock and  Mecklenburg  Stock;
                                                                       Comparative   Per  Share   Data;   Selected   Consolidated
                                                                       Financial Data

     4.   Terms of the Transaction...........................          The  Merger;  Summary -  Mecklenburg  Stock  and  Triangle
                                                                       Stock;   Comparison  of  Mecklenburg  Stock  and  Triangle
                                                                       Stock; Appendix I

     5.   Pro Forma Financial Information....................          Pro Forma Combined Condensed Financial Information

     6.   Material Contacts with the Company Being Acquired..
                                                                       The Merger -  Background  of and  Reasons  for the Merger;
                                                                       The Merger - Interest of Certain Persons in the Merger

     7.   Additional   Information   Required  for  Reoffering  by
          Persons and Parties Deemed to be Underwriters......          Not Applicable

     8.   Interest of Named Experts and Counsel..............          Legal and Tax Matters

     9.   Disclosure  of  Commission  Position on  Indemnification
          for Securities Act Liabilities.....................          Comparison  of  Mecklenburg  Stock  and  Triangle  Stock -
                                                                       Indemnification of and Elimination of Director Liability

B.   INFORMATION ABOUT THE REGISTRANT

     10.  Information with Respect to S-3 Registrants........          Available Information;  Incorporation of Certain Documents
                                                                       by Reference; Summary; Information About Triangle


     11.  Incorporation of Certain Information by Reference..          Incorporation of Certain Documents by Reference


     12.  Information with Respect to S-2 or S-3 Registrants.          Not Applicable

     13.  Incorporation of Certain Information by Reference..          Not Applicable

     14.  Information  with Respect to Registrants  Other Than S-3
          or S-2 Registrants.................................          Not Applicable


C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED


     15.  Information with Respect to S-3 Companies..........          Not Applicable

     16.  Information with Respect to S-2 or S-3 Companies...          Incorporation   of   Certain   Documents   by   Reference;
                                                                       Information  About  Mecklenburg;   Selected   Consolidated
                                                                       Financial Data;  Summary - Mecklenburg  Stock and Triangle
                                                                       Stock; Comparison of Mecklenburg Stock and Triangle Stock

     17.  Information  with Respect to Companies Other than S-3 or
          S-2 Companies......................................          Not Applicable


D.   VOTING AND MANAGEMENT INFORMATION

     18.  Information if Proxies,  Consents or Authorizations  are
          to be Solicited....................................          Summary;  Special  Meeting  of  Mecklenburg  Shareholders;
                                                                       Special Meeting of Triangle  Shareholders,  - The Merger -
                                                                       Interest of Certain  Persons in the  Merger;  The Merger -
                                                                       Appraisal Rights of Dissenting  Shareholders;  Information
                                                                       About Triangle; Information about Mecklenburg; Appendix IV

     19.  Information if Proxies,  Consents or Authorizations  are
          not to be Solicited or in an Exchange Offer.                 Not Applicable

                        [LETTERHEAD OF TRIANGLE BANCORP]


August __, 1997

To the Shareholders of Triangle Bancorp, Inc.:


You are cordially invited to attend a Special Meeting of the Shareholders ("Special Meeting") of Triangle Bancorp, Inc. ("Triangle") to be held in the Board Room of Triangle's main office at 4300 Glenwood Avenue, Raleigh, North Carolina at 3:00 p.m., local time, on Wednesday, September
17, 1997, notice of which is enclosed.


At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 25, 1997 (the "Agreement"), between Triangle and Bank of Mecklenburg ("Mecklenburg"). The Agreement provides for the merger of Mecklenburg with and into a subsidiary of Triangle, with Mecklenburg being the surviving corporation (the "Merger"). Thereafter, it is intended that Mecklenburg will be operated as a wholly-owned subsidiary of Triangle. Upon consummation of the Merger, each share of Mecklenburg common stock ("Mecklenburg Stock") issued and outstanding will be exchanged for 1.0 share of Triangle common stock ("Triangle Stock"), with cash being paid in lieu of issuing fractional shares. At the Special Meeting, you also will be asked to consider and vote on a proposal to approve an amendment to Article III, Section 2 of Triangle's Bylaws to increase the maximum number of directors of Triangle from 26 to 28. Enclosed are the (i) Notice of Special Meeting of Shareholders, (ii) Joint Proxy Statement/Prospectus, (iii) proxy card for the Special Meeting, (iv) Mecklenburg's Annual Report to Shareholders for the year ended December 31, 1996, and (v) Mecklenburg's Quarterly Report on Form F-4 for the three months ended March 31, 1997. The Joint Proxy Statement/Prospectus describes in more detail the Agreement and the Merger and the proposed Bylaw amendment. Please read these materials carefully and consider thoughtfully the information set forth in them.


The Board of Directors of Triangle has unanimously approved the Agreement and consummation of the Merger contemplated thereby, and unanimously recommends that you vote FOR approval of the Agreement. Wheat, First Securities, Inc., Triangle's financial advisor, has advised the Board of Directors of Triangle that, in its opinion, as of August , 1997, the exchange ratio of 1.0 share of Triangle Stock for each share of Mecklenburg Stock is fair to the shareholders of Triangle from a financial point of view.


It is important to understand that approval of the Agreement will require the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of Triangle common stock. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger and your vote on this matter is of great importance.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE AGREEMENT AND FOR APPROVAL OF THE AMENDMENT TO THE BYLAWS BY MARKING THE ENCLOSED PROXY CARD "FOR" PROPOSALS 1 AND 2.

We look forward to seeing you at the Special Meeting.

                                                         Sincerely,

                                         Michael S. Patterson
                                         President and Chief Executive Officer

                       [LETTERHEAD OF BANK OF MECKLENBURG]


August __, 1997

To the Shareholders of Bank of Mecklenburg:


You are cordially invited to attend a Special Meeting of the Shareholders ("Special Meeting") of Bank of Mecklenburg ("Mecklenburg") to be held in the Lobby of Mecklenburg's main office at 2000 Randolph Road, Charlotte, North Carolina at 3:00p.m., local time, on Tuesday, September 16, 1997, notice of which is enclosed.


At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of April 25, 1997 (the "Agreement"), between Mecklenburg and Triangle Bancorp, Inc. ("Triangle"). The Agreement provides for the merger of Mecklenburg with and into a subsidiary of Triangle, with Mecklenburg being the surviving corporation (the "Merger"). Thereafter, it is intended that Mecklenburg will be operated as a wholly-owned subsidiary of Triangle. Upon consummation of the Merger, each share of Mecklenburg common stock ("Mecklenburg Stock") issued and outstanding will be exchanged in an anticipated tax-free exchange for 1.0 share of Triangle common stock ("Triangle Stock"), with cash being paid in lieu of issuing fractional shares.


Triangle is a registered North Carolina-chartered bank holding company headquartered in Raleigh, North Carolina. Triangle Stock is listed on the NASDAQ National Market System. Currently, Triangle pays a quarterly cash dividend of $0.11 per share. If the Agreement is approved by Mecklenburg's and Triangle's shareholders and receives all necessary regulatory approvals and all conditions to the Agreement are met, the Merger is expected to occur in October 1997. After consummation of the Merger, Mecklenburg shareholders who do not exercise their statutory dissenters rights will become shareholders of Triangle, will be entitled to receive any cash or stock dividends or other distributions made by Triangle to its shareholders, and will be entitled to participate in Triangle's dividend reinvestment plan. If the Merger is consummated, Triangle will cause the necessary documents to be sent to you to exchange your Mecklenburg stock certificates for Triangle stock certificates. You should not send in your stock certificates at this time and you need not do anything at this time with your stock certificates.


Enclosed are the (i) Notice of Special Meeting of Shareholders, (ii)
Joint Proxy Statement/Prospectus, (iii) proxy card for the Special Meeting, (iv) Mecklenburg's Annual Report to Shareholders for the year ended December 31, 1996, and (v) Mecklenburg's Quarterly Report on Form F-4 for the three months ended March 31, 1997. The Joint Proxy Statement/Prospectus describes in more detail the Agreement and the Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of Mecklenburg shareholders. Please read these materials carefully and consider thoughtfully the information set forth in them.


The Board of Directors of Mecklenburg has unanimously approved the Agreement and consummation of the Merger contemplated thereby, believes that the proposal to approve the Agreement and the Merger is in the best interest of Mecklenburg and its shareholders, employees, depositors, customers, suppliers and community, and unanimously recommends that you vote FOR approval of the Agreement. Equity Research Services, Inc., Mecklenburg's financial advisor, has advised the Board
of Directors of Mecklenburg that, in its opinion, as of August   , 1997, the
exchange rate of 1.0 share of Triangle Stock for each share of Mecklenburg Stock is fair to Mecklenburg shareholders from a financial point of view. The Board of Directors of Triangle also has unanimously approved the Agreement and Merger. For a discussion of the background of and reasons for the Merger, please read the section of this Joint Proxy Statement/Prospectus entitled "THE MERGER - Background of and Reasons for the Merger."




It is important to understand that approval of the Agreement will require the affirmative vote of two-thirds of the votes entitled to be cast at the Special Meeting by holders of the issued and outstanding shares of Mecklenburg common stock. Thus, a failure to vote will have the same effect as a vote against the Agreement. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign and return promptly the enclosed proxy card. If your shares are held in the name of your broker, your broker is forwarding this Joint Proxy Statement/Prospectus to you; your broker will not vote on the Merger proposal for you. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger and your vote on this matter is of great importance.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" PROPOSAL 1.


                                         Sincerely,


                                         John H. Ketner, Jr.
                                         President and Chief Executive Officer

                             TRIANGLE BANCORP, INC.

                              4300 GLENWOOD AVENUE
                          RALEIGH, NORTH CAROLINA 28612
                            TELEPHONE: (919) 881-0455



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                   TO BE HELD


                               SEPTEMBER 17, 1997

NOTICE is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Triangle Bancorp, Inc. ("Triangle") will be held at 3:00 p.m., local time, on Wednesday, September 17, 1997 in the Board Room of Triangle's main office at 4300 Glenwood Avenue, Raleigh, North Carolina for the following purposes:


         1. PROPOSAL TO APPROVE PROPOSED MERGER. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of April 25, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and between Triangle and Bank of Mecklenburg ("Mecklenburg") and the transactions contemplated pursuant to the Agreement, which include, among other matters, (i) at the effective time, Mecklenburg will merge with and into a subsidiary of Triangle, with Mecklenburg being the surviving corporation and thereby becoming a wholly-owned subsidiary of Triangle (the "Merger"), and
(ii) each outstanding share of the common stock, $2.00 par value per share, of Mecklenburg will be converted into 1.0 share of the common stock, no par value per share, of Triangle, all as more fully described in the accompanying Joint Proxy Statement/Prospectus; and

         2. PROPOSAL TO APPROVE AN AMENDMENT TO THE BYLAWS. To consider and vote on a proposal to amend Article III, Section 2 of Triangle's Bylaws to increase the maximum number of directors from 26 to 28.

         3. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.


Shareholders of record at the close of business on August 11, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.


The Board of Directors unanimously recommends that the shareholders vote to approve the Agreement and to approve the amendment to the Bylaws.

APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF TRIANGLE STOCK. Each Triangle shareholder is invited to attend the Special Meeting in person. However, to insure that a quorum is present at the Special Meeting, each shareholder is urged to complete, date, sign and return promptly the enclosed proxy in the enclosed pre-paid envelope. If you return the enclosed proxy, you may still attend the Special Meeting and vote in person, in which case your returned proxy will be void.

                                      By Order of the Board of Directors


                                      Michael S. Patterson, President and Chief
                                            Executive Officer

Dated:  August __, 1997

                               BANK OF MECKLENBURG
                               2000 RANDOLPH ROAD
                         CHARLOTTE, NORTH CAROLINA 28207
                            TELEPHONE: (704) 375-2265



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                   TO BE HELD


                               SEPTEMBER 16, 1997



NOTICE is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Bank of Mecklenburg ("Mecklenburg") will be held at 2:00 p.m., local time, on Tuesday, September 16, 1997 in the Lobby of Mecklenburg's main office at 2000 Randolph Road, Charlotte, North Carolina for the following purposes:


         1. PROPOSAL TO APPROVE PROPOSED MERGER. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of April 25, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and between Triangle Bancorp, Inc. ("Triangle") and Mecklenburg and the transactions contemplated pursuant to the Agreement, which include, among other matters, (i) at the effective time, Mecklenburg will merge with and into a subsidiary of Triangle, with Mecklenburg being the surviving corporation and thereby becoming a wholly-owned subsidiary of Triangle (the "Merger"), and
(ii) each outstanding share of the common stock, $2.00 par value per share (the "Mecklenburg Stock"), of Mecklenburg will be converted into 1.0 share of the common stock, no par value per share, of Triangle, all as more fully described in the accompanying Joint Proxy Statement/Prospectus; and

         2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Under North Carolina law, each holder of Mecklenburg Stock has the right to dissent from the Merger and to demand payment of the fair value of his or her shares in the event the Merger is approved and consummated. The right of any such shareholder to dissent is contingent upon strict compliance with the requirements of Chapter 55, Article 13 of the North Carolina Business Corporation Act ("Article 13"). The full text of Article 13 is attached as Appendix IV to the Joint Proxy Statement/Prospectus which accompanies this Notice and is incorporated herein by reference.


Shareholders of record at the close of business on August 11, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof.


The Board of Directors unanimously recommends that the shareholders vote to approve the Agreement.

APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF NOT LESS THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF MECKLENBURG STOCK. Each Mecklenburg shareholder is invited to attend the Special Meeting in person. However, to insure that a quorum is present at the Special Meeting, each shareholder is urged to complete, date, sign and return promptly the enclosed proxy in the enclosed pre-paid envelope. If you return the enclosed proxy, you may still attend the Special Meeting and vote in person, in which case your returned proxy will be void.

                                  By Order of the Board of Directors


                                  John H. Ketner, Jr., President and Chief
                                   Executive Officer
Dated:  August __, 1997

                                   PROSPECTUS

                             TRIANGLE BANCORP, INC.

                              UP TO 2,420,500 SHARES
                           COMMON STOCK, NO PAR VALUE
                            -------------------------

                              JOINT PROXY STATEMENT


                       FOR SPECIAL MEETING OF SHAREHOLDERS
                               BANK OF MECKLENBURG
                        TO BE HELD ON SEPTEMBER 16, 1997



                       FOR SPECIAL MEETING OF SHAREHOLDERS
                             TRIANGLE BANCORP, INC.
                        TO BE HELD ON SEPTEMBER 17, 1997


         This Prospectus of Triangle Bancorp, Inc. ("Triangle"), a bank holding company organized under the laws of the State of North Carolina, relates to the shares of common stock, no par value per share, of Triangle ("Triangle Stock"), that are issuable to the shareholders of Bank of Mecklenburg ("Mecklenburg"), a commercial bank organized under the laws of the State of North Carolina, upon consummation of the proposed merger described herein, pursuant to which (i) Mecklenburg will be merged with and into a subsidiary of Triangle, with Mecklenburg being the surviving corporation and thereby becoming a wholly-owned subsidiary of Triangle (the "Merger"), and (ii) each outstanding share of common stock, $2.00 par value per share, of Mecklenburg ("Mecklenburg Stock") will be converted into 1.0 share of Triangle Stock pursuant to the terms of an Agreement and Plan of Reorganization and Merger, dated as of April 25, 1997, and the related Plan of Merger (collectively, the "Agreement"), by and between Triangle and Mecklenburg. A copy of the Agreement is attached hereto as Appendix I.

         Mecklenburg shareholders are entitled to their statutory dissenters' rights in accordance with North Carolina law. See "THE MERGER-Appraisal Rights of Dissenting Shareholders." In lieu of issuing fractional shares of Triangle Stock, cash will be distributed to each Mecklenburg shareholder otherwise entitled to receive a fractional share in an amount equal to that fraction multiplied by the "market value" of one whole share of Triangle Stock. See "THE MERGER -Terms of the Merger".


         Upon the consummation of the Merger, except as described herein with respect to rights of dissenting shareholders, each share of Mecklenburg Stock outstanding immediately prior to the consummation of the Merger will cease to be outstanding and will be converted into 1.0 share of Triangle Stock, and any options to purchase Mecklenburg Stock remaining unexercised upon consummation of the Merger will be converted into options to purchase 1.0 share of Triangle Stock per share of Mecklenburg Stock, less any resulting fractional share. As of
August   , 1997, based on the closing sale price of Triangle Stock of $____ on the Nasdaq National Market, 1.0 share of Triangle Stock would be worth $_____. See "THE MERGER - Structure of the Merger", and "- Terms of the Merger".

         This Prospectus also serves as the Proxy Statement of Mecklenburg and is being furnished by Mecklenburg in connection with the solicitation of proxies to be used at the special meeting of shareholders of Mecklenburg, including any adjournments thereof (the "Mecklenburg Special Meeting"), to be held on Tuesday, September 16, 1997. At the Mecklenburg Special Meeting, shareholders of Mecklenburg will be asked to approve the Agreement.



         This Prospectus also serves as the Proxy Statement of Triangle and is being furnished by Triangle in connection with the solicitation of proxies to be used at the special meeting of shareholders of Triangle, including any adjournments thereof (the "Triangle Special Meeting") to be held on Wednesday, September 17, 1997. At the Triangle Special Meeting, shareholders of Triangle will be asked to approve the Agreement and to approve an amendment to Triangle's Bylaws to increase the maximum number of directors of Triangle from 26 to 28.


         This Joint Proxy Statement/Prospectus and related materials enclosed herewith are being mailed to the shareholders of Mecklenburg and Triangle on or about August _, 1997.

         The address of Triangle's principal executive office is 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone number (919) 881-0455). The address of Mecklenburg's principal executive office is 2000 Randolph Road, Charlotte, North Carolina 28207 (telephone number (704) 375-2265).



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR HAS THE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




The date of this Joint Proxy Statement/Prospectus is August ___, 1997.

         No person is authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by Triangle or Mecklenburg. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus in any jurisdiction in which such offer is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this Joint Proxy Statement/Prospectus regarding Triangle has been furnished by Triangle and the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus regarding Mecklenburg has been furnished by Mecklenburg. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities being offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Triangle or Mecklenburg since the date of this Joint Proxy Statement/Prospectus or the information contained herein or in the documents incorporated herein by reference is correct as of anytime subsequent to the date hereof.

         THE SHARES OF TRIANGLE STOCK BEING OFFERED TO MECKLENBURG'S SHAREHOLDERS ARE NOT DEPOSITS OF ANY BANK OR OTHER FINANCIAL INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         THE SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL INVESTED.
                             ----------------------

                                TABLE OF CONTENTS
                                                                           Page


Available Information................................................
Incorporation of Certain Documents by Reference......................
Summary..............................................................
Selected Consolidated Financial Data.................................
Comparative Per Share Data...........................................
Special Meeting of Mecklenburg Shareholders..........................
         Record Date and Voting Rights...............................
         Voting and Revocation of Proxies............................
         Solicitation of Proxies.....................................
         Recommendation .............................................
Special Meeting of Triangle Shareholders.............................
            Record Date and Voting Rights............................
            Voting and Revocation of Proxies.........................
            Solicitation of Proxies..................................
            Recommendation...........................................
The Merger...........................................................
         Parties to the Merger.......................................
         Structure of the Merger.....................................

         Terms of the Merger.........................................
                  Exchange Rate......................................
                  Treatment of Fractional Shares.....................
                  Closing and Effective Time.........................
                  Conduct of Business Pending the Merger.............
                  Conditions to Consummation of the Merger...........
                  Required Regulatory Approvals......................
                  Amendment and Waivers..............................
                  Termination of the Agreement.......................
         Background of and Reasons for the Merger....................
                  Background.........................................
                  Reasons for the Merger.............................
         Recommendation of the Mecklenburg Board of Directors........
         Recommendation of Triangle Board of Directors...............
         Opinion of Mecklenburg Financial Advisor....................
                     Comparable Transactions.........................
                     History of Stock Trading........................
                     Comparison of Mecklenburg and Triangle to the
                       Industry......................................
                     Comparison of Investment and Other
                      Characteristics of
                      Mecklenburg and Triangle................
                     Pro Forma Transaction Analysis..................
                     Relative Contribution ..........................
                     Control Premiums................................
         Opinion of Triangle Financial Advisor.......................
                     Comparable Transaction Analysis.................
                     Impact Analysis.................................
                     Discounted Dividends Analysis...................
         Certain Federal Income Tax Consequences.....................
         Accounting Treatment........................................
         Interest of Certain Persons in the Merger...................
         Expenses and Fees...........................................
         Distribution of Triangle Certificates.......................
         Resale of Triangle Stock....................................
         Appraisal Rights of Dissenting Shareholders.................
Pro Forma Combined Condensed Financial Information...................
Capitalization.......................................................
Information about Triangle...........................................
         General.....................................................
         Triangle Stock..............................................
         Security Ownership of Management............................
         Legal Proceedings...........................................
         Pending Branch Acquisition..................................
         Trust Preferred Securities Offering.........................
Information about Mecklenburg........................................
         General.....................................................
         Mecklenburg Stock...........................................
         Security Ownership of Management and Principal
           Shareholders..............................................
Comparison of Mecklenburg Stock and Triangle Stock...................
         Capital Structure...........................................
         Governing Law ..............................................
         Voting......................................................
         Preemptive Rights ..........................................
         State Law Anti-Takeover Provisions..........................
         Business Combinations and Changes in Control................
         Amendment of Articles of Incorporation......................
         Amendment of Bylaws ........................................
         Share Purchase and Option Plans for Affiliates..............
         Redemption of Stock.........................................

         Transferability by Certain Persons..........................
         Assessments; Impairment of Capital..........................
         Number, Election and Removal of Directors...................
         Indemnification and Elimination of Director Liability.......
         Dividend Policy.............................................
Certain Regulatory Matters...........................................
         General.....................................................
         Bank Holding Company Regulation.............................
         Bank Regulation.............................................
         Dividends...................................................
         Capital Requirements........................................
         Legislation and Governmental Policies.......................
         Monetary Policy and Economic Controls.......................
The Proposed Bylaw Amendment.........................................
Legal and Tax Matters................................................
Experts..............................................................
Other Matters........................................................
Shareholder Proposals................................................
Appendix I - Agreement and Plan of Reorganization and Merger.........I-1
Appendix II - Fairness Opinion of Equity Research Services, Inc......II-1
Appendix III - Fairness Opinion of Wheat,  First Securities, Inc.....III-1
Appendix IV - North Carolina Law Regarding Dissenters' Rights........IV-1

                              AVAILABLE INFORMATION


         Triangle is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning Triangle can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549; and at the Chicago Regional Office, Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and at the New York Regional Office, 13th Floor, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

         Triangle has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Triangle Stock offered hereby. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, which may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

         Mecklenburg also is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Federal Deposit Insurance Corporation ("FDIC"). Such reports, proxy statements and other information filed by Mecklenburg may be obtained from the FDIC at prescribed rates by addressing written requests for such copies to the FDIC, Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429. In addition, such documents may be inspected and copied at the public reference facilities of the FDIC at 1776 F Street, N.W., Room F-643, Washington, D.C. 20006. Lastly, certain of such documents are exhibits to the Registration Statement and may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Triangle with the Commission are incorporated by reference into this Joint Proxy Statement/Prospectus: (i) Triangle's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) Triangle's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; and (iii) Triangle's Current Reports on Form 8-K dated April 1, 1997, May 16, 1997, and May 23, 1997. The following documents previously filed by Mecklenburg with the FDIC (all of which are exhibits to the Registration Statement) are incorporated by reference into this Joint Proxy Statement/Prospectus: (i) Mecklenburg's Annual Report on Form F-2 for the fiscal year ended December 31, 1996; (ii) Mecklenburg's Quarterly Report on Form F-4 for the quarterly period ended March 31, 1997; and (iii) Mecklenburg's Current Report on Form F-3 dated April 1, 1997.

         In addition, all of the documents filed by Triangle pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the dates, the Mecklenburg Special Meeting and the Triangle Special Meeting have been finally adjourned shall be deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE OTHER DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATED TO TRIANGLE OR MECKLENBURG, INCLUDING EXHIBITS WHICH ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THOSE DOCUMENTS, BUT EXCLUDING EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE IN THOSE DOCUMENTS, ARE AVAILABLE TO EACH PERSON INCLUDING ANY BENEFICIAL OWNER TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED WITHOUT CHARGE, FOR TRIANGLE UPON REQUEST FROM THE SECRETARY, TRIANGLE BANCORP, INC., 4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA 27612, TELEPHONE (919) 881-0455, OR FOR MECKLENBURG UPON REQUEST FROM THE PRESIDENT, BANK OF MECKLENBURG, 2000 RANDOLPH ROAD, CHARLOTTE, NORTH CAROLINA 28207, TELEPHONE (704) 375-2265. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE MECKLENBURG SPECIAL MEETING AND THE TRIANGLE SPECIAL MEETING, ANY SUCH REQUESTS SHOULD BE MADE BY SEPTEMBER 8, 1997.


         The documents are available without charge, but persons requesting copies of exhibits to such documents which are specifically incorporated by reference in such documents will be charged the cost of reproduction and mailing.

         MECKLENBURG'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND QUARTERLY REPORT ON FORM F-4 FOR THE THREE MONTHS ENDED MARCH 31, 1997 ACCOMPANY THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION RELATING TO THE MECKLENBURG SPECIAL MEETING, THE TRIANGLE SPECIAL MEETING, THE AGREEMENT AND THE MERGER DESCRIBED HEREIN AND IS NOT INTENDED TO BE A SUMMARY OF ALL MATERIAL INFORMATION RELATING TO TRIANGLE, MECKLENBURG, THE AGREEMENT OR THE MERGER AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE TERMS "TRIANGLE" AND "MECKLENBURG" REFER TO THE RESPECTIVE CORPORATIONS AND, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE SUBSIDIARIES OF TRIANGLE. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES.

SPECIAL MEETING OF MECKLENBURG SHAREHOLDERS


         The Mecklenburg Special Meeting will be held on Tuesday, September 16, 1997, at 2:00 p.m., local time, in the Lobby of Mecklenburg's main office at 2000 Randolph Road, Charlotte, North Carolina. At the Mecklenburg Special Meeting, holders of Mecklenburg Stock will vote upon (i) a proposal to approve the Agreement, and (ii) such other business as may properly come before the Special Meeting.

         The affirmative vote of at least two-thirds of the outstanding shares of Mecklenburg Stock entitled to vote at the Mecklenburg Special Meeting is required for approval of the Agreement.


         On August 11, 1997, the record date of shareholders of Mecklenburg entitled to notice of and to vote at the Mecklenburg Special Meeting (the "Mecklenburg Record Date"), there were _______ shares of Mecklenburg Stock outstanding. As of June 30, 1997, directors and executive officers of Mecklenburg and their affiliates owned and were entitled to vote approximately ____% of the outstanding shares of Mecklenburg Stock. The directors and executive officers of Mecklenburg and their affiliates are expected to vote their shares in favor of the proposal to approve the Agreement. See "SPECIAL MEETING OF MECKLENBURG SHAREHOLDERS."

         VOTING OF PROXIES. The persons named to represent Mecklenburg's shareholders as proxies at the Mecklenburg Special Meeting are H. Perrin Anderson, John T. Roper, and Allan W. Singer. Shares of Mecklenburg Stock represented by each appointment of proxy which is properly executed and returned by a Mecklenburg shareholder, and not revoked, will be voted by the proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the proxies "FOR" approval of the Agreement and the transactions contemplated therein. On such other matters that may properly come before the Mecklenburg Special Meeting, the proxies will be authorized to vote in accordance with their judgment on such matters. See "SPECIAL MEETING OF MECKLENBURG SHAREHOLDERS-Voting and Revocation of Proxies."

         REVOCATION OF APPOINTMENTS OF PROXY. Any Mecklenburg shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Mecklenburg either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Mecklenburg Special Meeting and announcing his or her intention to vote in person. See "SPECIAL MEETING OF MECKLENBURG SHAREHOLDERS-Voting and Revocation of Proxies."

         PROXY SOLICITATION EXPENSES. Except under certain circumstances involving a wrongful breach or termination of the Agreement, Mecklenburg will pay the expenses associated with the Mecklenburg Special Meeting, including the costs of preparing, assembling and mailing this Joint Proxy Statement/Prospectus. See "THE MERGER - Terms of the Merger - Termination of the Agreement." In addition to the use of the mail, appointments of proxy may be solicited personally or by telephone by Mecklenburg's officers, directors and employees, none of whom will be compensated separately for any such solicitation activities. Mecklenburg also has hired Corporate Investor Services, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for use at the Mecklenburg Special Meeting. For its services, Corporate Investor Services, Inc. will be paid a fee of $3,200 plus $3.00 per shareholder contacted, for a total fee of approximately $4,500.

SPECIAL MEETING OF TRIANGLE SHAREHOLDERS


The Triangle Special Meeting will be held on Wednesday, September 17, 1997, at 3:00 p.m., local time, in the Board Room of Triangle's main office at 4300 Glenwood Avenue, Raleigh, North Carolina. At the Triangle Special Meeting, holders of Triangle Stock will vote upon (i) a proposal to approve the Agreement, (ii) a proposal to approve an amendment to Article III, Section 2 of Triangle's Bylaws to increase the maximum number of directors from 26 to 28 (the "Bylaw Amendment"), and (iii) such other business as may properly come before the Special Meeting.

         The affirmative vote of a majority of the outstanding shares of Triangle Stock entitled to vote at the Triangle Special Meeting is required for approval of the Agreement. The affirmative vote of 75% of the eligible votes present, in person or by proxy, at the Triangle Special Meeting is necessary for approval of the Bylaw Amendment.


         On August 11, 1997, the record date of shareholders of Triangle entitled to notice of and to vote at the Triangle Special Meeting (the "Triangle Record Date"), there were _______ shares of Triangle Stock outstanding. As of June 30, 1997, directors and executive officers of Triangle and their affiliates owned and were entitled to vote approximately 9.9% of the outstanding shares of Triangle Stock. The directors and executive officers of Triangle and their affiliates are expected to vote their shares in favor of the proposal to approve the Agreement and to approve the Bylaw Amendment. See "SPECIAL MEETING OF TRIANGLE SHAREHOLDERS."



         VOTING OF PROXIES. The persons named to represent Triangle's shareholders as proxies at the Triangle Special Meeting are William V. Leaming, Jr., Debra L. Lee, and Steven R. Ogburn. Shares of Triangle Stock represented by each appointment of proxy which is properly executed and returned by a Triangle shareholder, and not revoked, will be voted by the proxies in accordance with the directions contained therein. If no directions are given, such shares will be voted by the proxies "FOR" approval of the Agreement and the transactions contemplated therein and "FOR" approval of the Bylaw Amendment. On such other matters that may properly come before the Triangle Special Meeting, the proxies will be authorized to vote in accordance with their judgment on such matters. See "SPECIAL MEETING OF TRIANGLE SHAREHOLDERS-Voting and Revocation of Proxies."

         REVOCATION OF APPOINTMENTS OF PROXY. Any Triangle shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Triangle either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Triangle Special Meeting and announcing his or her intention to vote in person. See "SPECIAL MEETING OF TRIANGLE SHAREHOLDERS-Voting and Revocation of Proxies."

         PROXY SOLICITATION EXPENSES. Except under certain circumstances involving a wrongful breach or termination of the Agreement, Triangle will pay the expenses associated with the Triangle Special Meeting, including the costs of preparing, assembling and mailing this Joint Proxy Statement/Prospectus. See "THE MERGER - Terms of the Merger - Termination of the Agreement." In addition to the use of the mail, appointments of proxy may be solicited personally or by telephone by Triangle's officers, directors and employees, none of whom will be compensated separately for any such solicitation activities.

PARTIES TO THE MERGER

         Triangle, a North Carolina corporation, is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Triangle's business consists primarily of owning all of the outstanding shares of Triangle Bank. Triangle Bank is a North Carolina-chartered commercial bank and is a member bank of the Federal Reserve. Triangle Bank provides full-service commercial and consumer banking services from its 46 branches in 30 cities located throughout eastern North Carolina. As of March 31, 1997, Triangle had consolidated assets of $1.01 billion, consolidated deposits of $879 million, and consolidated shareholders' equity of $88 million. The executive offices of Triangle and Triangle Bank are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone (919) 881-0455). See "THE MERGER-Parties to the Merger-Triangle."


         Mecklenburg is a North Carolina-chartered, commercial bank under the supervision of the North Carolina Commissioner of Banks (the "Commissioner") and the FDIC. Immediately before the Merger Mecklenburg will become a Federal Reserve member bank and thereupon will be under the supervision of the Federal Reserve rather than the FDIC. Mecklenburg provides full-service commercial and consumer banking services through three branches in Charlotte, North Carolina, which is in Mecklenburg County. As of March 31, 1997, Mecklenburg had assets of $274 million, deposits of $196 million, and shareholders' equity of $20 million. The executive offices of Mecklenburg are located at 2000 Randolph Road, Charlotte, North Carolina 28207 (telephone number (704) 375-2265). See "THE MERGER-Parties to the Merger-Mecklenburg."

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND.

         Mecklenburg. Since its opening in 1989, Mecklenburg has operated as a community bank serving Mecklenburg County, North Carolina. Mecklenburg's community-oriented banking philosophy generally has allowed it to compete effectively and profitably with the other banking institutions in its local market. Since Mecklenburg's inception, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks and there has been an increase in public demand for a broader range of services from community banks. Providing such services and products requires significant amounts of advanced technology and highly skilled personnel, and Mecklenburg would have to expend significant amounts of capital to invest in the equipment, software and personnel necessary to remain competitive and independent. These factors, in addition to changing banking regulations and other factors affecting the banking industry, have contributed to a continuing trend toward consolidation among financial institutions.

         In late 1996 and early 1997, Mecklenburg was approached by several financial institutions about the possibility of those institutions acquiring or merging with Mecklenburg. In response to those contacts, and based on continuing discussions about the best long-term strategy for Mecklenburg, the Board of Directors of Mecklenburg (the "Mecklenburg Board") hired Orr Management Company ("Orr Management") in late February 1997 to advise the Mecklenburg Board and its Executive Committee about long-term strategy and to help assess whether Mecklenburg should remain independent or consider combining with another institution. Orr Management contacted various banking institutions, including Triangle, and, after receiving expressions of interest from several of those institutions, Orr Management was authorized to solicit formal bids to acquire or combine with Mecklenburg. Five institutions submitted bids in response to this solicitation and Orr Management recommended to the Executive Committee that Mecklenburg accept the proposal from Triangle to acquire Mecklenburg. The Mecklenburg Board unanimously agreed to accept Triangle's proposal and Mecklenburg and Triangle executed a letter of intent on March 27, 1997. During the following weeks, Mecklenburg and Triangle conducted due diligence investigations of each other's business and operations and negotiated the Agreement. On April 22, 1997, based in part on the verbal fairness opinion issued by its financial advisor, Equity Research Services, Inc. ("Equity Research"), the Mecklenburg Board concluded the proposed acquisition of Mecklenburg by Triangle upon the terms of the Agreement would be in the best interest of Mecklenburg's shareholders, employees, depositors, customers, suppliers, and community and unanimously approved the Agreement.

         For its services to Mecklenburg, Orr Management will receive a fee of $250,000 which will be paid at the Effective Time.

         Triangle. As a result of Triangle's acquisitions during the last four years, Triangle's management determined that a well executed acquisition plan in concert with internal growth would allow Triangle to achieve certain benefits while maintaining loan quality and safe and sound operations. In particular, management believed a well executed acquisition plan could (i) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability; (ii) improve Triangle's ability to compete with the many financial institutions doing business in Triangle's market area; (iii) result in an institution better able to respond to technological changes; (iv) enable the resulting institution to better respond to the needs of its customers and the communities it serves; and (v) allow the shareholders of Triangle (including the former shareholders of acquired institutions) to participate in a financial institution with greater financial resources, a more expansive banking network and a larger market area. After the Merger, Triangle will remain a well-capitalized institution and will be the ninth largest commercial bank in North Carolina, based on assets, with a greater capacity to compete with larger banks in its market areas. Further, Triangle Bank will expand its market area into the thriving Charlotte, North Carolina market. To assist in its deliberations on the Merger, Triangle hired its financial advisor, Wheat, First Securities, Inc. ("Wheat First"), of Richmond, Virginia, to render an opinion that the Exchange Rate is fair from a financial point of view, to Triangle shareholders. Based on these considerations and the fairness opinion of Wheat First, Triangle's Board of Directors unanimously approved the Agreement.


         REASONS FOR THE MERGER.

         Mecklenburg. In reaching its conclusion that the Merger is fair to, and in the best interests of, Mecklenburg's shareholders, the Mecklenburg Board consulted with financial, legal, accounting and other advisors, as well as Mecklenburg's management, and considered a number of factors. The Mecklenburg Board did not assign any relative or specific weight to the factors considered. These factors included, among others: the Mecklenburg Board's review of the business, operations, earnings and financial condition of Mecklenburg and Triangle, the enhanced opportunities for operating efficiencies and expanded customer service and growth that the Merger will make possible, and the respective contributions the parties would bring to a combined institution; a variety of factors affecting and relating to the overall strategic focus of Mecklenburg and Triangle; larger historical trading volume, potential liquidity and dividend history of Triangle Stock; the expectation that the Merger generally will be a tax-free transaction to Mecklenburg and its shareholders (see "THE MERGER--Certain Federal Income Tax Consequences"); and the current and prospective economic and competitive environments facing financial institutions, including Mecklenburg.

         Triangle. The Board of Directors of Triangle constantly analyzes opportunities to expand its business and geographic markets by entry into new banking markets, whether by acquisition or de novo branching. Triangle considers the market served by Mecklenburg to be an attractive area for expansion. While Triangle could enter this market through de novo branching, the Merger provides the opportunity to expand Triangle's business without incurring the initial losses that are normally associated with de novo branching and to gain the advantages of commencing business in this market with Mecklenburg's existing deposit base, established customer relationships and proven management and staff.

         For a more detailed discussion of the background of and reasons for the Merger, see "THE MERGER Background of and Reasons for the Merger."

STRUCTURE AND TERMS OF THE MERGER

         Subject to the terms and conditions of the Agreement, at the effective time of the Merger (the "Effective Time"), Mecklenburg will be merged with and into a subsidiary of Triangle. Mecklenburg will be the surviving corporation resulting from the Merger, operating as a North Carolina commercial bank under Mecklenburg's articles of incorporation and bylaws existing immediately prior to the Merger. Following the Merger, Mecklenburg will be operated as a wholly-owned subsidiary of Triangle. See "THE MERGER-Structure of the Merger."


         At the Effective Time, with the exception of shares surrendered in connection with the exercise of dissenters rights by Mecklenburg shareholders, each issued and outstanding share of Mecklenburg Stock will be converted into the right to receive 1.0 share of Triangle Stock (the "Exchange Rate"). Any options to purchase Mecklenburg Stock remaining unexercised upon consummation of the Merger will be converted into options to purchase 1.0 share of Triangle Stock per share of Mecklenburg Stock, rounded down to the nearest whole share. As of August , 1997, based on the closing sale price of Triangle Stock of $_____ on the Nasdaq National Market, 1.0 share of Triangle Stock would be worth $_____. See "THE MERGER-Appraisal Rights of Dissenting Shareholders." Each Mecklenburg shareholder will receive one share of Triangle Stock equal to the number of shares of Mecklenburg Stock owned by such shareholder multiplied by the Exchange Rate. Any fractional shares resulting from the Merger will not be issued and shareholders of Mecklenburg will instead receive cash in lieu of the issuance of fractional shares. Each share of Mecklenburg Stock automatically will be canceled by virtue of the Merger. See "THE MERGER - Terms of the Merger
- Exchange Rate."


As of the Mecklenburg Record Date there were ______ shares of Mecklenburg Stock outstanding which would be converted into _________ shares of Triangle Stock, assuming no shareholder exercises his or her right to dissent under Chapter 53,
Article 13 of the North Carolina Business Corporation Act ("Article 13"). Also as of the Mecklenburg Record Date there were outstanding unexercised options covering _________ shares of Mecklenburg Stock which would be converted into options covering ______ shares of Triangle Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF MECKLENBURG

         The Mecklenburg Board believes that the Merger is in the best interests of Mecklenburg and its shareholders and has unanimously approved the Agreement. THE MECKLENBURG BOARD UNANIMOUSLY RECOMMENDS THAT MECKLENBURG SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF TRIANGLE

         The Board of Directors of Triangle believes that the Merger is in the best interests of Triangle and its shareholders and has unanimously approved the Agreement. TRIANGLE DIRECTORS UNANIMOUSLY RECOMMEND THAT TRIANGLE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

         Mecklenburg has received a written opinion of Equity Research, an independent financial advisory firm, that, as of the date of the Agreement and on the basis of the matters referred to therein, the Exchange Rate is fair, from a financial point of view, to the holders of Mecklenburg Stock. After its review of a variety of relevant factors, Equity Research rendered to the Mecklenburg Board its fairness opinion dated April 25, 1997, which was reissued on August __, 1997 (the "Mecklenburg Fairness Opinion"). A copy of the Mecklenburg Fairness Opinion is attached to this Joint Proxy Statement/Prospectus as Appendix II and should be read in its entirety for information with respect to the assumptions made and other matters considered by Equity Research in rendering its opinion. For its services, Mecklenburg agreed to pay Equity Research a fee of $18,000. Such fee was paid to Equity Research upon the issuance of the Mecklenburg Fairness Opinion. See "THE MERGER - Opinion of Mecklenburg Financial Advisor."


         Triangle has received a written opinion of Wheat First, a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, that, as of the date of this Joint Proxy Statement/Prospectus and on the basis of the matters referred to therein, the Exchange Rate is fair, from a financial point of view, to the holders of Triangle Stock. After its review of a variety of relevant factors, Wheat First rendered to Triangle's Executive Committee its oral opinion on April 23, 1997, and its written opinion to the Triangle Board of Directors dated as of the date of this Joint Proxy Statement/Prospectus (the "Triangle Fairness Opinion"). A copy of the Triangle Fairness Opinion is attached to this Joint Proxy Statement/Prospectus as Appendix III and should be read in its entirety for information with respect to the assumptions made and other matters considered by Wheat First in rendering its opinion. For its services, Triangle agreed to pay Wheat First a fee of $150,000 plus out-of-pocket expenses, of which $50,000 was paid upon execution of the Agreement and the remainder of which fee will be paid at the Effective Time. See "THE MERGER - Opinion of Triangle Financial Advisor."

CONDITIONS TO CONSUMMATION OF THE MERGER

         In addition to required regulatory and shareholder approvals, consummation of the Merger is conditioned upon the fulfillment of certain other conditions described in the Agreement, unless waived by the party entitled to the benefits of such provision, including without limitation, (i) receipt of an opinion to the effect that, among other things, for federal income tax purposes the Merger will constitute a tax-free "reorganization" as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) receipt of the Mecklenburg Fairness Opinion and the Triangle Fairness Opinion, (iii) receipt by Triangle of assurances in form and content satisfactory to Triangle from Coopers & Lybrand L.L.P. to the effect that the Merger may be treated as a pooling-of-interests for accounting purposes, and
(iv) certain other conditions customary in a transaction of this nature. See "THE MERGER - Conditions to Consummation of the Merger."

REQUIRED REGULATORY APPROVALS

         The Merger is subject to the approval of the Federal Reserve and the Commissioner. Applications for such approvals have been filed. Triangle and Mecklenburg have no reason to believe that the Merger will not be approved by the Federal Reserve and the Commissioner. The Merger may not be consummated until the thirtieth (or possibly the fifteenth day if the Federal Reserve so approves) following the date of Federal Reserve approval during which time the

United States Department of Justice (the "DOJ") may challenge the Merger on antitrust grounds. There can be no assurance that the DOJ will not challenge the Merger. See "THE MERGER - Terms of the Merger."

CONDUCT OF BUSINESS PENDING MERGER

         The Agreement provides that, prior to the Effective Time, Mecklenburg will conduct its business in the regular and usual course consistent with past practices, and maintain and preserve intact its business organization, officers and employees and business relationships. Further, except as permitted by the Agreement, Mecklenburg will refrain from taking certain actions relating to the operation of its business without the prior approval of Triangle. See "THE MERGER-Terms of the Merger-Conduct of Business Pending the Merger."

AMENDMENT, WAIVERS, AND TERMINATION


         The Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Time, (i) by the mutual agreement of the Boards of Directors of Triangle and Mecklenburg or (ii) by either Triangle or Mecklenburg:
(A) if the Effective Time shall not have occurred on or before January 31, 1998;
(B) if any appropriate regulatory authority has denied approval of the Merger;
(C) in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Agreement, which breach is not cured within 30 days after written notice thereof is given by the non-breaching party; or (D) Mecklenburg's or Triangle's shareholders do not approve the Merger. See "THE MERGER - Terms of the Merger Termination of the Agreement." In addition, the Agreement may be terminated and the Merger abandoned by Triangle: (A) if, after testing, Mecklenburg faces environmental liabilities in excess of $100,000 (such testing has been completed and potential environmental liabilities do not exceed $100,000); (B) Mecklenburg fails to take action necessary to elect Michael S. Patterson, President and Chief Executive Officer of Triangle, and Debra L. Lee, Executive Vice President and Chief Financial Officer of Triangle, to the Mecklenburg Board effective immediately after the Effective Time; (C) upon valuation of Mecklenburg's securities and derivatives portfolio five days prior to the Effective Time if the sale of such portfolio on such date would result in a loss on Mecklenburg's income statement in excess of $250,000; or (D) if the average closing sales price of Triangle Stock for the 30 calendar days preceding a date three business days before the Effective Time is greater than $23.75. Further, the Agreement may be terminated and the Merger abandoned by Mecklenburg if the average closing sales price of Triangle Stock for the 30 calendar days preceding a date three business days before the Effective Time is less than $14.25. For the 30 calendar days prior to August , 1997, the average closing sales price of Triangle Stock was $_______. See "THE MERGER - Terms of the Merger - Termination of the Agreement." Such termination and abandonment would not require the approval of the shareholders of any party to the Agreement. To the extent permitted by law, the Agreement may be amended upon the written agreement of Triangle and Mecklenburg without the approval of shareholders; provided, however, that the provisions of the Agreement relating to the manner or basis in which the shares of Mecklenburg Stock will be converted into Triangle Stock may not be amended after the Mecklenburg Special Meeting or the Triangle Special Meeting without the requisite approval of the holders of the issued and outstanding shares of Mecklenburg Stock and Triangle Stock entitled to vote thereon. See "THE MERGER - Terms of Merger - Amendment and Waiver"


INTEREST OF CERTAIN PERSONS IN THE MERGER

         In the Merger, Cy N. Bahakel, Chairman of the Board of Directors of Mecklenburg, will be nominated or appointed to the Board of Directors of Triangle for a term of two years. For such service, Mr. Bahakel will be paid in accordance with Triangle's normal practices. The remaining members of the Mecklenburg Board, other than those who choose not to serve, will remain directors of Mecklenburg and each such director will be paid in accordance with Mecklenburg's normal practices.

         Pursuant to an employment agreement dated January 28, 1997 between Mecklenburg and John H. Ketner, Jr., President of Mecklenburg, upon the consummation of the Merger, Mr. Ketner will have the right to terminate his employment agreement and receive a severance payment in an amount equal to Mr. Ketner's base salary for the full two years preceding the Merger (an aggregate amount of $242,000). In addition, Mr. Ketner shall be entitled to continued hospitalization, health, dental and medical insurance benefits for two years after such termination.

         To assist Triangle on a post-Merger basis, Triangle anticipates entering into an agreement with John H. Ketner Jr., President of Mecklenburg as of the Effective Time. The agreement would provide that Mr. Ketner is to remain as President of Mecklenburg until March 31, 1998 or, should a new president of Mecklenburg be hired prior to March 31, 1998, to consult with Mecklenburg until March 31, 1998 to assist in post-Merger matters. If Mr. Ketner remains in either position until March 31, 1998, he will be paid $25,000 on that date.


        At the Effective Time, Triangle anticipates entering into an employment agreement with Frank W. Ix, Senior Vice President and Chief Lending Officer of Mecklenburg. The agreement will be for a period of one year from the Effective Time and will provide Mr. Ix with a base annual salary of $92,000.

        On __________, 1997, Triangle and Gregory L. Gibson, Senior Vice President of Mecklenburg, entered into an agreement whereby Mr. Gibson has agreed to remain in the employment of Mecklenburg for 30 days after the Effective Time to assist in post-Merger matters. Provided Mr. Gibson remains in the employ of Mecklenburg until 30 days after the Effective Time, Triangle will cause Mr. Gibson to be paid an amount equal to six times his base monthly salary (approximately $____________), payable at the Effective Time, and $60,000 on January 2, 1998. Both payments are contingent on the satisfaction by Mecklenburg of Section 7.03(k) of the Agreement (which requires that, upon an evaluation of Mecklenburg's securities and derivatives portfolio five days prior to the Effective Time, the sale of such portfolio on such date would not result in a loss on Mecklenburg's income statement in excess of $250,000) and the satisfaction by Mr. Gibson's department at the Effective Time of the performance goals established for it under Mecklenburg's incentive compensation plan for 1997.


         Subject to availability of positions, Triangle will make a good faith effort to cause Mecklenburg to continue employment of employees of Mecklenburg in their current positions with Mecklenburg. Employees of Mecklenburg who are not offered positions with Mecklenburg after the Merger shall receive severance compensation mutually agreed upon by Mecklenburg and Triangle.

         The Agreement contains provisions relating to indemnification of the present and former directors and officers of Mecklenburg to the same extent currently provided by Mecklenburg to its directors and officers should Mecklenburg be merged into any subsidiary of Triangle. Additionally, options to purchase shares of Mecklenburg Stock held by directors and officers of Mecklenburg will be converted into options to purchase shares of Triangle Stock by multiplying the number of shares of Mecklenburg Stock subject to such options by the Exchange Rate. The per share exercise price under each option shall be adjusted by dividing the per share exercise price of the option by the Exchange Rate.

         For a more detailed discussion of these items, See "THE MERGER - Interest of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         As a condition of the consummation of the Merger, Triangle has received the opinion (the "Tax Opinion") of Coopers & Lybrand L.L.P., tax advisors to Triangle, concerning the tax consequences of the Merger. It is expected that shareholders of Mecklenburg will recognize no gain or loss as a result of the Merger, except with respect to cash received pursuant to the perfection of dissenters' rights or with respect to the payment of cash in lieu of the actual issuance of fractional shares of Triangle Stock. The tax basis of the Triangle Stock received by Mecklenburg shareholders will generally equal the tax basis of the Mecklenburg Stock surrendered, and the holding period of the Triangle Stock received will generally include the holding period of the Mecklenburg Stock surrendered. See "THE MERGER - Certain Federal Income Tax Consequences."

IT IS RECOMMENDED THAT EACH MECKLENBURG SHAREHOLDER CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER.

ACCOUNTING TREATMENT

         The Agreement requires that the Merger qualify to be treated as a pooling-of-interests for accounting and financial reporting purposes. Generally, if the number of fractional shares of Triangle Stock resulting from the Merger for which cash is paid in effecting the Merger, and shares held by Mecklenburg shareholders who exercise their dissenters' rights together would represent more than the 10% of the shares issued by Triangle in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. In such event, or if for any other reason the Merger could not be accounted for as a pooling-of-interests, Triangle or Mecklenburg would be entitled to terminate the Agreement and abandon the Merger. See "THE MERGER - Accounting Treatment."

EFFECTS OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         Following the Merger, the Articles of Incorporation and Bylaws of Triangle, Triangle Bank and Mecklenburg will remain in full force and effect without change. However, shareholders of Mecklenburg will be shareholders of Triangle after the Merger. The provisions of the Articles of Incorporation and Bylaws of Triangle differ in certain respects from the provisions of the Articles of Incorporation and Bylaws of Mecklenburg. For a comparison of the rights of shareholders under the Articles of Incorporation and Bylaws of Triangle and the Articles of Incorporation and Bylaws of Mecklenburg, see "COMPARISON OF MECKLENBURG STOCK AND TRIANGLE STOCK." The Merger will not affect the rights of shareholders of Triangle.

RESALES OF TRIANGLE STOCK RECEIVED IN MERGER

         The shares of Triangle Stock into which Mecklenburg Stock will be converted in the Merger will be freely transferable by the holders thereof except in the case of shares held by persons who may be deemed to be "affiliates" of Triangle or Mecklenburg under applicable federal securities laws. Generally, Mecklenburg's affiliates include its directors, executive officers, principal shareholders and other persons who may be deemed to "control" Mecklenburg. (See "THE MERGER-Resale of Triangle Stock").

CERTAIN PROVISIONS THAT MAY BE DEEMED TO HAVE AN ANTI-TAKEOVER EFFECT

         The Articles of Incorporation and Bylaws of Triangle contain several provisions that may be deemed to have an "anti-takeover" effect in that they would discourage or prevent an acquisition of Triangle unless the potential acquirer has obtained the approval of Triangle's Board of Directors. Triangle's Board of Directors believes that an unsolicited, nonnegotiated takeover proposal could seriously disrupt the business and management of Triangle and cause Triangle great expense. Although the Board of Directors of Triangle believes these provisions are beneficial to Triangle shareholders, such provisions may tend to discourage some acquisition proposals by potential acquirers. See "COMPARISON OF MECKLENBURG STOCK AND TRIANGLE STOCK." The Merger will not effect the rights of shareholders of Triangle.

DISTRIBUTION OF TRIANGLE CERTIFICATES

         As soon as practicable after the consummation of the Merger, First-Citizens Bank & Trust Company, Raleigh, North Carolina, Triangle's transfer agent (the "Exchange Agent"), will mail to each holder of record of Mecklenburg Stock (other than dissenting shareholders) a letter of transmittal and instructions for its use in effecting the surrender of the certificates in exchange for certificates representing shares of Triangle Stock.
See "THE MERGER - Distribution of Triangle Certificates."

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Subject to certain conditions, each Mecklenburg shareholder has the right under Article 13 of the North Carolina Business Corporation Act ("NCBCA") to "dissent" from the Merger and receive the "fair value" of the shareholder's shares of Mecklenburg Stock in cash ("Dissenters' Rights"). Any Mecklenburg shareholder may give to Mecklenburg before the vote is taken on the Merger written notice of his or her intent to demand payment for his or her shares if the Merger is effected. A vote against the Merger will not be deemed to satisfy the notice requirement. Such shareholder must not vote his or her shares in favor of the Merger. ANY HOLDER OF MECKLENBURG STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS OF APPRAISAL. No later than ten days after the Merger is effected, Mecklenburg must send to each shareholder exercising Dissenters' Rights by registered or certified mail a written dissenters' notice stating when the payment demand must be sent and where certificates for shares must be deposited and setting a date by which Mecklenburg must receive the payment demand which shall not be fewer than 30 nor more than 60 days after the date such notice is mailed. The shareholder sent such notice must demand payment and deposit certificates in accordance with the terms of the notice. A Mecklenburg shareholder who (i) submits, before the vote is taken on the Merger, written notice of intent to demand payment for the shareholder's shares, (ii) does not vote in favor of the Agreement, (iii) demands payment and deposits the shareholder's share certificates by the date set forth in and in accordance with the terms and conditions of a "dissenter's notice" sent to such shareholder, and
(iv) otherwise satisfies the requirements specified in Appendix IV to this Joint Proxy Statement/Prospectus, will be offered the amount Mecklenburg estimates to be the fair value of the shareholder's shares of Mecklenburg Stock, plus accrued interest to the date of payment, and will be paid such amount in cash provided the shareholder agrees in writing to accept such amount in full satisfaction of the shareholder's demand. In order to exercise Dissenters' Rights, a Mecklenburg shareholder must follow carefully all steps prescribed in Appendix IV. See "THE MERGER - Appraisal Rights of Dissenting Shareholders" and Appendix IV.

         As no entity is merging into Triangle, Triangle's shareholders do not have Dissenters' Rights in the Merger.

MARKET FOR TRIANGLE STOCK AND MECKLENBURG STOCK

         Transactions in Triangle Stock are quoted on the Nasdaq National Market. As of the Triangle Record Date, there were _________ shares of Triangle Stock outstanding and held by approximately _____ holders of record.


         Mecklenburg Stock is not traded on any exchange. Mecklenburg Stock prices are reported over-the-counter in the "pink sheets" by the National Daily Quotation System and such prices generally can be found in the Charlotte Observer on a daily basis. As of the Mecklenburg Record Date, there were _______ shares of Mecklenburg Stock outstanding and held by approximately _____ holders of record.

         The following table sets forth quarterly information on the price range of Triangle Stock and Mecklenburg Stock for the periods indicated and shows the high and low sale prices as quoted by the Nasdaq National Market and the high and low sales prices as known to management of Mecklenburg, respectively. The sale prices shown are without retail markups, markdowns or commissions.


                          TRIANGLE STOCK                  MECKLENBURG STOCK(1)
                                 HIGH         LOW         HIGH            LOW

1997
1st Quarter ................    $20.50       $16.00      $17.00          $13.00
2nd Quarter ................    $22.50       $18.50      $18.50          $17.00

1996
1st Quarter ................    $16.00       $13.88      $11.50          $11.00
2nd Quarter ................    $15.00       $13.50      $11.75          $11.50
3rd Quarter ................    $15.25       $13.50      $13.00          $11.50
4th Quarter ................    $16.38       $14.50      $13.00          $13.00

1995
1st Quarter ................    $10.75       $9.125      $11.75          $9.50
2nd Quarter ................    $10.75       $9.00       $9.625          $9.50
3rd Quarter ................    $14.75       $10.00      $10.00          $9.50
4th Quarter ................    $15.25       $11.75      $10.75          $10.00

---------------------------------------------------------------------------

 (1) Mecklenburg Stock prices are reported over-the-counter in the "pink sheets" by the National Daily Quotation System published by the National Quotation Bureau, Inc. Quotations do not necessarily represent actual transactions in Mecklenburg Stock and should not be taken to indicate the existence of any established trading market.


         On March 26, 1997, the last full business day preceding the public announcement of the Merger, the last sale price for a share of Triangle Stock was $18.75. The last sale price of Mecklenburg Stock prior to the announcement of the Merger and known to management was $14.00 for 2,000 shares on March 10, 1997. On August , 1997, the latest practical date for which such prices were available, the last sale price of a share of Triangle Stock was $_____ and the last sale price of Mecklenburg Stock since the announcement of the Merger and known to management of Mecklenburg was $_____ for ____ shares on _______, 1997.

DIVIDENDS

         Triangle paid its first cash dividend on Triangle Stock on September 30, 1994 in the form of a quarterly dividend of $0.04 per share. Prior to the formation of Triangle, Triangle Bank had not declared or paid any dividends since its organization in 1988. Under North Carolina law, Triangle Bank was not permitted to pay dividends until three years after it was organized. Therefore, Triangle Bank was first able to pay dividends under North Carolina law on January 5, 1991.

         The holders of Triangle Stock are entitled to receive dividends when and if declared by Triangle's Board of Directors out of funds legally available therefor. There can be no assurance that after the Merger any dividends will be declared or paid or, if declared and paid, continued in the future. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Triangle Board of Directors' consideration of other relevant factors. Subject to the foregoing, it is currently Triangle's intent to continue to pay quarterly cash dividends. The principal sources of funds for the payment of dividends by Triangle are dividends from Triangle Bank. See "CERTAIN REGULATORY MATTERS - Dividends" for information regarding certain restrictions on the payment of dividends by Triangle Bank to Triangle.

         The holders of Mecklenburg Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Mecklenburg paid its first cash dividend on Mecklenburg Stock on May 10, 1994 in the form of a quarterly dividend of $0.03 per share. Under North Carolina law, Mecklenburg was not permitted to pay dividends until three years after it was organized. Therefore, Mecklenburg was first able to pay dividends, under North Carolina law on July 12, 1992. Pursuant to the terms of the Agreement, Mecklenburg may continue to pay, but may not increase, its quarterly cash dividend at the rate of $0.03 per share. Like Triangle, the payment of cash dividends by Mecklenburg is limited by certain regulatory restrictions, and is dependent upon its business conditions, operating results, capital and reserve requirements, and its Board of Directors' consideration of other relevant factors. See "INFORMATION ABOUT MECKLENBURG - Mecklenburg Stock." There can be no assurance that, in the absence of the consummation of the Merger, dividends would be paid by Mecklenburg in the future.

         At March 31, 1997, under dividend restrictions imposed by federal and state laws, and without obtaining regulatory approvals, Triangle Bank could declare approximately $22 million in cash dividends and Mecklenburg could declare approximately $4 million in cash dividends. Sources of cash available to Triangle for the payment of cash dividends are cash on hand at Triangle, cash made available to Triangle from Triangle Bank in the form of dividends to Triangle, and borrowed funds. Except for the receipt of cash in exchange for shares of Triangle Stock in connection with the exercise of outstanding options and warrants, Triangle does not generate cash other than the dividends received from Triangle Bank and earnings on investments. After giving effect to the Merger, at March 31, 1997, Triangle Bank and Mecklenburg could declare approximately $26 million in cash dividends on a combined basis, which amount in turn would be available to Triangle.

         The following table sets forth the cash dividends paid per share for the indicated periods.


                  TRIANGLE(1)                   MECKLENBURG
                  --------                      -----------

1997

1st Quarter          $.10                          $.03
2nd Quarter          $.11                          $.03

1996

1st Quarter          $.07                          $.03
2nd Quarter          $.08                          $.03
3rd Quarter          $.08                          $.03
4th Quarter          $.10                          $.03

1995

1st Quarter          $.04                          $.03
2nd Quarter          $.04                          $.03
3rd Quarter          $.06                          $.03
4th Quarter          $.06                          $.03


 (1) The dividends shown are dividends historically paid by Triangle on shares of Triangle Stock outstanding on the date declared without restating such dividends to reflect acquisitions of other entities by Triangle which were accounted for as pooling-of-interests.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables set forth selected historical consolidated financial information for Triangle and Mecklenburg. This information has been derived from the audited and unaudited consolidated financial statements of Triangle and Mecklenburg, including the related notes thereto, incorporated herein by reference and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For a discussion of recent and pending transactions, see "PRO FORMA COMBINED CONDENSED INFORMATION" and "INFORMATION ABOUT TRIANGLE - Pending Branch Acquisition" and
"INFORMATION ABOUT TRIANGLE - Trust Preferred Securities Offering."




                             TRIANGLE BANCORP, INC.

                      CONSOLIDATED SELECTED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)




                                               THREE MONTHS ENDED
                                                     MARCH 31,                               YEAR ENDED DECEMBER 31,
                                                -------------------         ------------------------------------------------------
                                                1997           1996          1996         1995          1994     1993(1)      1992
                                                ----           ----          ----         ----          ----     ----         ----
AT PERIOD END
  Loans Outstanding - Net                  $ 671,749       $587,369      $639,718     $559,707      $467,842    $395,398  $274,895
  Investment Securities Available for        163,684        144,192       146,086      127,904       102,427          --        --
  Sale
  Investment Securities Held to               90,396         80,128        97,112       76,285        75,899     173,198   127,951
  Maturity
  Total Assets                             1,009,600        897,386       971,105      853,926       742,438     681,131   470,615
  Total Deposits                             879,494        763,082       847,764      714,590       636,276     583,571   407,890
  Advances from FHLB                          20,000         14,500        10,000       19,500        10,500       5,500        --
  Shareholders' Equity                       $88,156        $80,590       $86,896      $79,407       $68,306     $65,304   $50,487
SUMMARY OF OPERATIONS
  Net Interest Income                        $10,600         $9,442       $40,256      $35,101       $30,601     $21,213   $18,990
  Provision for Loan Losses                      500            312         2,100          428         1,250       2,147     1,905
  Noninterest Income                           1,988          2,048         8,494        8,066         5,758       6,278     4,558
  Noninterest Expenses                         7,261          7,145        29,169       30,719(2)     28,719      20,492    18,035

  Net Income                                  $3,042         $2,547       $11,301       $7,858        $4,182      $3,855    $3,122
PER SHARE DATA
  Primary Earnings per Share                   $0.28          $0.24         $1.05        $0.74         $0.41       $0.47     $0.38
  Fully Diluted Earnings per Share             $0.28          $0.24         $1.04        $0.73         $0.41       $0.47     $0.38
  Book Value                                   $8.40          $7.72         $8.30        $7.62         $6.70       $6.62     $6.27
  Cash Dividends                               $0.10          $0.07         $0.31        $0.17         $0.07       $0.02     $0.01
SELECTED RATIOS
  Net Income to Average Assets                 1.25%          1.18%         1.22%        1.00%         0.60%       0.78%     0.69%
  Net Income to Average Equity                14.01%         12.69%        13.63%       10.63%         6.21%       7.25%     6.33%
  Shareholders' Equity/Assets                  8.73%          8.98%         8.95%        9.30%         9.20%       9.59%    10.73%



(1) December 1993, Triangle Bank merged with New East Bancorp ("New East") and New East's five bank subsidiaries. This acquisition was accounted for as a purchase and added approximately $131 million in assets to Triangle.

(2) Increased primarily due to merger expenses.

                                                BANK OF MECKLENBURG

                                        CONSOLIDATED SELECTED FINANCIAL DATA
                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                     THREE MONTHS ENDED
                                          MARCH 31,                           YEAR ENDED DECEMBER 31,
                                     -----------------       -------------------------------------------------------
                                     1997         1996       1996        1995         1994         1993         1992
                                     ----         ----       ----        ----         ----         ----         ----
AT PERIOD END                           (Unaudited)
   Loan Outstanding-Net ..........   $123,019   $ 88,963   $112,681   $ 79,850      $58,262      $54,340     $47,269
   Securities Available for Sale .     80,325    118,632    140,424     88,619       54,318           --          --
   Securities Held to Maturity ...      1,000     14,715      1,000     13,167       10,528       40,173      32,244
   Trading Assets ................     54,447         --         --         --           --           --          --
   Total Assets ..................    273,512    243,587    270,289    200,231      135,545      110,769      89,885
   Total Deposits ................    196,160    165,147    177,988    130,288      101,112       90,731      71,036
   Advances from the Federal
       Home Loan Bank ............     46,500     40,000     48,000     40,000       10,000           --         --
   Other Borrowed Funds...........      8,183     18,618     23,018     10,292        8,741        4,104       3,710
   Shareholder's Equity ..........   $ 19,572   $ 17,504   $ 18,840   $ 17,463     $ 14,581     $ 15,056    $ 14,376
SUMMARY OF OPERATIONS
   Net Interest Income ...........   $  1,413   $  1,245   $  5,381   $  4,355     $  3,810     $  3,194    $  2,590
   Provision for Loan Losses .....         44         95        230         95           49          125         215
   Non-interest Income ...........        430        414      1,408(1)     379           98          160          91
   Non-interest Expense ..........        888        867      3,552      2,883        2,404        2,261       2,076
   Net Income ....................   $    534    $   467   $  1,919   $  1,256     $  1,002     $    680    $    344
PER SHARE DATA
   Net Income ....................   $    .25    $   .22   $    .91   $    .59     $    .48     $    .33    $    .17
   Book Value   (2) (3)...........       9.24       8.26       8.94       8.15         7.68         7.30        6.97
   Cash Dividends ................   $    .03   $    .03   $    .12   $    .12     $    .10     $     --    $     --
SELECTED RATIOS
   Net Income to Average
         Assets ..................        .84%       .90%       .77%       .79%         .83%         .72%       .44%
   Net Income to Average
        Equity  (3)...............      11.30%     10.96%     10.73%      7.57%        6.45%        4.63%      2.43%
   Shareholder's Equity/
       Assets   (3)...............       7.21%      7.19%      7.01%      8.62%       11.98%       13.59%     15.99%

 (1)   Includes $1.2 million in gain on sales of securities.
 (2) Adjusted for five-four stock split to shareholders of record on May 16, 1995 and on May 11, 1993.
 (3)   Excludes net unrealized gains or losses on available-for-sale securities.

                           COMPARATIVE PER SHARE DATA

The following unaudited consolidated financial information reflects certain comparative per share data relating to (i) net income and book value per common share for Triangle and Mecklenburg on a historical basis; (ii) net income and book value per common share on a pro forma basis for Triangle after giving effect to the Merger; and (iii) net income and book value per common share on a pro forma equivalent basis for Mecklenburg assuming that the Merger had been effected for the periods presented and had been accounted for as a pooling-of-interests. The data presented should be read in conjunction with and has been derived from historical consolidated financial statements of Triangle and Mecklenburg and the related notes thereto incorporated herein by reference and in conjunction with the unaudited pro forma combined condensed financial information, including the related notes thereto, included elsewhere in this Prospectus/Proxy Statement. The pro forma comparative per share information presented is not necessarily indicative of what the actual financial results would have been had such transaction been completed at each of the periods presented and is not indicative of future financial position or future results. See "PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."
                                              THREE MONTHS        YEAR ENDED
                                             ENDED MARCH 31       DECEMBER 31
                                             --------------   ------------------

                                             1997    1996     1996   1995   1994
                                             ----    ----     ----   ----   ----
Per Common Share:

Primary Earnings Per Share:
Triangle - historical: ....................$ .28    $ .24    $1.05  $ .74  $ .41
Mecklenburg - historical ..................  .25      .22      .91    .59    .48
Triangle/Mecklenburg pro forma combined: ..  .28      .23     1.03     72    .42
Mecklenburg pro forma equivalent: .........  .28      .23     1.03    .72    .42

Fully Diluted Earnings Per Share:
Triangle - historical:  ...................  .28      .24     1.04    .73    .41
Mecklenburg - historical:    ..............  .25      .22      .91    .59    .48
Triangle/Mecklenburg pro forma combined: ..  .28      .23     1.02    .71    .42
Mecklenburg pro forma equivalent:  ........  .28      .23     1.02    .71    .42

Cash Dividends:
Triangle - historical:  ...................  .10     .07       .31    .17    .07
Mecklenburg - historical:    ..............  .03     .03       .12    .12    .10
Triangle/Mecklenburg pro forma combined: ... .09     .06       .28    .16    .07
Mecklenburg pro forma equivalent:  ........  .09     .06       .28    .16    .07

Book Value:                                 At 3/31/97        At 12/31/96
Triangle - historical:  ...................   $ 8.40             $ 8.30
Mecklenburg - historical:    ..............     9.24               8.94
Triangle/Mecklenburg pro forma combined: ..     8.54               8.41
Mecklenburg pro forma equivalent:  ........     8.54               8.41

Market Value per Share (1)(2):
                                                               At March 26, 1997

 Triangle Stock ..................................................   $  18.75


 Mecklenburg Stock................................................   $  14.00


Equivalent pro forma Mecklenburg Stock (giving effect to
    Merger only)..................................................   $  18.75

----------------------


          (1) The closing price for Triangle Stock is the closing sale price on the Nasdaq National Market on the indicated date. The price for Mecklenburg Stock is the last sale price known to management on the indicated date.

          (2) Equivalent pro forma amount is calculated by multiplying the Triangle Stock market value by the Exchange Rate. The equivalent pro forma market value per share is dependent on the price of Triangle Stock on any given date and the amount shown is not indicative of what the value of Triangle Stock will be after the Merger.

                   SPECIAL MEETING OF MECKLENBURG SHAREHOLDERS

         This Joint Proxy Statement/Prospectus is being furnished to shareholders of record of Mecklenburg Stock as of the close of business on August 11, 1997, in connection with the solicitation of proxies by the Mecklenburg Board for use at the Mecklenburg Special Meeting to be held on Tuesday, September 16, 1997, at 2:00 p.m., local time, in the Lobby of Mecklenburg's main office at 2000 Randolph Road, Charlotte, North Carolina and at any adjournments thereof to consider and take action upon (i) a proposal to approve the Agreement and (ii) such other business as may properly come before the Mecklenburg Special Meeting. Each copy of this Joint Proxy Statement/Prospectus being furnished to the holders of record of Mecklenburg Stock is accompanied by a form of proxy for use at the Mecklenburg Special Meeting.


HOLDERS OF MECKLENBURG STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECORD DATE AND VOTING RIGHTS

         The Mecklenburg Board has fixed the close of business on August 11, 1997 (the "Mecklenburg Record Date") as the record date for the determination of shareholders of Mecklenburg entitled to receive notice of and to vote at the Mecklenburg Special Meeting. As of the Mecklenburg Record Date, there were _______ shares of Mecklenburg Stock issued and outstanding held by approximately
_____ holders of record. Each share of Mecklenburg Stock issued and outstanding as of the Mecklenburg Record Date is entitled to one vote on each of the matters to be decided at the Mecklenburg Special Meeting. The affirmative vote of at least two-thirds of the total shares of Mecklenburg Stock issued and outstanding is necessary for approval of the Agreement. Because the affirmative vote of at least two-thirds of the total shares issued and outstanding is required, abstentions, broker non-votes and shares otherwise not voted in the affirmative will have the same effect as votes against the Agreement.


         As of June 30, 1997, the directors and executive officers of Mecklenburg and their affiliates owned and were entitled to vote approximately ____% of the Mecklenburg Stock. The directors and executive officers are expected to vote their shares in favor of the proposal to approve the Agreement. Information as to the stock holdings of such persons is included in the section of this Joint Proxy Statement/Prospectus entitled "INFORMATION ABOUT MECKLENBURG
- Security Ownership of Management and Principal Shareholders."

VOTING AND REVOCATION OF PROXIES

         The shares of Mecklenburg Stock represented by properly executed proxies received in time for the Mecklenburg Special Meeting will be voted as directed by the shareholders, unless such proxies are revoked as described below. If no instructions are given, such proxies will be voted FOR approval of the proposal to approve the Agreement. If any other matter is properly brought before the Mecklenburg Special Meeting, such proxies will be voted in the discretion of a majority of the proxy holders named in the Mecklenburg proxy card. Management of Mecklenburg is not aware of any other business to be presented at the Mecklenburg
Special Meeting.

         Any shareholder may revoke a proxy at any time before it is voted by attending and voting in person at the Mecklenburg Special Meeting or by giving a written notice of revocation to the Secretary of Mecklenburg provided such notice is actually received prior to the vote of shareholders. A later dated proxy that is actually voted at the Mecklenburg Special Meeting also will revoke an earlier dated proxy. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Mecklenburg or with any other person authorized to tabulate votes on behalf of Mecklenburg. Whether or not you plan to attend the Mecklenburg Special Meeting, please complete, sign and return the enclosed proxy card.

SOLICITATION OF PROXIES

         Proxies may be solicited by the directors, officers and employees of Mecklenburg by mail, in person or by telephone or telegraph. Such persons will receive no additional compensation for such services. In addition, Mecklenburg has hired Corporate Investor Services, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for use at the Mecklenburg Special Meeting. For its services, Corporate Investor Services, Inc. will be paid a fee of $3,200 plus $3.00 per shareholder contacted, for a total fee of approximately $4,500. Mecklenburg may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Mecklenburg Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. Except under certain circumstances involving a wrongful breach or termination of the Agreement by Triangle, Mecklenburg will pay all expenses of its solicitation of proxies and of holding the Mecklenburg Special Meeting. This Joint Proxy Statement/Prospectus, Notice of the Mecklenburg Special Meeting and form of proxy, are first being mailed to shareholders of Mecklenburg on or about August , 1997. (See "THE MERGER - Terms of the Merger
- Termination of the Agreement.")


RECOMMENDATION

         The Mecklenburg Board has unanimously approved the Agreement and the Merger, believes that the proposal to approve the Agreement and the Merger is in the best interest of Mecklenburg and its shareholders, employees, depositors, customers, suppliers and community, and unanimously recommends that Mecklenburg shareholders vote FOR approval of the Agreement and the Merger. In making its recommendation, the Mecklenburg Board has considered, among other things, the Mecklenburg Fairness Opinion that Triangle's proposal is fair to Mecklenburg shareholders from a financial point of view.

                    SPECIAL MEETING OF TRIANGLE SHAREHOLDERS

         This Joint Proxy Statement/Prospectus is being furnished to shareholders of record of Triangle Stock as of the close of business on August 11, 1997, in connection with the solicitation of proxies by the Board of Directors of Triangle for use at the Triangle Special Meeting to be held on Wednesday, September 17, 1997, at 3:00 p.m., local time, in the Board Room of Triangle's main office at 4300 Glenwood Avenue, Raleigh, North Carolina and at any adjournments thereof to consider and take action upon (i) a proposal to approve the Agreement, (ii) a proposal to approve the Bylaw Amendment, and (iii) such other business as may properly come before the Triangle Special Meeting. Each copy of this Joint Proxy Statement/Prospectus being furnished to the holders of record of Triangle Stock is accompanied by a form of proxy for use at the Triangle Special Meeting.


HOLDERS OF TRIANGLE STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECORD DATE AND VOTING RIGHTS

         Triangle's Board of Directors has fixed the close of business on August 11, 1997 (the "Triangle Record Date") as the record date for the determination of shareholders of Triangle entitled to receive notice of and to vote at the Triangle Special Meeting. As of the Triangle Record Date, there were _______ shares of Triangle Stock issued and outstanding held by approximately _____ holders of record. Each share of Triangle Stock issued and outstanding as of the Triangle Record Date is entitled to one vote on each of the matters to be decided at the Triangle Special Meeting.

         The affirmative vote of a majority of the total shares of Triangle Stock issued and outstanding is necessary for approval of the Agreement. Because the affirmative vote of a majority of the total shares issued and outstanding is required, abstentions, broker non-votes and shares otherwise not voted in the affirmative will have the same effect as votes against the Agreement.

         The affirmative vote of 75% of the eligible votes present, in person or by proxy, at the Triangle Special Meeting is necessary for approval of the Bylaw Amendment. The failure of a shareholder to vote, including abstentions and broker non-votes, will have no effect as the vote is determined only by shares actually voted, not by shares outstanding.

         As of December 31, 1996, the directors and executive officers of Triangle and their affiliates owned and were entitled to vote approximately 10.1% of the Triangle Stock. The directors and executive officers are expected to vote their shares in favor of the proposal to approve the Agreement and to approve the Bylaw Amendment. Information as to the stock holdings of such persons is included in the section of this Joint Proxy Statement/Prospectus entitled "INFORMATION ABOUT TRIANGLE - Security Ownership of Management."

VOTING AND REVOCATION OF PROXIES

         The shares of Triangle Stock represented by properly executed proxies received in time for the Triangle Special Meeting will be voted as directed by the shareholders, unless such proxies are revoked as described below. If no instructions are given, such proxies will be voted "FOR" approval of the proposal to approve the Agreement and "FOR" approval of the proposal to approve the Bylaw Amendment. If any other matter is properly brought before the Triangle Special Meeting, such proxies will be voted in the discretion of a majority of the proxy holders named in the Triangle proxy card. Management is not aware of any other business to be presented at the Triangle Special Meeting.

         Any shareholder may revoke a proxy at any time before it is voted by attending and voting in person at the Triangle Special Meeting or by giving a written notice of revocation to the Secretary of Triangle provided such notice is actually received prior to the vote of shareholders. A later dated proxy that is actually voted at the Triangle Special Meeting also will revoke an earlier dated proxy. A proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the shares are voted, notice of such death or incapacity is filed with the Secretary of Triangle or with any other person authorized to tabulate votes on behalf of Triangle. Whether or not you plan to attend the Triangle Special Meeting, please complete, sign and return the enclosed proxy card.

SOLICITATION OF PROXIES

         Proxies may be solicited by the directors, officers and employees of Triangle by mail, in person or by telephone or telegraph. Such persons will receive no additional compensation for such services. Triangle may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Triangle Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. Except under certain circumstances involving a wrongful breach or termination of the Agreement by Triangle, Triangle will pay all expenses of its solicitation of proxies and of holding the Triangle Special Meeting. This Joint Proxy Statement/Prospectus, Notice of the Triangle Special Meeting and form of proxy, are first being mailed to shareholders of Triangle on or about August , 1997. (See "THE MERGER - Terms of the Merger - Termination of the Agreement.")


RECOMMENDATION

         The Triangle Board of Directors has unanimously approved the Agreement and the Merger, believes that the proposal to approve the Agreement and the Merger is in the best interest of Triangle and its shareholders, and unanimously recommends that Triangle shareholders vote FOR approval of the Agreement and the Merger. In making its recommendation, the Triangle Board of Directors has considered, among other things, the Triangle Fairness Opinion that Triangle's proposal is fair to Triangle shareholders from a financial point of view.

                                   THE MERGER

         The following information describes certain of the important terms and conditions of the Agreement and the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Mecklenburg Fairness Opinion, the Triangle Fairness Opinion, and Article 13, all of which are attached hereto as Appendices to this Joint Proxy Statement/Prospectus. Mecklenburg and Triangle shareholders are urged to read these materials in their entirety.

PARTIES TO THE MERGER

         TRIANGLE. Triangle, a North Carolina corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. Triangle owns all of the outstanding shares of Triangle Bank, a state commercial bank under the supervision of the Commissioner and the Federal Reserve. Triangle Bank provides full-service commercial and consumer banking services from its 46 branches in 30 cities located throughout central and eastern North Carolina. As of March 31, 1997, Triangle had consolidated assets of $1.01 billion, consolidated deposits of $879 million, and consolidated shareholders' equity of $88 million. The executive offices of Triangle and Triangle Bank are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612 (telephone number (919) 881-0455).


         MECKLENBURG. Mecklenburg is a North Carolina-chartered commercial bank under the supervision of the Commissioner and the FDIC. Immediately before the Merger, Mecklenburg will become a Federal Reserve member bank and will come under the supervision of the Federal Reserve in addition to that of the Commissioner. Mecklenburg will become a Federal Reserve member bank because Triangle Bank is a Federal Reserve member bank. Mecklenburg provides full-service commercial and consumer banking services through three branches in Charlotte, North Carolina. As of March 31, 1997, Mecklenburg had assets of $274 million, deposits of $196 million, and shareholders' equity of $20 million. The executive offices of Mecklenburg are located at 2000 Randolph Road, Charlotte, North Carolina 28207 (telephone number (704) 375-2265).


STRUCTURE OF THE MERGER

         Subject to the terms and conditions of the Agreement, at the Effective Time, Mecklenburg will be merged with and into a subsidiary of Triangle. Mecklenburg will be the surviving corporation resulting from the Merger, operating as a North Carolina banking corporation under its articles of incorporation and bylaws as existing immediately prior to the Merger. Following the Merger, Mecklenburg will be operated as a wholly-owned subsidiary of Triangle. At the Effective Time, the issued and outstanding shares of Mecklenburg Stock will be converted into the right to receive shares of Triangle Stock at the Exchange Rate. See "- Terms of the Merger - Exchange Rate." Each share of Mecklenburg Stock issued and outstanding at the Effective Time will be automatically canceled by virtue of the Merger. With the exception of the issuance of additional shares of Triangle Stock in connection with the Merger, the issued and outstanding shares of Triangle Stock will not be changed as a result of the Merger. See "- Terms of the Merger."

         Mecklenburg maintains a stock option plan for employees and a stock option plan for directors (the "Mecklenburg Option Plans") under which it has granted options to purchase shares of Mecklenburg Stock (the "Mecklenburg Options"). At March 31, 1997, Mecklenburg Options to purchase a total of 301,555 shares of Mecklenburg Stock were outstanding. All such Mecklenburg Options will be converted into options to purchase Triangle Stock at the Effective Time and thereafter shall provide for the purchase of that number of shares of Triangle Stock equal to the product of the number of shares of Mecklenburg Stock subject to the Mecklenburg Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounded down to the nearest whole number. The per share exercise price immediately prior to the Effective Time shall be adjusted by dividing such per share price by the Exchange Rate. See "- Terms of the Merger - Exchange Rate."

         After the Effective Time, the holders of record of shares of Mecklenburg Stock will have voting rights and dividend rights with respect to that number of shares of Triangle Stock for which the shares of Mecklenburg Stock that such persons owned immediately prior to the Effective Time are exchanged.

         For a discussion of the rights of dissenting shareholders see "- Appraisal Rights of Dissenting Shareholders."

TERMS OF THE MERGER

         EXCHANGE RATE. Subject to the rights of Mecklenburg shareholders who dissent from the Merger and seek appraisal rights, shares of Mecklenburg Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive shares of Triangle Stock at the Exchange Rate as provided in the Agreement. The Exchange Rate is 1.0. As of August , 1997, based on the closing sale price of Triangle Stock of $_____ on the Nasdaq National Market, 1.0 share of Triangle Stock would be worth $_____. Each Mecklenburg shareholder will receive a number of shares of Triangle Stock equal to the number of shares of Mecklenburg Stock owned by such shareholder multiplied by the Exchange Rate. No fractional shares will be issued but Mecklenburg shareholders, in lieu of the issuance of fractional shares, will receive cash as determined in the Agreement.

         TREATMENT OF FRACTIONAL SHARES. No fraction of a share of Triangle Stock will be issued in connection with the Merger. Each Mecklenburg shareholder (and each holder of a Mecklenburg Option) who otherwise would be entitled to receive a fraction of a share of Triangle Stock upon the conversion of that shareholder's shares of Mecklenburg Stock at the Effective Time (or upon the exercise of the Mecklenburg Option) shall receive, in lieu thereof, cash (without interest) in an amount equal to that fraction multiplied by the Market Value of one whole share of Triangle Stock at the Effective Time (or, in the case of a Mecklenburg Option, on the date of exercise). As used above, Market Value shall be equal to the closing sale price of Triangle Stock as quoted on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not so reported, by any other authoritative source) on the trading day three days preceding the Closing Date (or, in the case of a Mecklenburg Option, the date of exercise). As of August , 1997, the closing sale price of Triangle Stock on the Nasdaq National Market was $____. No Mecklenburg shareholders will be entitled to any dividend or other distribution or any voting or other rights as a shareholder with respect to any fractional share of Triangle Stock.


         CLOSING AND EFFECTIVE TIME. The Merger will not be consummated unless and until the Agreement and the transactions contemplated thereby are approved by the requisite vote of the shareholders of Mecklenburg and Triangle, the required regulatory approvals are received, and the other conditions to the Merger are satisfied (or waived to the extent permitted by applicable law). The Agreement provides that the closing of the Merger shall occur on a date specified by Triangle after the expiration of all required waiting periods following receipt of the required regulatory approvals, but in no event more than 30 days after the expiration of all such required waiting periods. The Effective Time shall occur not later than ten days after the closing. The Merger will become effective on the date and at the time on which Articles of Merger shall have been accepted for filing by the North Carolina Secretary of State (or such later date and time as may be specified in the Articles of Merger). The Effective Time is currently anticipated to occur in October 1997.

         Upon consummation of the Merger, Mecklenburg will become the wholly-owned subsidiary of Triangle and will be operated as such for a period of at least three years after the Effective Time, unless Triangle decides that operation of Mecklenburg as a separate bank subsidiary would impose a financial or administrative burden on Triangle. After the Merger, Mecklenburg's offices will remain offices of Mecklenburg.

         CONDUCT OF BUSINESS PENDING THE MERGER. The Agreement provides that, during the period from April 25, 1997 (the date the Agreement was executed) to the Effective Time, except as provided in the Agreement, Mecklenburg will conduct its business in the regular and usual course consistent with past practice, and maintain and preserve intact its business organization, officers and employees and business relationships. The Agreement further provides that Triangle may enter into agreements to acquire other financial institutions prior to the Effective Time.

         In addition to other restrictions described elsewhere herein, the Agreement provides that, prior to the Effective Time and except in the ordinary course of its business or as otherwise required by applicable law or regulation, Mecklenburg may not, among other prohibited actions, (i) incur indebtedness for borrowed money, (ii) sell, transfer, mortgage, pledge or otherwise dispose of any of its properties or assets, or acquire any significant assets, (iii) increase the compensation or benefits of any of its employees, (iv) settle any claim, action or proceeding against it involving monetary damages, (v) make any change in its capital stock, or issue, sale, purchase, redeem or retire shares of such stock, (vi) amend its charter or bylaws, (vii) grant or issue any additional stock options, (viii) enter into any new employment agreements or adopt any new employee benefit plans, (ix) change its accounting practices, (x) acquire or open any new branch offices, or (xi) enter into any contract other than in the ordinary course of its business.

         CONDITIONS TO CONSUMMATION OF THE MERGER. Consummation of the Merger is subject to various conditions described in the Agreement, including without limitation: (i) approval of the Agreement by Mecklenburg's shareholders; (ii) receipt of all required regulatory approvals without the imposition by any regulatory agency of a condition to any such approval that is considered by Triangle or Mecklenburg to be materially disadvantageous or burdensome or to impact the economic or business benefits of the Merger so adversely that it would not be advisable to consummate it; (iii) receipt of the Tax Opinion; and
(iv) receipt of the Mecklenburg Fairness Opinion and the Triangle Fairness Opinion.

         Triangle's and Mecklenburg's separate obligations under the Agreement are subject to various other conditions described in the Agreement, unless waived by the party entitled to the benefits of such provision, including without limitation: (i) the absence of a material adverse change in the financial condition, results of operations or business of the other party; (ii) compliance by the other party with all laws and regulations applicable to the transactions described in the Agreement; (iii) the absence of any violation or breach by the other party of any of its obligations, covenants, agreements, representations or warranties under the Agreement; and (iv) the receipt of certain certificates and opinions of the other party's senior officers and legal counsel.

         Additionally, Triangle's obligations are subject to certain additional conditions, unless waived by Triangle, including without limitation: (i) receipt of a written agreement as to certain matters from persons who are considered "affiliates" of Mecklenburg (see " - Resale of Triangle Stock"); and (ii) receipt by Triangle of assurances from Coopers & Lybrand L.L.P. in form and content satisfactory to Triangle to the effect that the Merger may be treated as a "pooling-of-interests" for accounting purposes.

         REQUIRED REGULATORY APPROVALS. The Merger and the transactions contemplated by the Agreement are contingent upon receipt of the following approvals:


         Federal Reserve. On July 2, 1997, Mecklenburg was approved to become a member of the Federal Reserve System of which Triangle also is a member. Mecklenburg will become a member bank immediately before the Merger. Because Mecklenburg has been approved as a Federal Reserve member bank and will be the resulting bank following the Merger, the Merger is subject to the approval of the Federal Reserve under the Bank Merger Act, which prohibits the merger or consolidation of any Federal Reserve member bank with any other depository institution without Federal Reserve approval. Triangle has made application to the Federal Reserve and has no reason to believe that the Federal Reserve will not approve the Merger.

         North Carolina Commissioner of Banks. Because Mecklenburg and the subsidiary which will merge with and into Mecklenburg are North Carolina-chartered commercial banks, the Merger is also subject to the approval of the Commissioner. North Carolina law prohibits the merger or consolidation of any state bank with any other depository institution without the approval of the Commissioner. Triangle has made application to the Commissioner and has no reason to believe that the Commissioner will not approve the Merger.

         Other Approvals. Triangle and Mecklenburg are not aware of any other governmental approvals or actions that may be required for consummation of the Merger except those described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance, however, that any such approval or action, if needed, could be obtained and, if obtained, would not be conditioned in a manner that would cause the parties to abandon the Merger.

         AMENDMENT AND WAIVERS. Prior to the Effective Time, any provision of the Agreement (other than provisions relating to regulatory approvals, shareholder approvals and other approvals required by law) may be waived by the party entitled to the benefits of such provision. Additionally, the Agreement may be amended, modified or supplemented by Triangle and Mecklenburg at any time prior to the Effective Time, and whether before or after approval by Mecklenburg's or Triangle's shareholders, by an agreement in writing approved by a majority of members of their respective Boards of Directors. However, except as otherwise provided in the Agreement, following approval of the Agreement by Mecklenburg's or Triangle's shareholders, no such amendment may change the Exchange Rate without approval of such change by Mecklenburg's and Triangle's shareholders.

         TERMINATION OF THE AGREEMENT. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by Mecklenburg's or Triangle's shareholders, upon the mutual agreement of Triangle and Mecklenburg, and may be terminated by either Triangle or Mecklenburg if, among other things: (i) the other party shall have violated or failed to perform fully any of its obligations, covenants or agreements in any material respect; (ii) any of the other party's representations or warranties shall have been false or misleading in any material respect when made, or if there has occurred any event or development or there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading; (iii) Mecklenburg's or Triangle's shareholders fail to ratify and approve the Agreement; or (iv) any condition to the obligations of the terminating party is not satisfied or effectively waived, or the Merger has not become effective by January 31, 1998 (or such later date as shall be mutually agreeable to Triangle and Mecklenburg).

         Additionally, Triangle may terminate the Agreement if, based on the advice of its legal counsel or consultants, it believes Mecklenburg or Triangle, as the owner of Mecklenburg, could incur or become responsible or liable at any time or over a period of time in an amount equal to or greater than $100,000 for expenses or monetary damages on account of any and all remediation, corrective action or damages relating to any discharge, disposal, release or emission by any person of any "hazardous substance" (as defined in the Agreement) on, from or relating to any real property belonging to Mecklenburg or serving as collateral for any of Mecklenburg's loans, or relating to any condition or event with respect to any such real property which constitutes a violation of any "environmental laws" (as defined in the Agreement). Testing has been completed and potential environmental liabilities do not exceed $100,000.


         Additionally, Triangle may terminate the Agreement if, based upon a valuation of Mecklenburg's securities and derivatives portfolio to be done five days prior to the Effective Time, the portfolio were to be sold and the sale would result in a loss on Mecklenburg's income statement in excess of $250,000.


        Additionally, Triangle may terminate the Agreement if the average closing sales price of Triangle Stock for the 30 calendar days preceding a date three business days before the Effective Time is greater than $23.75. Further, Mecklenburg may terminate the Agreement if the average closing sales price of Triangle Stock for the 30 calendar days preceding a date three business days before the Effective Time is less than $14.25. For the 30 calendar days prior to
August  , 1997, the average closing sales price of Triangle Stock was $      .



         In the event of the termination and abandonment of the Merger pursuant to the termination provisions of the Agreement, the Agreement will become void and have no effect, except that certain provisions of the Agreement relating to expenses, indemnification and confidentiality of information obtained pursuant to the Agreement or in connection with the negotiation thereof will survive any such termination and abandonment.

BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND.

         Mecklenburg. Since its opening in 1989, Mecklenburg has operated as a community bank serving Charlotte and Mecklenburg County, North Carolina. Mecklenburg's community-oriented banking philosophy generally has allowed it to compete effectively and profitability with other banking institutions in its local market. Since Mecklenburg's inception, however, competition has dramatically increased with other types of financial institutions offering services traditionally offered only by banks, and there has been an increase in public demand for a broader range of services from community banks. Providing these services and products requires significant amounts of advanced technology and highly skilled personnel, and Mecklenburg would have to expend significant amounts of capital to invest in the equipment, software and personnel necessary to remain competitive and independent. These factors, in addition to changing banking regulations and other factors affecting the banking industry, have contributed to a continuing trend toward consolidation among financial institutions.

         In late 1996 and early 1997, Mecklenburg was approached by several financial institutions about the possibility of those institutions acquiring or merging with Mecklenburg. In response to those contacts, and based on continuing discussions about the best long term strategy for Mecklenburg, the Mecklenburg Board hired Orr Management in late February 1997 to advise the Board and its Executive Committee about long-term strategy and to help asses whether Mecklenburg should remain independent or consider combining with another institution. In order to determine what prospects existed for Mecklenburg to merge with another institution, Orr Management contacted at least 17 banking institutions, including Triangle, that it considered to be likely candidates to combine with or acquire Mecklenburg. After receiving expressions of interest from several institutions, Orr Management was authorized to solicit formal bids to combine with or acquire Mecklenburg. Five institutions submitted bids in response to this solicitation, and Orr Management recommended to the Executive Committee that Mecklenburg accept the proposal from Triangle to merge with Mecklenburg. The Executive Committee presented Triangle's proposal to the Mecklenburg Board, which unanimously agreed to accept the proposal and authorized Mecklenburg's management to execute a letter of intent on March 27, 1997. During the following weeks, Mecklenburg and Triangle conducted due diligence investigations of each other's business and operations and negotiated a definitive merger agreement. During this time, the Mecklenburg Board engaged Equity Research as financial advisor to provide financial advice and to opine, from a financial point of view, as to the fairness to Mecklenburg's shareholders of the final, definitive offer by Triangle.

         On April 22, 1997, the Mecklenburg Board considered the proposed definitive Agreement. At this meeting, the Mecklenburg Board considered the terms of the proposed Agreement, the strategic and financial goals of Mecklenburg and Triangle, the financial prospects for the combination of Mecklenburg and Triangle, and the degree of possibility that significantly better proposals could be obtained from other companies. The Mecklenburg Board received reports on due diligence investigations of Triangle and a valuation report on Triangle conducted by Equity Research. In addition, Equity Research rendered its opinion that the proposed Merger is fair, from a financial point of view, to the shareholders of Mecklenburg.

         Based on these considerations, the Board concluded that the proposed acquisition of Mecklenburg by Triangle upon the terms of the Agreement would be in the best interest of Mecklenburg's shareholders, employees, depositors, customers, suppliers and community and unanimously approved the Agreement.

         Triangle. As a result of Triangle's acquisitions during the last four years, Triangle's management determined that a well executed acquisition plan in concert with internal growth would allow Triangle to achieve certain benefits while maintaining loan quality and safe and sound operations. In particular, management believed a well executed acquisition plan could (i) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability; (ii) improve Triangle's ability to compete with the many financial institutions doing business in Triangle's market area; (iii) result in an institution better able to respond to technological changes; (iv) enable the resulting institution to better respond to the needs of its customers and the communities it serves; and (v) allow the shareholders of Triangle (including the former shareholders of acquired institutions) to participate in a financial institution with greater financial resources, a more expansive banking network and a larger market area. After the Merger, Triangle will remain a well-capitalized institution and will be the ninth largest commercial bank in North Carolina, based on assets, with a greater capacity to compete with larger banks in its market area. Further, Triangle will expand its market area into Mecklenburg County.

REASONS FOR THE MERGER.

         Mecklenburg. In considering the proposed Merger, the Mecklenburg Board was attracted to the prospect of affiliating with an institution that has greater financial resources and a larger banking network with a greater array of services and higher lending limits. Further, the Mecklenburg Board considered it important to recognize the contribution of its employees to the profitability of Mecklenburg. Since the proposed Merger would involve the addition of a new market for Triangle, the Merger would offer a greater likelihood of maintaining Mecklenburg's existing branch and employee structure when compared to an acquisition by a banking institution with existing branches and personnel in Mecklenburg's market area.

         In evaluating the Merger and determining whether to approve the Agreement, the Mecklenburg Board consulted with financial, legal, accounting and other advisors as well as Mecklenburg's management, and considered a number of factors. In addition to those discussed above, and without assigning any relative or specific weight to any factors, the Mecklenburg Board considered the following:

         (i) The assessment of Triangle's business, operations, earnings, prospects and financial condition, and enhanced opportunities for growth, operating efficiencies and expanded customer services expected to result from the Merger;

         (ii) The advice and recommendation of Orr Management that a merger with Triangle is in the best long-term interests of Mecklenburg;

         (iii) The opinion of Mecklenburg's financial advisor, Equity Research, that the Merger is fair, from a financial point of view, to the shareholders of Mecklenburg;

         (iv) A variety of factors affecting and relating to the overall strategic focus of Mecklenburg and Triangle, including similarities in business outlook, approach and corporate culture;

         (v) The expectation that the Merger will be a tax-free transaction to Mecklenburg and its shareholders (see "-- Certain Federal Income Tax Consequences");

         (vi) The larger average trading volume and potential for greater liquidity offered by the Triangle Stock to be received by Mecklenburg's shareholders in the Merger;

         (vii) By affiliation with Triangle on the terms proposed in the Agreement, the dividends, earnings and book value per share of Mecklenburg Stock would be significantly increased; and

         (viii) The current and prospective economic and competitive environment facing financial institutions, including Mecklenburg, and the likelihood of a continuing trend of consolidation in the financial services industry.

         Triangle. The Board of Directors of Triangle constantly analyzes opportunities to expand its business and geographic markets by entry into new banking markets, whether by acquisition or de novo branching. Triangle's particular interest in the Merger results from the opportunity to enter into Mecklenburg's geographic market that Triangle considers to be an attractive area for expansion. Triangle currently operates no branches in Mecklenburg County, North Carolina. While Triangle could enter this market through de novo branching, the Merger provides the opportunity to expand Triangle's business without incurring the initial losses that are normally associated with de novo branching and to gain the advantages of commencing business in these markets with Mecklenburg's existing deposit base, established customer relationships and proven management and staff.

RECOMMENDATION OF THE MECKLENBURG BOARD OF DIRECTORS

         FOR THE REASONS DESCRIBED ABOVE, THE MECKLENBURG BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF MECKLENBURG VOTE FOR APPROVAL OF THE AGREEMENT.

RECOMMENDATION OF THE TRIANGLE BOARD OF DIRECTORS

         FOR THE REASONS DESCRIBED ABOVE, THE TRIANGLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF TRIANGLE VOTE FOR APPROVAL OF THE AGREEMENT.

OPINION OF MECKLENBURG FINANCIAL ADVISOR

         Equity Research was retained as financial advisor to Mecklenburg in connection with the Merger and, on April 25, 1997, rendered an opinion to the Mecklenburg Board that, as of that date, the Exchange Rate was fair, from a financial point of view, to Mecklenburg's shareholders. Equity Research has updated the Mecklenburg Fairness Opinion to August ___, 1997. Equity Research did not participate in the negotiations between Mecklenburg and Triangle. The full text of Equity Research's Fairness Opinion is included as Appendix II to this Joint Proxy Statement/Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and the qualifications and limitations on the review undertaken by Equity Research in connection with the Mecklenburg Fairness Opinion.

         The Mecklenburg Fairness Opinion is solely directed to the Mecklenburg Board and addresses only the fairness, from a financial point of view, of the Exchange Rate. It does not address Mecklenburg's underlying business decision to effect the Merger, nor does it constitute a recommendation to any Mecklenburg shareholder as to how such shareholder should vote with respect to the Merger or as to any other matter.

         The Mecklenburg Fairness Opinion was one of many factors taken into consideration by the Mecklenburg Board in making its determination to approve the Agreement and the receipt of the Mecklenburg Fairness Opinion is a condition precedent to Mecklenburg's consummation of the Merger. The Mecklenburg Fairness Opinion does not address the relative merits of the Merger as compared to alternative business strategies that might exist for Mecklenburg or the effect of any other business combination in which Mecklenburg might engage.

         Equity Research is a North Carolina-based corporation primarily engaged in: (i) performing valuations of, and valuations related to, closely held and publicly traded companies and (ii) conducting research on the performance and investment characteristics of publicly-traded companies and publishing such analysis in the form of reports which are made available to the respective companies and the investment community. All reports generated by Equity Research for the purpose of investor relations are designated "Investor Relations Reports" and Equity Research receives a fee (from the company whose securities are described) for producing such reports. The reports do not contain a purchase or investment rating but do consider certain investment characteristics of the respective company's securities. In addition, Equity Research regularly fields inquiries from brokers, shareholders and others who have questions about the respective company.

         In connection with the services including and related to the "Investor Relations Reports", the majority of Equity Research's clients are banks that are located in North Carolina. Until September 30, 1995, one of Equity Research's clients was Triangle. Equity Research's engagement by Triangle began on January 17, 1993 and during the period of its engagement, Equity Research provided for the production of the above-mentioned "Investor Relations Reports" and fielded questions about Triangle as discussed above.

         Equity Research was selected by Mecklenburg as its financial advisor because of its knowledge of and experience in valuations and capital markets and expertise in the commercial banking industry. No instructions were given or limitations imposed by Mecklenburg upon Equity Research regarding the scope of its investigation or the procedures it followed in rendering its opinion. Equity Research does not trade in the securities of either Mecklenburg or Triangle for its own account or for its clients.

         In connection with rendering the Mecklenburg Fairness Opinion, Equity Research, among other things, (i) reviewed the financial terms of the Agreement;
(ii) reviewed drafts of the Joint Proxy Statement/Prospectus; (iii) reviewed and analyzed the financial position and performance of Mecklenburg and Triangle as reflected in certain information provided to it for this purpose by their respective managements; (iv) reviewed historical stock prices of Mecklenburg and Triangle as well as, to the extent possible, trading activity in their common stock; (v) reviewed information including but not limited to, annual reports to shareholders, Forms 10-K and Forms F-2, quarterly reports to shareholders, Forms 10-Q and Forms F-4, proxy statements, Uniform Bank Performance Reports and Call Reports, and made a general and financial comparison of the two companies to one another, as well as to comparable institutions; and (vi) analyzed the terms of other control transactions involving whole bank mergers of commercial banks in the Southeast. Equity Research also analyzed overall market, economic and other financial considerations as well. In providing the Mecklenburg Fairness Opinion, Equity Research relied, without independent verification, on the accuracy and completeness of the financial and other information provided to it or that was publicly available and did not independently verify such information.

         The following is a summary of certain aspects of the analysis performed by Equity Research in connection with the Mecklenburg Fairness Opinion.

         COMPARABLE TRANSACTIONS. As part of its analysis, Equity Research reviewed other transactions involving whole-bank acquisitions that had occurred in the Southeast. Specifically, Equity Research considered more than 250 transactions that occurred between January 1, 1991 and April 25, 1997 in the following states: North Carolina, South Carolina, Virginia, Georgia, Tennessee and Alabama. For each of the transactions, Equity Research considered various factors in an attempt to develop a group of banks which were comparable to Mecklenburg. These factors included, but were not limited to, asset size, capital ratios, level of profitability (measured both by return on average assets as well as return on average equity) and asset quality. Equity Research also analyzed the type of consideration provided to the seller (stock, cash or both) and excluded any transactions which had not closed.

         Based on its analysis, Equity Research identified 30 transactions which involved selling companies that it believed had size, financial and other characteristics that were, on the whole, similar to Mecklenburg. Equity Research then looked at the terms of those transactions and considered the prices paid for those institutions based on a variety of ratios in comparison to the price to be paid to Mecklenburg shareholders in the Merger. Equity Research used financial data as of December 31, 1996 for purposes of calculating Mecklenburg's respective ratios and a price of $18.75 per share (the closing price on March 26, 1997) for Triangle Stock for purposes of calculating the value of the transaction to Mecklenburg's shareholders. The closing price of Triangle Stock on April 25, 1997 was $19.50.

         The range of multiples to stated book value for the 30 above mentioned transactions was from 135% of book value to 304% of book value. The median price paid was 209% of stated book value. The comparable figure for Mecklenburg was 210%, slightly higher than the median.

         On the basis of tangible book value, the range of multiples was higher than the multiples of stated book value - from a low of 156% of tangible book value to a high of 308% of tangible book value. The median multiple of tangible book value for the 30 transactions was 213%. The comparable figure for Mecklenburg was 221%, slightly higher than the median.

         Likewise, the multiple of trailing 12 month earnings was slightly higher for Mecklenburg than for the median of the 30 transactions. While the median price paid on the 30 acquisitions was 19.9 times trailing 12 month earnings, it was 20.6 times for Mecklenburg. The price to be paid to Mecklenburg shareholders in the Merger as a percentage of assets was slightly lower than the median, while it was higher on the basis of deposits. Additionally, the tangible book premium (excess of the consideration to be received in the transaction less the tangible book value) as a percentage of core deposits was higher for Mecklenburg. For the 30 transactions, the median price paid as a percentage of assets was 18.5% versus 15.6% for Mecklenburg. The median percentage of deposits was 20.8% versus 23.6% for Mecklenburg. The median tangible book premium as a percentage of core deposits was 12.7% for the 30 transactions, versus 17.9% for Mecklenburg. While not all of the multiples in the Mecklenburg transaction were higher than the medians, they were within a range Equity Research would consider reasonable.

         HISTORY OF STOCK TRADING. Equity Research reviewed the trading history of Triangle and compared its relative performance to broader market averages for the period from September 30, 1991 (the earliest date for which it was able to obtain reliable data) through March 31, 1997. Mecklenburg had no formal market for its stock and historical pricing data was quite limited. As a result, Equity Research focused most of its analysis on the price performance of Triangle Stock. Since closing prices for Triangle Stock as of the end of each quarter were not available for part of the period considered (it was not listed on Nasdaq until 1994), Equity Research used the average of the high and low prices during certain quarters as approximations of the closing price for those quarters. Based on the above, Triangle Stock increased in value from $5.45 at September 30, 1991 to $19.125 at March 31, 1997 representing an increase of more than 251%. It should be noted that these increases only represent approximations, particularly in light of assumptions Equity Research made which are discussed above, and should not be interpreted as being actual or exact percentages of appreciation.

         Equity Research compared the trading history of Triangle Stock to three indices. First, it compared the stock performance of Triangle to the S&P 500. The S&P 500 index increased at an annual rate of 13.0% between September 30, 1991 and March 31, 1997 (versus 25.5% for Triangle). Equity Research also compared the stock price performance of Triangle to the S&P Regional Bank index. This index is represented by approximately 18 regional banks located throughout the nation. From September 30, 1991 through December 31, 1996 (the most recently published data available), the index increased at an annual rate of 19.3% (versus Triangle's 23.3% annual increase over the same period). While the index is a better benchmark for comparison to Triangle's stock price performance than is the S&P 500, it still contains many banking institutions which are significantly larger than Triangle. Equity Research therefore constructed an index represented by approximately 10 smaller regional banking institutions.

These institutions were located in North Carolina, South Carolina, Georgia and Virginia and generally had total assets of less than $1 billion. The annual growth rate in the index between September 30, 1991 and March 31, 1997 was 22.1%, slightly less than Triangle's 25.5% annual return over the same period.

         COMPARISON OF MECKLENBURG AND TRIANGLE TO THE INDUSTRY. Equity Research also compared Mecklenburg and Triangle to a group of publicly-traded commercial banks operating in the Southeast. Equity Research considered factors including, but not limited to, asset size, capitalization, asset quality and reserve coverage, dividend yield, profitability ratios and valuation measures. Equity Research's analysis indicated that Triangle Stock trades at multiples of earnings and book value which are slightly higher than the medians of the group, although Triangle's multiples were slightly closer to the average for the group. Triangle had a slightly lower level of capitalization, as measured by its equity to assets ratio, and had a lower level of nonperforming assets than the median for the 21 banks used in the analysis. Reserve coverage, as measured by the ratio of the allowance for loan losses to total nonperforming assets, was significantly higher than the median. Return on average assets was slightly below the median of the group, while return on average equity was slightly higher than the median of the group.

         Equity Research also compared Mecklenburg to a set of institutions, although because of Mecklenburg's smaller size, these institutions were generally smaller than those with which Triangle was compared. Mecklenburg had a significantly lower level of nonperforming assets and, like Triangle, its reserve coverage was higher than the median for the group. Its level of profitability was slightly below the median for the 37 institutions included in the sample. Based on a price for Mecklenburg Stock of $14.00 per share (the latest known trading price for Mecklenburg Stock before the proposed Merger was announced), the price to earnings ratio was slightly lower than the median for the group, as was the price to book value. Based on the $18.75 per share price offered to Mecklenburg's shareholders (calculated as Triangle's stock price of $18.75 per share at the time of the announcement times the Exchange Ratio of 1.0), the multiples of earnings and book value would exceed the medians for the group.

         COMPARISON OF INVESTMENT AND OTHER CHARACTERISTICS OF MECKLENBURG AND TRIANGLE. Equity Research also considered as part of its analysis differences in the operating performance, financial condition and the investment characteristics of Mecklenburg and Triangle. Specific considerations included, but were not limited to, (i) relative levels of profitability and the components of those profits; (ii) the composition of the balance sheet; (iii) asset quality and reserve coverage; (iv) capitalization; (v) management depth; (vi) price appreciation and liquidity of common stocks; (vii) dividend policy; (viii) deposit market share; (ix) primary market demographics; and (x) trends in many of these and other factors.

         As part of this analysis, Equity Research compared growth rates of Triangle and Mecklenburg from 1994 through 1996, as well as for the year ended December 31, 1996. Among Equity Research's conclusions were that both banks had experienced rapid growth in earnings, although Triangle's earnings per share had higher sustained growth. Mecklenburg's growth in deposits and loans was higher in the 1994 - 1996 as well as the 1995 - 1996 time periods. Mecklenburg had a slightly higher percentage of deposits in its markets than did Triangle. Most of the demographic measures Equity Research considered were favorable for Triangle's and Mecklenburg's primary markets. Triangle also had a more liquid stock, as defined by trading volume, superior historical appreciation, and its dividend represented a significantly higher yield, based on market prices for their respective stocks.

         PRO FORMA TRANSACTION ANALYSIS. Equity Research also considered certain pro forma effects on Triangle resulting from the acquisition of Mecklenburg. Specific considerations included, but were not limited to, the impact of the merger on Triangle's assets, net loans, deposits, equity, equity per share, earnings, as well as other selected measures. Equity Research also considered the anticipated impact of the Merger on projected earnings and profitability ratios, based largely on representations made to it by Mecklenburg and Triangle. These projections and the pro forma analysis are based on data available at the time the projections were made and the analysis performed and should not be construed as necessarily being indicative of the actual impact of the Merger on Triangle when consummated.

         According to the terms of the Agreement, Mecklenburg will merge into a subsidiary of Triangle. The transaction will be a tax-free stock-for-stock exchange which is structured as an exchange of 1.0 share of Triangle Stock for each share of Mecklenburg Stock. Based on Mecklenburg's total outstanding number of shares as of December 31, 1996 (approximately 2,118,000) and an Exchange Ratio of 1.0, the total number of shares of Triangle Stock anticipated to be issued in the Merger is approximately 2,118,000. This number of shares would represent approximately 16.8% of the total outstanding stock of Triangle after the Merger.

         RELATIVE CONTRIBUTION. Equity Research also analyzed the relative contributions of Mecklenburg and Triangle to the (i) assets; (ii) deposits;
(iii) net loans; (iv) stockholders' equity; and (v) earnings of the pro forma combined entities as of December 31, 1996. Equity Research also analyzed the contribution to projected 1997 earnings of the pro forma combined companies. Mecklenburg contributed 21.8% of assets as of December 31, 1996. Mecklenburg contributed 17.4% of deposits, 15.0% of net loans and 17.8% of equity. For the year ended December 31, 1996, Mecklenburg would have contributed 14.5% to earnings. Mecklenburg would contribute 15.2% to projected earnings for fiscal 1997. Equity Research excluded from these projections any restructuring charges and transaction costs since these amounts would generally be nonrecurring. Although this level of projected earnings did not include the branches that are to be acquired by Triangle, Mecklenburg would have contributed a lower percentage of earnings had the operations of the acquired branches been included in 1997 pro forma earnings. While Mecklenburg would be contributing these percentages of assets, equity, deposits and earnings, its shareholders would own approximately 16.8% of the outstanding stock of the combined entity, as was stated above.

         CONTROL PREMIUMS. Another measure Equity Research considered in arriving at its opinion was the premium of the purchase price over the pre-announcement price of Mecklenburg's stock price. As was stated previously, trading activity in Mecklenburg's stock was quite limited. According to management at Mecklenburg, the most recent trade of which it was aware (which preceded the announcement of the transaction) occurred at $14.00 per share. Based on the price of Triangle Stock on the date of the announcement ($18.75), the value of the consideration offered to Mecklenburg's shareholders was $18.75 per share, which would imply a control premium of 33.9% from the $14.00 price.

         Numerous studies have been performed to quantify the premiums paid in control transactions involving publicly traded stocks. While Equity Research believes Mecklenburg's trading activity is more limited than most of the stocks included in such studies, Equity Research nevertheless considered these studies in its analysis. Control premiums may be influenced by many factors, such as trading liquidity, concentration of ownership, relative attraction of the acquiree as well as other factors. Based on the studies, control premiums have generally been between 20% and 50% (i.e., the price paid in the acquisition was 20% to 50% higher than the pre-announcement price). Accordingly, the premium being paid for Mecklenburg is within the typical range of premiums. It should be noted that the studies referred to above reflect control premiums for a broad cross-section of firms and are not necessarily limited to the financial services industry.

         The preparation of the Mecklenburg Fairness Opinion requires the consideration of the most appropriate methods of financial analysis and their applications. The applications of that analysis consider many factors, all of which considered together result in a final opinion of fairness or not. As a result, the evaluation is not susceptible to partial analysis. Accordingly, none of the above analysis should be considered as a single determinant of fairness but should be construed as part of an overall analysis.

         In its analysis, Equity Research made numerous assumptions with respect to business conditions, economic conditions, projections of Mecklenburg's and Triangle's performance, as well as other matters, many of which are beyond Mecklenburg's and Triangle's control. Any estimates contained in Equity Research's analysis are not necessarily indicative of future results or values, nor do any estimates of value purport to be appraisals or reflect prices at which securities could actually be bought or sold.

         Pursuant to a letter agreement dated April 7, 1997, Mecklenburg engaged Equity Research to render the Mecklenburg Fairness Opinion and agreed to pay Equity Research $18,000 for its services. Mecklenburg also agreed to reimburse Equity Research for its reasonable out-of-pocket expenses and to indemnify Equity Research against certain liabilities, including certain liabilities under federal securities laws.

OPINION OF TRIANGLE FINANCIAL ADVISOR

         Triangle retained Wheat First to act as its financial advisor in connection with the Merger and to render an oral opinion to Triangle's Effective Committee and a written opinion to the Triangle Board of Directors as to the fairness, from a financial point of view, to the holders of Triangle Stock, of the Exchange Rate. Wheat First is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Triangle Board of Directors selected Wheat First to serve as its financial advisor in connection with the Merger on the basis of such firm's expertise and its prior relationship with Wheat First. Wheat First regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry, including Triangle. In the ordinary course of its business, Wheat First and its affiliates may actively trade in the equity securities of Triangle for its account and the accounts of its customers, and therefore may from time to time hold long or short positions in such security.

         Representatives of Wheat First attended the meeting of the Triangle Executive Committee on April 23, 1997 at which the Agreement was considered and approved. At the meeting,

    Wheat First issued an oral opinion that, as of such date, the Exchange Rate was fair, from a financial point of view, to the holders of Triangle Stock. A written opinion dated as of the date of this Joint Proxy Statement/Prospectus has been delivered to the Triangle Board of Directors to the effect that, as of the date of this Joint Proxy Statement/Prospectus, the Exchange Rate is fair, from a financial point of view, to the holders of Triangle Stock.


         The full text of Wheat First's opinion, dated as of August ______, 1997, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Appendix III to this Joint Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Joint Proxy Statement/Prospectus. The summary of the opinion of Wheat First set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the opinion. No limitations were imposed by the Triangle Board of Directors upon Wheat First with respect to the investigations made or procedures followed by it in rendering the Triangle Fairness Opinion. Wheat First's opinion is directed only to the fairness, from a financial point of view, of the Exchange Rate to the holders of Triangle Stock and does not constitute a recommendation to any shareholder of Triangle as to how such shareholder should vote on the Merger.


         In arriving at its opinion, Wheat First reviewed certain publicly available business and financial information relating to Triangle and Mecklenburg and certain other information provided to it, including the following: (i) Triangle's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1996; (ii) Triangle's Quarterly Report on Form 10-Q and related financial information for the quarter ended March 31, 1997; (iii) Triangle's Proxy Statement dated March 21, 1997; (iv) Mecklenburg's Annual Reports to Stockholders, Annual Reports on Form F-2 and related financial information for the three fiscal years ended December 31, 1996; (v) Mecklenburg's Quarterly Report on Form F-4 for the quarter ended March 31, 1997; (vi) Mecklenburg's Proxy Statement dated March 24, 1997; (vii) certain publicly available information with respect to historical market prices and trading activities for the Triangle Stock and the Mecklenburg Stock and for certain publicly traded financial institutions which Wheat First deemed relevant; (viii) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed, relevant; (ix) the Agreement; (x) certain estimates of the cost savings and revenue enhancements projected by Triangle and Mecklenburg for the combined company; (xi) other financial information concerning the businesses and operations of Triangle and Mecklenburg, including certain audited financial information and certain internal financial analyses and forecasts for Triangle and Mecklenburg prepared by senior managements of these companies; and (xii) such financial studies, analyses, inquiries and other matters as Wheat First deemed necessary. In addition, Wheat First met with members of the senior managements of Triangle and Mecklenburg to discuss the business and prospects of each company.

         In connection with its review, Wheat First relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of Triangle and Mecklenburg included in the Agreement, and Wheat First has not assumed any responsibility for independent verification of such information. Wheat First relied upon the managements of Triangle and Mecklenburg as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Wheat First, and assumed that such forecasts and projections reflect the best currently available estimates and judgements of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Wheat First also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Triangle and Mecklenburg are adequate to cover such losses. Wheat First did not review any individual credit files of Triangle and Mecklenburg, nor did it make an independent evaluation or appraisal of the assets or liabilities of Triangle and Mecklenburg. Wheat First also assumed that the Merger will be consummated in accordance with the terms and conditions of the Agreement in due course without unnecessary delay.

         Additionally, Wheat First considered certain financial and stock market data of Triangle and Mecklenburg and compared that data with similar data for certain publicly-held financial institutions and considered the financial terms of certain other comparable transactions that recently have been announced or effected, as further discussed below.


         In connection with rendering its opinion, Wheat First performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Rate to holders of Triangle Stock was to some extent a subjective one based on the experience and judgement of Wheat First and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat First believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors as a whole, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat First's view of the actual value of Triangle or Mecklenburg.


         In performing its analyses, Wheat First made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Triangle or Mecklenburg. The analyses performed by Wheat First are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat First assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to Triangle.


         Wheat First's opinion is just one of the many factors taken into consideration by the Triangle Board of Directors in determining to approve the Agreement. Wheat First's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Triangle, nor does it address the effect of any other business combination in which Triangle might engage.


         The following is a summary of the analyses performed by Wheat First in connection with its oral opinion delivered to the Triangle Executive Committee on April 23, 1997:

         COMPARABLE ACQUISITIONS ANALYSIS. Wheat First performed an analysis of premiums paid in twelve selected recently completed whole-bank acquisitions with deal values between $23 and $55 million in Virginia and North Carolina announced between August 30, 1995 and April 23, 1997 (the "Selected Transactions"). Multiples of book value, trailing twelve months earnings and annualized latest quarter earnings were compared to the multiples and premiums implied by the consideration offered to Mecklenburg in the Merger. The Selected Transactions included the following pending and completed transactions: United Bankshares/First Patriot Bankshares Corporation; LSB Bankshares, Inc./Old North State Bank; FCFT, Inc./Blue Ridge Bank; CCB Financial Corporation/Salem Trust Bank; MainStreet Bankgroup/Hanover Bank; Centura Banks, Inc./FirstSouth Bank; MainStreet Bankgroup/FNB of Clifton Forge; Centura Banks, Inc./First Community Bank; Centura Banks, Inc./First Commercial Holding Corporation; F&M National Corporation/FB&T Financial Corporation; United Carolina Bancshares Corporation/Triad Bank; First Charter Corporation/Bank of Union.

         Based on the market value of Triangle Stock on April 22, 1997, and financial data for Mecklenburg as of March 31, 1997, the analysis yielded ratios of the implied consideration based on the Exchange Rate offered by Triangle to
Mecklenburg: (i) to book value of 211.04% compared to an average of 253.11%, a minimum of 177.74%, and a maximum of 303.85% for the Selected Transactions; and
(ii) to trailing twelve months earnings per share multiple of 20.74 times compared to an average of 21.55 times, a minimum of 17.19 times, and a maximum of 28.84 times for the Selected Transactions; and (iii) to latest quarter earnings per share annualized of 19.50 times compared to an average of 19.19 times, a minimum of 16.38 times, and a maximum of 24.58 times for the Selected Transactions.


         The following comparisons were based on financial data as of and for the three-month period ended March 31, 1997, for Mecklenburg and the twelve months reporting period prior to the announcement of each transaction for each acquiree in the Selected Transactions. Mecklenburg had : (i) equity to assets of 7.16% compared to an average of 9.69%, a minimum of 7.04%, and a maximum of 19.74% for the Selected Transaction acquirees; (ii) nonperforming assets to total assets of 0.00% compared to an average of 0.38%, a minimum of 0.00%, and a maximum of 1.10% for the Selected Transaction acquirees; (iii) returns on average assets before extraordinary items of 0.84% compared to an average of 1.22%, a minimum of 0.92%, and a maximum of 2.12% for the Selected Transaction acquirees; (iv) returns on average equity before extraordinary items of 11.30% compared to an average of 12.63%, a minimum of 9.39%, and a maximum of 15.94% for the Selected Transaction acquirees; and (v) an efficiency ratio of 48.18% compared to an average of 62.33%, a minimum of 36.78%, and a maximum of 78.05% for the Selected Transaction acquirees.

         In addition, Wheat First performed an analysis of the market valuations prior to the transaction announcement of the acquirors in the Selected Transactions. The following comparisons were based on financial data as of March 31, 1997 for Triangle and the twelve months reporting period prior to the announcement of each transaction for each acquirer in the Selected Transactions:
Triangle had (i) market price to book value of 222.95% versus an average of 187.54% for the Selected Transaction acquirors; and (ii) market price to latest twelve months earnings per share of 17.36 times versus an average of 13.40 times for the Selected Transaction acquirors.

         IMPACT ANALYSIS. Wheat First estimated the impact of the transaction to Triangle's book value and 1997 estimated earnings per share assuming that the Merger qualifies as a pooling-of-interests for accounting and financial reporting purposes. Utilizing financial data as of March 31,

1997 for both Triangle and Mecklenburg, Wheat First noted that the transaction should result in 0.56% dilution to Triangle's book value per share, 0.64% accretion to Triangle's 1997 estimate earnings per share (the consensus of investment research analysts' estimates as compiled by nationally recognized earnings estimate services) assuming expense savings of 13.3% of Mecklenburg's latest quarter expenses annualized, and that the expense savings were realized for the full year.


         DISCOUNTED DIVIDENDS ANALYSIS. Using discounted dividends analysis, Wheat First estimated the present value of the future stream of dividends that Mecklenburg could produce over the next five years, under various circumstances, assuming the company performed in accordance with the earnings forecasts of management and an assumed level of expense savings were achieved. Wheat First then estimated the terminal values for Mecklenburg Stock at the end of the period by applying multiples ranging from 15 times to 18 times earnings projected in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 14% to 16%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Mecklenburg Stock. This discounted dividends analysis indicated reference ranges of between $18.93 and $24.28 per share for Mecklenburg Stock. These values compare to the implied consideration based on the Exchange Rate offered by Triangle to Mecklenburg in the Merger of $19.50 based on the market value of Triangle Stock on April 22, 1997.

         No company or transaction used as a comparison in the above analysis is identical to Triangle, Mecklenburg or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and subjective judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

         The Triangle Fairness Opinion, dated as of the date of this Joint Proxy Statement/Prospectus, is based solely upon the information available to Wheat First and the economic, market and other circumstances as they existed as of the date of this Joint Proxy Statement/Prospectus. Events occurring after the date of this Joint Proxy Statement/Prospectus could materially affect the assumptions and conclusions contained in the Triangle Fairness Opinion. Wheat First has not undertaken to reaffirm or revise the Triangle Fairness Opinion or otherwise comment on any events occurring after the date thereof.

         As compensation for Wheat First's services, Triangle has agreed to pay Wheat First a financial advisory fee equal to $150,000 payable as follows:
$50,000 upon the execution of the Agreement and $100,000 upon the date of closing of the Merger. Triangle also has agreed to reimburse Wheat First for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Merger is consummated. Triangle has further agreed to indemnify Wheat First against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees is not contingent upon Wheat First rendering a favorable opinion with respect to the Merger. In the past, Triangle has retained Wheat First to provide financial advisory services from time to time, for which it received financial advisory fees in customary amounts.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the federal income tax consequences of the Merger generally applicable to Mecklenburg and its shareholders under the Code. It does not include consequences of state, local or other tax laws or special consequences to particular Mecklenburg shareholders having special situations. Accordingly, each Mecklenburg shareholder is urged to consult with his or her own tax advisor regarding specific tax consequences of the Merger.

         As a condition of the consummation of the Merger, Triangle has received an opinion of Coopers & Lybrand L.L.P., tax advisors to Triangle, concerning the tax consequences of the Merger, which provides, in substance, that the federal income tax consequences of the Merger are as follows:

                   (i) The Merger will constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code;

                  (ii) The conversion of Mecklenburg Stock into Triangle Stock will not give rise to any income to, and no gain or loss will be recognized by, Mecklenburg shareholders except with respect to any cash payments in lieu of fractional shares or dissenter's rights (see subparagraphs (v) and (vi) below);

                  (iii) The aggregate tax basis of the shares of Triangle Stock received by a Mecklenburg shareholder will be equal to the tax basis of the shares of Mecklenburg Stock converted into such shares of Triangle Stock;

                  (iv) The holding period of the shares of Triangle Stock received by a Mecklenburg shareholder will include the holding period of the shares of Mecklenburg Stock converted into such shares of Triangle Stock provided that such stock was held as a capital asset on the date of consummation of the Merger;

                  (v) The payment of cash to Mecklenburg shareholders in lieu of the actual issuance of fractional shares of Triangle Stock will be treated for tax purposes as if fractional shares of Triangle Stock were in fact issued and the cash was then distributed by Triangle in a redemption of such fractional shares subject to the provisions and limitations of Section 302 of the Code ("Section 302"). Any gain or loss recognized will be capital gain or loss, assuming that the shares of Triangle Stock would have been a capital asset in the hands of the shareholder; and,

                  (vi) The receipt of cash by a dissenting Mecklenburg shareholder will be treated as received by that shareholder as a distribution by Mecklenburg in redemption of such shareholder's common stock, subject to the provisions and limitations of Section 302.

Any gain or loss recognized will be capital gain or loss, assuming that the shares of Mecklenburg Stock are a capital asset in the hands of the shareholder.

THE FOREGOING IS ONLY A SUMMARY OF CERTAIN OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. MECKLENBURG SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS, AND THE TAX CONSEQUENCES OF SALES OF TRIANGLE STOCK.

ACCOUNTING TREATMENT

         The Agreement requires that the Merger be treated as a pooling-of-interests for accounting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Mecklenburg will be reported on the books of Triangle at their book values at the Effective Time and Triangle's consolidated financial statements for prior periods will be restated to reflect the consolidated assets, liabilities and operations of Mecklenburg for such periods. No goodwill or other intangible assets will be created in connection with the Merger.

         Among other requirements, in order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (at least 90%) of the outstanding shares of Mecklenburg Stock must be exchanged for Triangle Stock. Generally, if the number of fractional shares of Triangle Stock resulting from the Merger for which cash is paid, and shares held by Mecklenburg shareholders who exercise their Dissenters' Rights together represent more than 10% of the shares to be issued by Triangle in connection with the Merger, then the Merger will not qualify for the pooling-of-interests method of accounting. Consummation of the Merger is conditioned on receipt by Triangle, unless waived, in whole or in part, of assurances in form and content satisfactory to Triangle from its independent accountants, Coopers & Lybrand L.L.P., that the Merger may be treated as a pooling-of-interests for accounting purposes. (See "- Conditions to Consummation of the Merger.")


INTEREST OF CERTAIN PERSONS IN THE MERGER

         DIRECTORS. As soon as practicable following the Effective Time, Cy N. Bahakel, Chairman of the Board of Directors of Mecklenburg, will be appointed to the Board of Directors of Triangle for a term of two years from the Effective Time. Mr. Bahakel shall be compensated in accordance with Triangle's then current policies and procedures. The remaining members of the Board of Directors of Mecklenburg, other than those who choose not to serve, will remain on the Mecklenburg Board of Directors following the Effective Time. Each such person shall be compensated in accordance with Mecklenburg's then current policies and procedures.

         As a result of the Merger and pursuant to the terms of the Mecklenburg Option Plan for Directors, at the Effective Time all Mecklenburg Options held by directors of Mecklenburg will automatically vest in full. Currently, Mecklenburg Options granted to directors vest 20% a year. The following table sets forth information for directors and executive officers of Mecklenburg who held options as of June 30, 1997, giving effect to the automatic vesting of Mecklenburg Options held by directors of Mecklenburg as if the Merger had occurred on June 30, 1997.

                                                  Number of             Option        Market
Name                       Title                  Vested Options        Price         Value(1)
----                      --------                --------------       --------      ---------
Helen C. Adams           Director                     15,000            $11.50        $337,550
H. Perrin Anderson       Director and                 15,000            $11.50        $337,550
                          Vice Chmn
Cy N. Bahakel            Director and                 15,000            $11.50        $337,550
                          Chairman
Carl G. Belk             Director                     15,000            $11.50        $337,550
W. E. Bryant, Jr.        Director                     15,000            $11.50        $337,550
Claude T. Davis, Sr.     Director                     15,000            $11.50        $337,550
Aubrey J. Elam           Director                     15,000            $11.50        $337,550
Dee-Dee W. Harris        Director                     15,000            $11.50        $337,550
John H. Ketner, Jr.      Director, President          74,373            $ 8.86(2)     $658,945
                          and CEO
John T. Roper, M.D.      Director                     15,000            $11.50        $337,550
Paul J. Simon            Director                     15,000            $11.50        $337,550
Allan W. Singer          Director                     15,000            $11.50        $337,550
Frank W. Ix              Senior Vice Pres.            16,905            $ 7.67(2)     $129,661
Gregory L. Gibson        Senior Vice Pres.               625            $ 8.40(2)     $  5,250
Jean Galloway            Senior Vice Pres.             8,592            $ 8.34(2)     $ 71,657

Total                                                265,495               --        4,578,013

(1) Based on the closing sale price of Triangle Stock of $22.50 on June 30, 1997.
(2) Represents the average option price.



              OFFICERS. Pursuant to an employment agreement dated January 28, 1997 between Mecklenburg and John H. Ketner, Jr., President of Mecklenburg, upon the consummation of the Merger, Mr. Ketner will have the right to terminate his employment agreement and receive a severance payment in an amount equal to Mr.
Ketner's base salary for the full two years preceding the Merger ($242,000). In addition, Mr. Ketner shall be entitled to continued hospitalization, health, dental and medical insurance benefits for two years after such termination.

         To assist in post-Merger matters, Triangle anticipates entering into an agreement with John H. Ketner Jr., President of Mecklenburg as of the Effective
Time. Pursuant to the agreement, Mr. Ketner will remain as President of Mecklenburg until March 31, 1998, or should a new President be hired before that time, Mr. Ketner will consult with Triangle until March 31, 1998, for which Mr.
Ketner will be paid $25,000.


         At the Effective Time, Triangle anticipates entering into an employment agreement with Frank W. Ix, Senior Vice President and Chief Lending Officer of
Mecklenburg. The agreement will be for a period of one year from the Effective
Time and will provide Mr. Ix with a base annual salary of $92,000.

         On          , 1997, Triangle and Gregory L. Gibson, Senior Vice
President of Mecklenburg, entered into an agreement whereby Mr. Gibson has agreed to remain in the employment of Mecklenburg for 30 days after the
Effective Time to assist in post-Merger matters. Provided Mr. Gibson remains in the employ of Mecklenburg until 30 days after the Effective Time, Triangle will cause Mr. Gibson to be paid an amount equal to six times his base monthly salary
(approximately $         ), payable at the Effective Time, and $60,000 on
January 2, 1998.  Both payments are contingent on the satisfaction by
Mecklenburg of Section 7.03(k) of the Agreement (which reqires that, upon an evaluation of Mecklenburg's securities and derivatives portfolio five days prior to the Effective Time, the sale of such portfolio on such date would not result in a loss on Mecklenburg's income statement in excess of $250,000) and the satisfaction by Mr. Gibson's department at the Effective Time of the performance goals established for it under Mecklenburg's incentive compensation plan for
1997.


         EMPLOYEES. Subject to the availability of suitable positions, Triangle shall make a good faith effort to cause Mecklenburg to continue employment of all employees of Mecklenburg employed by Mecklenburg immediately prior to the Effective Time. If any employee is not retained by Mecklenburg at the Effective Time, Mecklenburg will pay to each employee its standard severance package.

         The Agreement provides that Mecklenburg's employee benefit plans will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time; provided, however, that the employees of Mecklenburg (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of Triangle and its subsidiaries,
(ii) in the event a Mecklenburg employee benefit plan is terminated, the rights and benefits of a Mecklenburg employee thereunder shall become fully vested, with each participating Mecklenburg employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Triangle employee benefit plan, on the same basis and applying the eligibility standards as would apply to the employees of Triangle and its subsidiaries as if such employee's prior service to Mecklenburg had been performed on behalf of Triangle and its subsidiaries for qualification, participation and vesting (but not for funding purposes), and (iii) in the event a Mecklenburg employee benefit plan is merged into a Triangle and its subsidiaries employee benefit plan, shall be entitled to participate in such plan on the same basis and applying the same eligibility standards as would apply to employees of Triangle and its subsidiaries. Triangle has agreed that for purposes of qualification, participation and vesting, the employees of Mecklenburg shall receive credit for their periods of service to Mecklenburg.

         MECKLENBURG OPTIONS. Under the Agreement at the Effective Time, all rights with respect to Mecklenburg Options which are outstanding at the Effective Time, whether or not then exercisable, will be converted into and will become rights with respect to Triangle Stock, and Triangle will assume
Mecklenburg's obligations with respect to each such Mecklenburg Option, in accordance with the terms of the applicable Mecklenburg Option Plan and the related option agreements. From and after the Effective Time, (i) each Mecklenburg Option assumed by Triangle may be exercised solely for shares of Triangle Stock, (ii) the number of shares of Triangle Stock subject to each Mecklenburg Option will be equal to the number of shares of Mecklenburg Stock subject to such Mecklenburg Option immediately prior to the Effective Time multiplied by the Exchange Rate, rounded down to the nearest whole share, and
(iii) the per share exercise price under each such Mecklenburg Option will be adjusted by dividing the per share exercise price thereunder by the Exchange
Rate and rounding up to the nearest cent, provided that the number of shares of Triangle Stock subject to each Mecklenburg Option and the per share exercise price will, in accordance with the terms of the Mecklenburg Option and the per share exercise price, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time.

         INDEMNIFICATION. Pursuant to the Agreement, if following the Effective
Time Mecklenburg is merged into another subsidiary of Triangle and Mecklenburg is not the surviving entity, Triangle will indemnify the present and former officers and directors of Mecklenburg against liabilities from actions in their official capacities as directors and officers of Mecklenburg to the same extent
Mecklenburg indemnifies its directors and officers.

EXPENSES AND FEES

The Agreement provides that Mecklenburg and Triangle each will pay its own legal, accounting and financial advisory fees and all its other costs and expenses (including filing fees, printing costs and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the Agreement or otherwise in connection with the Merger.

DISTRIBUTION OF TRIANGLE CERTIFICATES

         First-Citizens Bank & Trust Company, Raleigh, North Carolina, will serve as the Exchange Agent to effect the exchange of certificates in connection with the Merger. Immediately prior to the Effective Time, Triangle shall deposit with the Exchange Agent the number of shares of Triangle Stock and the amount of cash necessary to consummate the Merger. Promptly after the Effective Time, the Exchange Agent will forward to each holder of record certificates that immediately prior to that date represented outstanding shares of Mecklenburg
Stock (other than dissenting shareholders) a letter of transmittal and instructions for the record holder's use in effecting the surrender of the certificates in exchange for certificates representing shares of Triangle Stock.
SHAREHOLDERS OF MECKLENBURG SHOULD NOT SURRENDER THEIR CERTIFICATES FOR EXCHANGE
UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS IS RECEIVED. Upon surrender of any certificate for exchange and cancellation, together with a duly endorsed letter of transmittal, if applicable, the holder of such certificate shall be entitled to receive in exchange therefor (i) certificates evidencing the number of whole shares of Triangle Stock into which their shares of Mecklenburg Stock will have been converted, together with cash for any fractional share, or (ii) in the case of a shareholder properly exercising dissenters' rights, the amount of cash determined as provided in Article 13 of the NCBCA.

         Until surrendered as described above, each Mecklenburg certificate will be deemed for all corporate purposes to evidence only the right to receive the number of shares of Triangle Stock to which the shareholder has become entitled.
However, after the Effective Time and regardless of

whether they have surrendered their Mecklenburg certificates, Mecklenburg shareholders shall be entitled to vote and to receive any dividends or other distributions (for which the record date is after the Effective Time) on the number of whole shares of Triangle Stock into which their Mecklenburg Stock has been converted; provided, however, that no such dividends or other distributions will be paid to the holders of such Mecklenburg certificates unless and until their Mecklenburg certificates are surrendered. Upon surrender of each Mecklenburg certificate, there will be paid the amount, without interest thereon, of dividends and other distributions, if any, that became payable on the shares of Triangle Stock represented by such certificate after the Effective
Time but had not been paid to the record owner thereof.

         Shareholders whose Mecklenburg certificates have been lost, stolen or destroyed will be required to furnish evidence satisfactory to Triangle of ownership of such Mecklenburg certificates and of such loss, theft or destruction, and to furnish appropriate and customary indemnification (which may include an indemnity bond), in order to receive the Triangle certificates or cash to which they are entitled.

         If any certificates for shares of Triangle Stock are to be issued in a name other than that in which the certificates surrendered for exchange are issued, the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer. The person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, provide funds for such purpose, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

         After the Effective Time, there will be no transfers on the transfer books of Mecklenburg of the shares of Mecklenburg Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange
Agent, they will be canceled and exchanged for a certificate representing shares of Triangle Stock pursuant to the terms of the Agreement.

         Neither Mecklenburg, Triangle, the Exchange Agent nor any other person will be liable to former holders of Mecklenburg Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

RESALE OF TRIANGLE STOCK

         Although the shares of Triangle Stock to be issued in the Merger have been registered under the Securities Act, such shares may not be traded freely and without restriction by those shareholders deemed to be "affiliates" of Mecklenburg prior to the Effective Time. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with Mecklenburg and generally include directors, executive officers, and any current shareholder of Mecklenburg who owns an amount of Mecklenburg Stock equal or greater than 10% of the issued and outstanding shares of Mecklenburg Stock.
Persons deemed to be affiliates of Mecklenburg may not resell shares of Triangle
Stock received by them in connection with the Merger unless (i) sales are made pursuant to an effective registration statement under the Securities Act, (ii) sales are made in compliance with Rule 145 promulgated under the Securities Act, or (iii) sales are made pursuant to another exemption from registration under the Securities Act. In addition, as a condition of treating the Merger as a pooling-of-interests for accounting purposes, affiliates of Triangle and Mecklenburg will be prohibited from selling or transferring any shares of Triangle

Stock from the date generally 30 days prior to consummation of the Merger and until Triangle shall have published results of its operations for a period covering at least 30 days following the Effective Time. The stock certificates representing the shares of Triangle Stock issued to persons deemed to be affiliates of Mecklenburg in the Merger will bear a legend summarizing the above restrictions, and Triangle will instruct its transfer agent to impose stop orders with respect to such certificates.

         This Joint Proxy Statement/Prospectus may not be used for the resale of any shares of Triangle Stock received in connection with the Merger.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         The following is only a summary of the rights of a dissenting
Mecklenburg shareholder under Article 13 of the NCBCA. Any Mecklenburg shareholder who intends to dissent to the Merger should carefully review the text and comply with the requirements of Article 13 of the NCBCA included herein as Appendix IV, and should also consult with his or her attorney. FAILURE TO
COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS
OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Mecklenburg shareholders and no notice of approval of the Merger will be given to a dissenting shareholder.

         Article 13 of the NCBCA, the text of which is attached as Appendix IV, provides in detail the procedure which must be followed by any Mecklenburg shareholder objecting to the Merger and desiring to be paid the fair value of his or her shares. The Merger gives rise to shareholder dissenter's rights under such statute which, in summary, provides as follows:

         (a) Any Mecklenburg shareholder may give to Mecklenburg before the vote is taken on the Merger written notice of his or her intent to demand payment for his or her shares if the Merger is effected. A dissenting shareholder's notice to Mecklenburg should be mailed to John H. Ketner Jr., President, Bank of
Mecklenburg, 2000 Randolph Road, Charlotte, North Carolina 28207, telephone
(704) 375-2265. A vote against the Merger will not be deemed to satisfy the notice requirement.

         (b) Such shareholder must not vote his or her shares in favor of the Merger. ANY HOLDER OF MECKLENBURG STOCK WHO RETURNS A SIGNED PROXY BUT FAILS TO
PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL
BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AND WILL NOT BE ENTITLED TO
ASSERT DISSENTERS' RIGHTS OF APPRAISAL.

         (c) No later than ten days after the Merger is effected, Mecklenburg must send to such shareholder by registered or certified mail, return receipt requested, a written dissenter's notice stating when the payment demand must be sent and where certificates for certificated shares must be deposited, informing holders of such shares as to the restrictions on transfer of such shares, supplying a form for demanding payment and setting a date by which Mecklenburg must receive the payment demand, which shall not be fewer than 30 nor more than 60 days after the date such notice is mailed. The shareholder must also be provided a copy of Article 13. The shareholder receiving such notice must demand payment and deposit certificates in accordance with the terms of the notice.

         (d) As soon as the Merger is effected, or upon receipt of a payment demand, Mecklenburg shall offer to pay each dissenter who has complied with the requirements of the statute, the amount Mecklenburg estimates to be the fair value of his or her shares, plus interest accrued to the date of payment, in full satisfaction of the demand of each dissenting shareholder who agrees in writing to accept the same. The offer of payment must be accompanied by Mecklenburg's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, the latest available interim financial statements, if any, a statement of Mecklenburg's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenting shareholder's rights to demand payment and a copy of Article 13.

         (e) If the shareholder believes the amount offered by Mecklenburg is less than the fair value of his or her shares or the interest was incorrectly calculated or Mecklenburg fails to make payment within 30 days after the dissenting shareholder accepts its offer, the dissenting shareholder must notify, in writing, Mecklenburg of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of the same, or notify Mecklenburg of its failure to act promptly. Such notice must be given within 30 days after Mecklenburg offers payment or fails to perform.

         (f) If demand for payment remains unsettled, the shareholder may, within 60 days after the date of his or her payment demand, petition the court to determine the fair value of the shares and accrued interest. If the dissenting shareholder does not commence the proceeding within the 60 day period, he or she shall have an additional 30 days to either: (i) accept in writing Mecklenburg's offer or (ii) assume the status of a nondissenting shareholder.





               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)

         The following unaudited pro forma combined condensed balance sheet as of March 31, 1997 and the unaudited pro forma combined condensed statements of income for the three months ended March 31, 1997 and for the years ended
December 31, 1996, 1995 and 1994 combine (i) the historical financial statements of Triangle and Mecklenburg using the pooling-of-interests method of accounting for business combinations, and (ii) Triangle and Mecklenburg pro forma combined financial information and (a) the historical financial information of eight branches of United Carolina Bank and two branches of Branch Banking and Trust that Triangle has agreed to acquire (the "Branch Acquisition") under the purchase method of accounting for business combinations and (b) the trust securities issued by a subsidiary trust of Triangle in June 1997 (the "Trust
Securities"). The pro forma combined condensed balance sheet gives effect to the Merger and Branch Acquisition as if the transactions had occurred on March 31, 1997. The pro forma income statements give effect to the Merger as if the transaction had occurred on January 1, 1994 and the Branch Acquisition as if the transaction had occurred on January 1, 1996. The pooling-of-interests method of accounting requires all assets and liabilities to be carried at their book values. The purchase method of accounting requires that all assets and liabilities be adjusted to their estimated fair values as of the date of the acquisition. See "INFORMATION ABOUT TRIANGLE AND TRIANGLE BANK Pending Branch
Acquisition", and "- Trust Securities Issuance".

         The pro forma statements are provided for informational purposes. The unaudited pro forma financial information presented is not necessarily indicative of what the actual financial position or results of operations would have been had such transactions been completed as of March 31, 1997 or as of the beginning or each of the periods presented and is not indicative of future financial position or future results. The unaudited pro forma financial information does not reflect any non-recurring expenses which may be realized in connection with the transactions. Current estimates of non-recurring expenses for 1997 are $1.2 million after tax. The cost savings associated with the possible operating efficiencies and synergies have not been quantified, nor are any such savings assured. The pro forma financial statements should be read in conjunction with the audited financial statements and the notes thereto of Triangle and Mecklenburg and their unaudited interim financial statements incorporated herein by reference.






                             Triangle Bancorp, Inc.
                   Pro Forma Combined Condensed Balance Sheet
                                 March 31, 1997
                                   (Unaudited)
                                 (In Thousands)




                                                                                                                       Pro Forma
                                                                         Pro Forma                                     Combined
                                                                         Combined    Trust Securities             Triangle Bancorp,
                                                                    Triangle Bancorp     and                  Trust Securities, Bank
                                  Triangle     Bank of                  and Bank        UCB/BBT                   of Mecklenburg and
        Assets                    Bancorp   Mecklenburg  Adjustments of Mecklenburg  Branches (1)   Adjustments   UCB/BBT Branches
--------------------------      ---------------------------------------------------------------------------------------------------
Cash and Due From Banks          $    29,623  $     5,595   $  --     $    35,218   $   141,599      $   (17,452)(2)   $    36,868
                                                                                                        (122,497)(3)
Investment Securities                254,080      135,772      --         389,852        19,950(12)      122,497 (3)       532,299

                                                                                                            --
Federal Funds Sold                     4,170         --        --           4,170          --               --               4,170
Loans, net                           671,749      123,019      --         794,768        71,080           (1,066)(4)       864,782
Premises and Equipment                19,913        6,415      --          26,328         2,231                             28,559
Intangible Assets                     11,290          915      --          12,205          --             17,452 (2)        30,723
                                                                                                           1,066 (4)
Other Assets                          18,775        1,796      --          20,571          --               --              20,571

Total Assets                     $ 1,009,600  $   273,512     $--      $ 1,283,112   $   234,860            --         $ 1,517,972

           Liabilities

Noninterest Bearing Demand       $   132,745  $    11,030     $--     $   143,775   $    20,028       $     --         $   163,803
Interest Bearing Demand               77,457       61,032      --         138,489        24,825             --             163,314
Savings and Money Market
     Deposits                        198,905        6,386      --         205,291        36,743             --             242,034
Time Deposits                        470,387      117,712      --         588,099       133,314             --             721,413

Total Deposits                       879,494      196,160      --       1,075,654       214,910             -- (11)      1,290,564

Borrowed Funds                        30,467       54,683      --          85,150          --               --              85,150
Redeemable Capital Securities of
  Subsidiary Trust holding Junior
  Subordinated Debentures of the
     Company                                                                   --        19,950(12)         --              19,950
Other Liabilities                     11,483        3,097      --          14,580          --               --              14,580

Total Liabilities                    921,444      253,940      --       1,175,384       234,860             --           1,410,244

                             Triangle Bancorp, Inc.
               Pro Forma Combined Condensed Balance Sheet (cont'd)
                                 March 31, 1997
                                   (Unaudited)
                                 (In Thousands)




                                                                                                                   Pro Forma
                                                                         Pro Forma                                 Combined
                                                                         Combined    Trust Securities           Triangle Bancorp,
                                                                     Triangle Bancorp     and                Trust Securities, Bank
                               Triangle     Bank of                      and Bank       UCB/BBT                of Mecklenburg and
                                Bancorp   Mecklenburg   Adjustments   of Mecklenburg  Branches (1) Adjustments  UCB/BBT Branches
                              -----------------------------------------------------------------------------------------------------
Shareholders' Equity
------------------------
Common Stock                     61,425        4,238      10,892 (5)        76,555           --      --              76,555
Surplus                            --         10,892     (10,892)(5)          --             --      --                  --
Retained Earnings                27,238        4,341        --              31,579           --      --              31,579
Unrealized (Gain/Loss) on
  Securities AFS                   (507)         101        --                (406)          --      --                (406)
Total Shareholders'
Equity                           88,156       19,572        --             107,728           --      --             107,728

Total Liabilities and
  Shareholders' Equity      $ 1,009,600  $   273,512       $--          $ 1,283,112    $   234,860  $--         $ 1,517,972


See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                                 March 31, 1997
                                   (Unaudited)
                                 (In Thousands)




                                                                            Pro Forma                                  Pro Forma
                                                                             Combined                              Triangle Bancorp,
                                                                             Triangle                             Trust Securities,
                                                                           Bancorp and   Trust Securities              UCB/BB&T and
                                     Triangle    Bank of                      Bank of     and UCB/BB&T                  Bank of
                                      Bancorp  Mecklenburg  Adjustments    Mecklenburg   Branches (1,6)  Adjustments   Mecklenburg
                                   -------------------------------------------------------------------------------------------------
Interest Income
  Loans                              $ 15,573    $2,573         $ -          $18,146         $1,641         $(89) (9)     $19,698
  Federal Funds Sold                      111        44           -              155              -            -              155
  Investment Securities                 3,556     1,789           -            5,345            309        1,899  (7)       7,553
                                   --------------------------------------------------------------------------------    -------------
Total Interest Income                  19,240     4,406           -           23,646          1,950        1,810           27,406
                                   --------------------------------------------------------------------------------    -------------
Interest Expense

  Deposits                              8,216     2,287           -           10,503          2,266            -           12,769

  Redeemable Capital Securities
    of Subsidiary Trust holding
    Junior Subordinated Debentures                                                              468               (13)        468
    of the Company
                                   --------------------------------------------------------------------------------    -------------
Total Interest Expense                  8,640     2,993           -           11,633          2,734            -           14,367
                                   --------------------------------------------------------------------------------    -------------
Net Interest Income
  before Provision for Loan
  Losses                               10,600     1,413           -           12,013           (784)       1,810           13,039

Provision for Loan
  Losses                                  500        44           -              544              -           50  (8)         594
                                   --------------------------------------------------------------------------------    -------------
Net Interest Income after
  Provision for Losses                 10,100     1,369           -           11,469           (784)       1,760           12,445

Noninterest income                      1,988       430           -            2,418            387                         2,805
                                                                                                             193  (8)
Noninterest expenses                    7,261       888           -            8,149            659          436  (9)       9,437
                                   --------------------------------------------------------------------------------    -------------
Net Income before taxes                 4,827       911           -            5,738         (1,056)       1,131            5,813

Income Taxes                            1,785       377           -            2,162              -           28  (10)      2,190
                                   --------------------------------------------------------------------------------    -------------
Net Income                             $3,042      $534         $ -           $3,576        $(1,056)      $1,103           $3,623
                                   -------------------------------------------------------------------------------------------------


                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                                 March 31, 1997
                                   (Unaudited)
                                 (In Thousands)




                                                                            Pro Forma                                  Pro Forma
                                                                             Combined                             Triangle Bancorp,
                                                                             Triangle                              Trust Securities,
                                                                           Bancorp and   Trust Securities              UCB/BB&T and
                                     Triangle    Bank of                      Bank of     and UCB/BB&T                  Bank of
                                      Bancorp  Mecklenburg  Adjustments    Mecklenburg   Branches (1,6)  Adjustments   Mecklenburg
                                   -------------------------------------------------------------------------------------------------
Primary Earnings per
Share                                 $  0.28    $ 0.25                      $ 0.27                                      $ .28
                                   =======================                 ===========                              ================
Fully diluted earnings
per share                             $  0.28    $ 0.25                      $ 0.27                                      $ .28
                                   =======================                 ===========                              ================

See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                                December 31, 1996
                                   (Unaudited)
                                 (In Thousands)

                                                                                                                       Pro Forma
                                                                      Pro Forma                                        Combined
                                                                      Combined           Trust                    Triangle Bancorp,
                                                                      Triangle         Securities                 Trust Securities
                            Triangle     Bank of                  Bancorp and Bank    and UCB/BBT                  UCB/BB&Tand Bank
                             Bancorp   Mecklenburg   Adjustments   of Mecklenburg   Branches (1,6)  Adjustments      of Mecklenburg
                           ---------------------------------------------------------------------------------------------------------
Interest Income
  Loans                    $   59,179   $   8,454    $        -      $   67,633       $   6,564      $  (356)    (9)    $  73,841
  Federal Funds Sold              222          74             -            296               -            -                  296
  Investment Securities        13,465       8,565             -          22,030           1,236      $ 7,596     (7)       30,862
                           ----------------------------------------------------------------------------------------- ---------------
Total Interest Income          72,866      17,093             -          89,959           7,800        7,240              104,999
                           --------------------------------------------------------------------------------------    ---------------

Interest Expense

  Deposits                     30,738        8,239                       38,977           9,064             -              48,041
  Borrowed funds                1,872        3,473                        5,345               -             -               5,345
  Redeemable Capital
    Securities of
    Subsidiary Trust
    holding Junior
                                                                                                                (13)        1,872
                           --------------------------------------------------------------------------------------    ---------------
Total Interest Expense         32,610       11,712            -          44,322          10,936             -              55,258
                           --------------------------------------------------------------------------------------    ---------------

Net Interest Income before
  Provision for Loan
  Losses                       40,256        5,381            -          45,637          (3,136)       7,240               49,741

Provision for Loan
  Losses                        2,100          230                        2,330               -          200    (8)         2,530
                           --------------------------------------------------------------------------------------    ---------------

Net Interest Income after
  Provision for Losses         38,156        5,151            -          43,307          (3,136)       7,040               47,211

Noninterest income              8,494        1,408                        9,902           1,549                            11,451
                                                                                                         772    (8)
Noninterest expenses           29,169        3,551                       32,720           2,637        1,745    (9)        37,874
                           --------------------------------------------------------------------------------------    ---------------

Net Income before taxes        17,481        3,008            -          20,489          (4,224)       4,523               20,788

Income Taxes                    6,180        1,089            -           7,269               -          111    (10)        7,380
                           --------------------------------------------------------------------------------------    ---------------

Net Income                   $ 11,301      $ 1,919   $        -        $ 13,220        $ (4,224)     $ 4,412            $  13,408
                           --------------------------------------------------------------------------------------    ---------------



                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                                December 31, 1996
                                   (Unaudited)
                                 (In Thousands)

                                                                                                                     Pro Forma
                                                                      Pro Forma                                      Combined
                                                                      Combined           Trust                    Triangle Bancorp,
                                                                      Triangle         Securities                 Trust Securities
                            Triangle     Bank of                  Bancorp and Bank    and UCB/BBT                   UCB/BB&Tand Bank
                             Bancorp   Mecklenburg   Adjustments   of Mecklenburg   Branches (1,6)  Adjustments      of Mecklenburg
                           ---------------------------------------------------------------------------------------------------------
Primary Earnings per Share  $  1.05          $  .91                  $   1.01                                           $   1.04
                           ============================           ================                                   ==============
Fully diluted earnings per
   share                    $  1.04          $  .91                  $   1.01                                           $   1.04
                           ============================           ================                                   ==============

See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                                December 31, 1995
                                   (Unaudited)
                                 (In Thousands)

                                                                            Pro Forma
                                                                             Combined
                                                                         Triangle Bancorp
                               Triangle       Bank of                      and Bank of
                                Bancorp     Mecklenburg    Adjustments     Mecklenburg
                             ------------------------------------------------------------
Interest Income

  Loans                       $50,125        $ 6,372          $  --         $56,497
  Federal Funds Sold              472             53             --             525
  Investment Securities        11,644          5,058             --          16,702
                             -----------------------------------------   ----------------
Total Interest Income          62,241         11,483             --          73,724
                             -----------------------------------------   ----------------
Interest Expense

  Deposits                     25,665          5,623             --          31,288
  Borrowed funds                1,475          1,506             --           2,981
                             -----------------------------------------   ----------------
Total Interest Expense         27,140          7,129             --          34,269
                             -----------------------------------------   ----------------
Net Interest Income
  before Provision for Loan
  Losses                       35,101          4,354             --          39,455

Provision for Loan
  Losses                          428             95             --             523
                             -----------------------------------------   ----------------
Net Interest Income after
  Provision for Losses         34,673          4,259             --          38,932

Noninterest income              8,066            379             --           8,445

Noninterest expenses           30,719          2,882             --          33,601
                             -----------------------------------------   ----------------
Net Income before taxes        12,020          1,756             --          13,776

Income Taxes                    4,162            500             --           4,662
                             -----------------------------------------   ----------------
Net Income                    $ 7,858        $ 1,256          $  --         $ 9,114
                             -----------------------------------------   ----------------

Primary earnings per share    $  0.74                                       $  0.71
                             ========                                    ================

Fully diluted earnings per    $  0.73                                       $  0.70
                             ========                                    ================

See Notes to Pro Forma Combined Condensed Financial Information.

                             Triangle Bancorp, Inc.
                Pro Forma Combined Condensed Statements of Income
                                December 31, 1994
                                   (Unaudited)
                                 (In Thousands)



                                                                            Pro Forma
                                                                             Combined
                                                                         Triangle Bancorp
                               Triangle       Bank of                      and Bank of
                                Bancorp     Mecklenburg    Adjustments     Mecklenburg
                             ------------------------------------------------------------
Interest Income

  Loans                         $40,020      $ 4,632         $  --         $44,652
  Federal Funds Sold                508           93            --             601
  Investment Securities           9,937        2,836            --          12,773
                             -----------------------------------------   ----------------
Total Interest Income            50,465        7,561            --          58,026
                             -----------------------------------------   ----------------
Interest Expense

  Deposits                       18,257        3,178            --          21,435
  Borrowed funds                  1,607          574            --           2,181
                             -----------------------------------------   ----------------
Total Interest Expense           19,864        3,752            --          23,616
                             -----------------------------------------   ----------------
Net Interest Income
  before Provision for Loan
  Losses                         30,601        3,809            --          34,410

Provision for Loan
  Losses                          1,250           49            --           1,299
                             -----------------------------------------   ----------------
Net Interest Income after
  Provision for Losses           29,351        3,760            --          33,111

Noninterest income                5,758           98            --           5,856

Noninterest expenses             28,719        2,403            --          31,122
                             -----------------------------------------   ----------------
Net Income before taxes           6,390        1,455            --           7,845

Income Taxes                      2,208          453            --           2,661
                             -----------------------------------------   ----------------
Net Income                      $ 4,182      $ 1,002         $  --           5,184
                             -----------------------------------------   ----------------
Primary earnings per share      $  0.41                                    $  0.42
                             ===========                                 ================

Fully diluted earnings per      $  0.41                                    $  0.42
                             ===========                                 ================

See Notes to Pro Forma Combined Condensed Financial Information.


           Notes to Pro Forma Combined Condensed Financial Information
                                   (Unaudited)


1. Financial information is the sum of the information available on the branches to be acquired. As the liabilities of the branches to be assumed exceed the assets, the balance sheet of the branches has been balanced through the "Cash and Due from Banks" caption.

2. This adjustment records the decrease in cash received by Triangle Bank due to the premium paid in the Branch Acquisition.

3. This adjustment reflects the expected utilization of excess cash received upon closing of the transactions, less cash needed for branch operations of $1,650,000.

4. This adjustment reduced the acquired loans to the estimated fair value based on a preliminary assessment of the loan portfolio yields, mix and maturities. The estimated fair value is subject to a final evaluation.

5. Adjustment reflects the movement of surplus to common stock as Triangle Stock has no par value.

6. All noninterest income and expense represents the historical charges and credits and includes no significant intercompany allocations. Interest income on loans and interest expense on deposits are based on the acquired balances of loans and deposits multiplied by the applicable branch's portfolio yields and costs, respectively, as of December 31, 1996. The average loan yield is 9.23% and the average cost of deposits is 4.22%.


 7. These amounts represent the estimated incremental revenues on investments created by the Branch Acquisition and the issuance of the Trust Securities based on Triangle's historical investment yields. The rate utilized of 6.2% represents Triangle's tax equivalent yield on investments for the calendar year 1996.


8. This adjustment reflects anticipated additional expenses as if the branches had been operating as a stand alone bank for the period presented. Expenses were estimated considering similar sized Triangle Bank branches operating expenses as well as additional infrastructure costs.

9. This adjustment represents the amortization of the intangible assets based on the straight-line method over an estimated ten years for the deposit premium ($17,452,000) and three years for the loan premium ($1,066,000).


10. This adjustment represents federal and state income tax expense on incremental net operating income before taxes related to the Branch Acquisition and the issuance of the Trust Securities (discussed in Note
     12), calculated by adding the net income before taxes reflected in this column and the "Trust Securities and UCB/BB&T Branches" column and dividing the sum by the combined federal and state tax rate of 37%
     ([$1,131,000+($1,056,000)]/.37=$28,000).


11. Based on a preliminary review of the types and costs of the deposits to be acquired, no adjustment to market value appears to be necessary as a part of the Branch Acquisition.


12. Adjustment represents the addition of $19,950,000 in redeemable capital securities of a subsidiary trust, holding Junior Subordinated Debentures of Triangle. Such capital securities were sold on June 3, 1997. (See "INFORMATION ABOUT TRIANGLE AND TRIANGLE BANK--Trust Securities Issuance.").

13.  Adjustment represents interest expense on the Trust Securities described in
     Note 12 above. The Trust Securities bear interest at a rate of 9.375%.

                                 CAPITALIZATION

         The following table sets forth: (i) the unaudited historical capitalization of Triangle as of March 31, 1997; (ii) the unaudited historical capitalization of Mecklenburg of March 31, 1997; and (iii) the unaudited pro forma capitalization of Triangle and Mecklenburg assuming the Merger had been consummated on March 31, 1997. This information has been based on, and should be read in conjunction with, Triangle's and Mecklenburg's interim unaudited financial statements, including the related notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. (See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.")


                                                                                                       Pro Forma
                                                       Triangle       Mecklenburg     Adjustments      Combined(1)

                                                                              (In Thousands)

Short-term borrowings                                 $ 25,467        $   54,683         $    -        $ 80,150
Long-term Debt - Federal Home Loan Bank Advances         5,000                 -              -           5,000
Redeemable Capital Securities of Subsidiary Trust
   holding Junior Subordinated Debentures of Triangle        -                 -         19,950  (2)     19,950
                                                       --------------------------------------------------------
     Total                                              30,467            54,683         19,950         105,100
                                                       --------------------------------------------------------

Shareholders' Equity
         Capital Stock                                  61,425             4,238         10,892  (3)     76,555
         Additional Paid-In Capital                          -            10,892        (10,892) (3)          -
         Retained Earnings                              27,238             4,341              -          31,579
         Unrealized Loss on Securities AFS                (507)              101              -            (406)
                                                     -----------------------------------------------------------
         Total Shareholders' Equity                     88,156            19,572              -         107,728
                                                     -----------------------------------------------------------

         Total Borrowings and
             Shareholders' Equity                    $ 118,623        $   74,255     $   19,950        $212,878
                                                     ==========================================================

--------------------------------

        1 Assumes that the Merger became effective March 31, 1997 and that all 2,118,945 currently outstanding shares of Mecklenburg Stock were converted into 2,118,945 shares of Triangle Stock at the Exchange Rate. A total of 10,488,854 shares of Triangle Stock were outstanding at March 31, 1997.

        2 Reflects issuance of debt on June 3, 1997

        3 Reclass Mecklenburg's additional paid in capital to no par value common stock


         For information on regulatory capitol levels required to be maintained by Triangle, Triangle Bank and Mecklenburg. See "CERTAIN REGULATORY
MATTERS - Capital Requirement."

                  INFORMATION ABOUT TRIANGLE AND TRIANGLE BANK

GENERAL

         Triangle is a business corporation incorporated on November 27, 1991, under the laws of the State of North Carolina for the purpose of becoming a one-bank holding company. Triangle acquired Triangle Bank in August 1992 as part of the reorganization of Triangle Bank into a one-bank holding company structure. Pursuant to the reorganization, the former shareholders of Triangle Bank became shareholders of Triangle. Triangle holds all of the outstanding stock of Triangle Bank. Triangle has not engaged in any material activities independent of the activities of Triangle Bank except for the establishment of Delaware grantor trust subsidiary to effect the issuance of $20 million in trust preferred securities. See - "Trust Preferred Securities Offering".

         Triangle Bank, headquartered in Raleigh, North Carolina, is chartered as a state bank under the laws of the State of North Carolina and is a member of the Federal Reserve. Deposit insurance is provided by the Bank Insurance Fund ("BIF") of the FDIC. The sole business of Triangle Bank is to provide banking services to businesses and individuals through its 46 offices in 30 cities located in the Triangle area and throughout the central and eastern region of North Carolina. Triangle also offers securities and insurance products to its customers. Triangle Bank primarily serves small and medium-sized businesses as well as consumers within its markets. Triangle Bank began business on January 4, 1988. On June 30, 1991, Enterprise Bancorp, Inc., a North Carolina bank holding company, and its wholly-owned subsidiary, Enterprise Bank, National Association, a national bank, merged into Triangle Bank. On December 28, 1993, New East Bancorp and its five subsidiary state banks merged into Triangle Bank. On February 23, 1995, Columbus National Bank, a national bank headquartered in Whiteville, North Carolina, merged into Triangle Bank. On March 31, 1995, Standard Bank and Trust Company, a North Carolina-chartered commercial bank headquartered in Dunn, North Carolina, merged into Triangle Bank. Also, on March 31, 1995, Atlantic Community Bancorp, Inc.("Atlantic"), a North Carolina corporation and registered bank holding company headquartered in Rocky Mount, North Carolina, merged with and into Triangle. Atlantic's wholly-owned subsidiary, Unity Bank & Trust Company, a North Carolina-chartered commercial bank also headquartered in Rocky Mount, North Carolina, merged into Triangle Bank on May 11, 1995. On November 1, 1995, The Village Bank, a North Carolina-chartered commercial bank headquartered in Chapel Hill, North Carolina, merged into Triangle Bank. On ___________, 1995, Triangle Bank acquired three branches and approximately $________ million in deposits from NationsBank of North Carolina, and on January 12, 1996, Triangle acquired four branches and approximately $55 million in deposits from First Union National Bank of North Carolina. On October 24, 1996, Granville United Bank, a North Carolina-chartered commercial bank headquartered in Oxford, North Carolina, merged into Triangle Bank. On May 20, 1997, Triangle Bank entered into an agreement to acquire eight branches from United Carolina Bank and two branches from Branch Banking and Trust Company. See "-Pending Acquisition."

TRIANGLE STOCK

         For information regarding Triangle Stock, the market therefor and other matters, see "SUMMARY - Market for Triangle Stock and Mecklenburg Stock."

         Triangle has outstanding warrant agreements acquired upon its merger with Atlantic in March 1995. Triangle has reserved 12,000 shares of Triangle Stock for such warrants. Each warrant entitles the holder to purchase a number of shares of Triangle Stock at a purchase price of $9.17 per share. The warrants expire on December 31, 2000.

         In April 1995, Triangle's Board of Directors authorized the repurchase of up to 1% of the shares of Triangle Stock outstanding at that time which represented approximately 88,000 shares of Triangle Stock. The repurchase was principally undertaken to fund Triangle's various stock benefit plans. Through March 31, 1997, Triangle had repurchased 61,400 shares pursuant to this authorization prior to its expiration in April 1997. In May 1997, Triangle's Board of Directors authorized the repurchase of up to 170,000 shares of Triangle Stock. The repurchase was principally undertaken to fund Triangle's various stock benefit plans. The repurchase is expected to be effected in small amounts by May 1999.


SECURITY OWNERSHIP OF MANAGEMENT

         Information regarding the ownership of Triangle Stock by management of Triangle and information regarding directors and executive officers of Triangle, executive compensation and certain relationships and related transactions with management of Triangle is incorporated herein by reference to Triangle's Annual Report on Form 10-K for the year ended December 31, 1996.

LEGAL PROCEEDINGS


         Triangle Bank has been named as a defendant in a lender liability suit currently pending in state court in North Carolina in which the plaintiff claims that Triangle Bank breached an oral commitment to make a $100,000 loan to the plaintiff. The plaintiff is asserting that he is entitled to $5 million in damages and is seeking to have these damages trebled and an award of attorney's fees. The suit is scheduled to go to trial in early November 1997. Triangle disputes the plaintiff's theories of liabilities and damages and intends to continue to defend the suit vigorously.


PENDING BRANCH ACQUISITION

         On May 20, 1997, Triangle Bank entered into a Purchase and Assumption Agreement to acquire two branch offices from Branch Banking and Trust Company and eight branch offices from United Carolina Bank, all of which branches are being divested in connection with the merger of those two companies. The ten branches are located in the North Carolina counties of Duplin, Lee, Richmond, Robeson, Washington and Wayne. In the Branch Acquisition, Triangle Bank will assume approximately $215 million in deposits and approximately $71 million in aggregate principal amount in loans associated with the ten branches. Triangle Bank will pay a premium of approximately $17.5 million for the assumption of the deposits. The Branch Acquisition will be accounted for as a purchase and is expected to close during the third quarter of 1997. Consummation of the Branch Acquisition is subject to the approval of the appropriate regulatory agencies. Moreover, closing of the Branch Acquisition is subject to various contractual conditions precedent. No assurance can be given that the conditions precedent to consummating the Branch Acquisition will be satisfied in a manner that will result in consummation or that necessary regulatory approvals will be received.

         For additional information with respect to the branch acquisition, see "PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

TRUST SECURITIES ISSUANCE

         In May 1997, Triangle caused a Delaware statutory business trust subsidiary to be created which issued trust preferred securities in the amount of $19.33 million to eight qualified institutional buyers, and $619,000 in trust common securities to Triangle, both sales occurring on June 3, 1997. The Trust Securities have a maturity of 30 years, pay dividends at the rate of 9.375% and may be treated as tier 1 capital by Triangle. To fund the trust, Triangle sold to the trust $20 million of junior subordinated notes with a yield and maturity identical to the Trust Securities. Holders of the Trust Securities are entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable semi-annually in arrears on the first day of June and December of each year, commencing December 1, 1997, at an annual rate equal to 9.375%. The distribution rate and distribution payment dates of the Trust Securities correspond to the interest rate and interest payment dates of the junior subordinated debentures, which are the sole assets of the trust. Triangle, through various agreements, has irrevocably and unconditionally guaranteed all of the trust's obligations under the Trust Securities regarding the payment of distributions and payment on liquidation or redemption of the Trust Securities, but only to the extent of funds held by the trust. The Trust Securities are subject to mandatory redemption in whole, but not in part, upon repayment of the junior subordinated debentures at their stated maturity or upon their early redemption. The junior subordinated debentures may be redeemed prior to their stated maturity upon the occurrence of certain events or at the option of Triangle on or after June 1, 2007. Triangle caused the Trust Securities to be issued because they are a relatively inexpensive form of capital that qualifies as regulatory capital for Triangle. The sale of the Trust Securities was effected with the assistance of Wheat First in a transaction exempt from the registration requirements of the Securities Act. See "PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION."

                          INFORMATION ABOUT MECKLENBURG

GENERAL


         Mecklenburg is a North Carolina-chartered commercial bank under the supervision of the Commissioner and the FDIC. On July 2, 1997, Mecklenburg was approved to become a Federal Reserve member bank which it will do immediately prior to the Merger. Mecklenburg was incorporated on September 8, 1988 and commenced operations on July 12, 1989. Mecklenburg conducts business from its main office located at 2000 Randolph Road, Charlotte, North Carolina with additional full service branches located at 6816 Morrison Boulevard and 1000 East Boulevard, both in Charlotte. Mecklenburg's primary market area is Mecklenburg County, North Carolina. Mecklenburg provides full service commercial and consumer banking services.


MECKLENBURG STOCK

         Mecklenburg Stock is not traded on any exchange. Mecklenburg Stock prices are reported over-the-counter in the "pink sheets" by the National Daily Quotation System. Mecklenburg has paid cash dividends on a quarterly basis since May 10, 1994. See "SUMMARY - Market for Triangle Stock and Mecklenburg Stock."

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         As of June 30, 1997, the following shareholder identified in the following table beneficially owned more than 5% of Mecklenburg Stock.


  NAME AND ADDRESS OF           AMOUNT AND NATURE OF
  BENEFICIAL OWNER              BENEFICIAL OWNERSHIP (1)   PERCENT OF CLASS (2)
  -----------------------      ------------------------   --------------------

  Cy N. Bahakel
  Bahakel Communications, Ltd.         533,329                  25.12%
  P.O. Box 32488
  Charlotte, NC  28232


-------------

(1) Mr. Bahakel exercises sole voting and investment power with respect to all shares shown as beneficially owned.


(2) The calculation of the percentage of class beneficially owned by Mr. Bahakel is based on a number of total outstanding shares equal to 2,119,445 shares outstanding as of June 30, 1997 plus 3,000 shares for which Mr. Bahakel has the right to acquire within 60 days of June 30, 1997 through the exercise of stock options.

     As of June 30, 1997, the beneficial ownership of Mecklenburg Stock by current directors individually, and by current directors and executive officers as a group, was as follows:

                                      AMOUNT AND
                                       NATURE OF                 PERCENT OF
 NAME OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP (1)           CLASS (2)
 ------------------------      ------------------------          ---------

 Helen C. Adams                         19,842                      0.93%
 H. Perrin Anderson                     25,792                      1.21
 Cy N. Bahakel                         533,329                     25.12
 Carl G. Belk                           13,307                      0.62
 W.E. Bryant, Jr.                       23,040                      1.08
 Claude T. Davis, Sr.                   13,503                      0.63
 Aubrey J. Elam                         38,329                      1.80
 Dee-Dee W. Harris                      37,354                      1.75
 John H. Ketner, Jr. (3)                89,011                      4.09
 Beverly B. Poston                       1,778                      0.08
 John T. Roper, M.D.                    23,635                      1.11
 Paul J. Simon                          18,743                      0.88
 Allan W. Singer                        15,898                      0.74

 All current directors and
 executive officers as a group         883,218                     39.40%
 (16 persons)  (4)
---------------


(1) The above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned.


(2) Unless otherwise noted, the calculation of the percentage of class beneficially owned by each individual and by the group is based on a number of total outstanding shares equal to the 2,119,445 shares outstanding as of June 30, 1997, plus 3,000 shares that each director has the right to acquire within 60 days of June 30, 1997 through the exercise of stock options.

(3) Includes 59,373 shares that Mr. Ketner has the right to acquire within 60 days of June 30, 1997 through the exercise of stock options. The calculation of the percentage of class beneficially owned by Mr. Ketner is based on a number of total outstanding shares equal to the 2,119,445 shares outstanding as of June 30, 1997, plus 59,373 shares that Mr. Ketner has the right to acquire within 60 days of June 30, 1997 through the exercise of stock options.

(4) Includes 36,000 shares that directors and 85,995 shares that executive officers have the right to acquire within 60 days of June 30, 1997 through the exercise of stock options. The calculation of the percentage of class beneficially owned by all current directors and executive officers as a group based on a number of total outstanding shares equal to the 2,119,445 shares outstanding as of June 30, 1997 plus 121,995 shares that the current directors and executive officers have the right to acquire within 60 days of June 30, 1997 through the exercise of stock options.

                         COMPARISON OF MECKLENBURG STOCK
                               AND TRIANGLE STOCK

         Upon consummation of the Merger, the shareholders of Mecklenburg (other than those who perfect dissenters' rights of appraisal) will become shareholders of Triangle, and their rights as such will be determined by North Carolina corporation law and Triangle's Articles of Incorporation and Bylaws. The following is a summary of certain provisions of Mecklenburg's Articles of Incorporation and Bylaws and Triangle's Articles of Incorporation and Bylaws, the relevant provisions of North Carolina law and the material changes in the rights of shareholders of Mecklenburg that would occur as a result of the Merger. The following discussion is qualified in its entirety by reference to Mecklenburg's Articles of Incorporation and Bylaws and Triangle's Articles of Incorporation and Bylaws and the North Carolina General Statutes. SHARES OF TRIANGLE STOCK AND MECKLENBURG STOCK ARE NOT, AND CANNOT BE, INSURED BY THE FDIC.

CAPITAL STRUCTURE

         The authorized capital stock of Mecklenburg consists of 10,000,000 shares of common stock, par value $2.00 per share, of which 2,118,945 shares were outstanding as of March 31, 1997. The authorized capital stock of Triangle consists of 20,000,000 shares of common stock, no par value per share, of which 10,488,854 shares were outstanding as of March 31, 1997 and of which it is anticipated approximately 12,607,799 shares will be outstanding upon consummation of the Merger.

GOVERNING LAW

         Triangle is chartered under the laws of the State of North Carolina and is subject to the provisions of the NCBCA. Mecklenburg, a North Carolina-chartered, commercial bank, is subject to the provisions of Chapter 53 of the North Carolina General Statutes ("Chapter 53"), and to the extent it is not inconsistent with Chapter 53, the NCBCA. The following is a brief summary of certain material provisions of the NCBCA, Chapter 53 and certain material differences between the respective Articles of Incorporation and Bylaws of Mecklenburg and the Articles of Incorporation and Bylaws of Triangle.

VOTING

         The holders of Mecklenburg Stock and Triangle Stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. The shareholders of Triangle and Mecklenburg do not have the right to vote cumulatively in the election of directors. As a result of the absence of cumulative voting, the majority of votes represented at a legal quorum may elect all directors and the remaining minority shareholders may not elect any directors. The absence of cumulative voting makes it more difficult for shareholders who hold a minority of outstanding shares of Mecklenburg Stock or Triangle Stock to elect representatives of their choice.

PREEMPTIVE RIGHTS

         The holders of Mecklenburg Stock and Triangle Stock do not have preemptive rights to acquire other or additional shares that may be issued from time to time. As shareholders of Triangle Stock have no preemptive rights, their ownership interest in Triangle Stock may be diluted if Triangle issues additional shares of Triangle Stock in the future.


STATE LAW ANTI-TAKEOVER PROVISIONS

         NORTH CAROLINA SHAREHOLDER PROTECTION ACT. The North Carolina Shareholder Protection Act (the "Shareholder Act") generally requires that, unless certain "fair price" and procedural requirements are satisfied, the affirmative vote of 95% of the voting shares of a corporation is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such voting shares. Mecklenburg is subject to the provisions of the Shareholder Act but the Merger is not subject to the provisions of the Shareholder Act. Triangle is not subject to the provisions of the Shareholder Act pursuant to the terms of its Articles of Incorporation.

         NORTH CAROLINA CONTROL SHARE ACQUISITION ACT. The North Carolina Control Share Acquisition Act (the "Control Act") generally provides that, except as provided below, "Control Shares" will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which when added to other shares owned, would give such person effective control over one-fifth, one-third or a majority of all voting power in the election of the corporation's directors. However, voting rights will be restored to Control Shares by a resolution approved by the affirmative vote of the holders of a majority of the corporation's voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors employed by the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation's directors, then the corporation's other shareholders may require the corporation to redeem their shares at their fair value. Mecklenburg is not subject to the provisions of the Control Act pursuant to its Bylaws and a resolution of the Mecklenburg Board. Triangle is not subject to the provisions of the Control Act pursuant to the terms of its Articles of Incorporation.

BUSINESS COMBINATIONS AND CHANGES IN CONTROL

         While Triangle is subject to the NCBCA, Triangle's Articles of Incorporation provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of Triangle Stock is required to approve certain transactions with Triangle or any affiliate of Triangle specified therein, including any merger, consolidation, sale of assets, share exchange, or dissolution. The supermajority provision is inapplicable if the transaction has been approved (or in the case of a dissolution recommended for shareholder approval) by two-thirds of all directors of Triangle then in office or if the other entity is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by Triangle or its affiliates. For purposes of such provision, an "affiliate" is any individual, corporation, partnership, trust, estate, or other entity who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. Triangle's Articles of Incorporation further provide that the Board of Directors, when evaluating the merits of any transaction described in such provision, including any merger, consolidation, sale of assets, or share exchange, or any offer of a party to make a tender or exchange offer for any equity security of Triangle, shall, in connection with the exercise of its judgment in determining what is in the best interest of Triangle and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of Triangle and its affiliates, and on the communities in which Triangle and its affiliates operate or are located.

         The supermajority provision of Triangle's Articles of Incorporation may have the effect of delaying, deferring, or preventing a change in control of Triangle, which some holders of Triangle Stock may deem to be in their best interests.

         The constituency provision of Triangle's Articles of Incorporation may discourage or make more difficult certain acquisition proposals or business combinations and, therefore, may adversely affect the ability of shareholders to benefit from certain transactions opposed by the Board of Directors of Triangle. The constituency provision would allow the Board of Directors of Triangle to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effect in determining whether to accept or reject such proposal.

         The Merger is not subject to the supermajority voting provision as it has been approved unanimously by Triangle's Board of Directors.

         Mecklenburg's Articles of Incorporation and Bylaws contain the same 80% vote requirement as required of Triangle. However, as the Merger has been approved unanimously by the Mecklenburg Board, the Merger is not subject to the supermajority voting provisions. Chapter 53 requires the affirmative vote of two-thirds of the outstanding shares of Mecklenburg to approve a merger.

AMENDMENT OF ARTICLES OF INCORPORATION

         Mecklenburg is subject to the requirements of the NCBCA with respect to amendments of its Articles of Incorporation. Generally, the NCBCA requires that the votes cast in favor of an amendment to the Articles of Incorporation must exceed the votes cast against such amendment in order for Mecklenburg to amend its Articles of Incorporation. In addition, Mecklenburg's Articles of Incorporation and Bylaws provide that the 80% supermajority voting requirement for business combinations and dissolution of Mecklenburg may be amended only by the affirmative vote of 80% of the outstanding shares of Mecklenburg, unless such amendment has been approved by two-thirds of all directors of Mecklenburg then in office.

         While Triangle is subject to the NCBCA, Triangle's Articles of Incorporation require the affirmative vote of 75% of all outstanding shares present at a meeting where the issue considered is to amend its Articles of Incorporation. This provision of Triangle's Articles of Incorporation makes it more difficult for amendments to the Articles of Incorporation to be approved by Triangle's shareholders. Accordingly, such provision makes it more difficult for provisions in the Articles of Incorporation to be changed in the event of a hostile takeover attempt.

AMENDMENT OF BYLAWS

         Mecklenburg's bylaws and Triangle's bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or shareholders of Mecklenburg or Triangle, respectively, except as otherwise provided in each company's Articles of Incorporation or by the NCBCA. Under the NCBCA and the bylaws of Mecklenburg and Triangle, the Board of Directors may not readopt, amend or repeal a bylaw adopted, amended or repealed by the shareholders if neither the Articles of Incorporation nor a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally. The shareholders may amend or repeal the bylaws of Mecklenburg or Triangle, respectively, even though the bylaws may also be amended or repealed by the Board of Directors. Triangle's bylaws further provide that the Board of Directors has no power to adopt a bylaw: (1) changing the statutory requirement for a quorum of directors or action by directors or changing the statutory requirement for a quorum of shareholders or action by shareholders; (2) providing for management of the company otherwise than by the Board of Directors or the committee thereof; (3) increasing or decreasing the fixed number of the size of the Board of Directors or the range of directors, or changing from a fixed number to a range, or visa versa; or (4) classifying and staggering the election of directors. Mecklenburg's bylaws further provide that the Board of Directors has no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of Mecklenburg otherwise than by the Board of Directors or its Executive Committee; (3) increasing or decreasing the number of directors; or
(4) classifying and staggering the election of directors.

         The bylaws of Triangle currently provide that the number of directors shall be at least 10 but no more than 26, although the Bylaw Amendment proposes to increase the maximum to 28. The Board of Directors may set the number of directors in this range without shareholder approval. In addition, the bylaws require the affirmative vote of 75% of shares of Triangle voting, in person or by proxy, to increase or decrease the range and prohibit the Board of Directors from changing the range without shareholder approval. The supermajority requirement for a shareholder vote to change the range of the number of directors makes it more difficult for Triangle's shareholders to increase the size of the Board of Directors and elect directors to fill the vacancies created thereby. Accordingly, one or more shareholders seeking to gain control of the Board (for example, a tender offer or entity attempting a hostile takeover) would find its task more difficult. This requirement makes it more difficult for the size of the Board of Directors to be increased without the existing Board of Directors' consent.

         The Bylaws of Mecklenburg provides that the number of directors shall be at least nine but not more than 30. The Mecklenburg Board may set the number of directors in this range without shareholder approval

SHARE PURCHASE AND OPTION PLANS FOR AFFILIATES

         The affirmative vote of two-thirds of the issued and outstanding shares of Mecklenburg and the approval of the Commissioner pursuant to Chapter 53 is required for Mecklenburg to issue rights, options, or warrants for the purchase of shares of its capital stock, with the Mecklenburg Board determining the terms upon which the rights, options or warrants are issued and their form and content. Shares of capital stock of Mecklenburg may not be issued for less than 85% of the fair market value of the shares on the date the purchase price is fixed and options may not be granted at less than 100% of the fair market value on the date of grant. The foregoing rights, options, warrants or shares of capital stock of Mecklenburg may generally be issued to or for the benefit of officers, directors, and employees of Mecklenburg free of restrictions, except as noted above or, as required under the Securities Act. See "THE MERGER - Resale of Triangle Stock."

         Under the NCBCA, Triangle may issue rights, options, or warrants for the purchase of shares of its capital stock, with the Board of Directors of Triangle determining the terms upon which the rights, options or warrants are issued, their form and content, and the consideration for which the shares are to be issued. Shares of capital stock of Triangle may be issued for consideration determined by the Board of Directors to be adequate. The foregoing rights, options, warrants or shares of capital stock of Triangle may generally be issued to or for the benefit of officers, directors, and employees of Triangle or its subsidiaries free of restrictions, except as set forth above or as required under the Securities Act. See "THE MERGER - Resale of Triangle Stock."

REDEMPTION OF STOCK

         Triangle may repurchase shares of Triangle Stock, provided that certain requirements as to the effect of the repurchase on Triangle solvency and the relationship between its assets and liabilities are fulfilled.

         As a bank holding company, Triangle is required to give the Federal Reserve Bank of Richmond (the "Federal Reserve Bank") prior written notice of any purchase or redemption of any shares of its outstanding equity securities if the gross consideration to be paid for such purchase or redemption, when aggregated with the net consideration paid by Triangle for all purchases or redemption of its equity securities during the 12 months preceding the date of notification, equals or exceeds 10% of its consolidated net worth as of the date of such notice. The Federal Reserve Bank must either approve the transaction described in the notice within 30 days of receipt of the notice or refer it to the Federal Reserve for action within 60 days after the Federal Reserve Bank's receipt thereof.

         Under Chapter 53, Mecklenburg is generally required to obtain the prior approval of the holders of two-thirds of its outstanding shares before it can repurchase any shares of Mecklenburg Stock. Additionally, the prior approval of the Commissioner and the FDIC is required for the redemption or retirement of any shares of Mecklenburg Stock.

TRANSFERABILITY BY CERTAIN PERSONS

         Mecklenburg Stock, unlike that of Triangle, is exempt from the registration requirements of the Securities Act and the North Carolina Securities Act. The effect of such exemptions is to allow Mecklenburg and its shareholders to sell shares of Mecklenburg Stock without registration under such laws. In contrast, the public sale by Triangle of its stock and resales of Triangle Stock by certain persons who are at the time of resale "affiliates" of Triangle must be registered under the Securities Act and the North Carolina Securities Act or meet certain statutory and regulatory requirements to qualify for an exemption from registration. The exemption from registration under the Securities Act most often used by affiliates of public corporations is Rule 144 which requires, among other things, that affiliates' shares be sold in "brokers' transactions" without any solicitation of offers to purchase such shares.

ASSESSMENTS; IMPAIRMENT OF CAPITAL

         Under Chapter 53, holders of Mecklenburg Stock may be assessed for the amount of any impairment in the capital stock of Mecklenburg due to losses or any other cause when the surplus and undivided profits of Mecklenburg are insufficient to make good such impairment. No such equivalent assessment provisions are contained in North Carolina law with respect to the Triangle Stock or Triangle's shareholders.

NUMBER, ELECTION AND REMOVAL OF DIRECTORS

         The Board of Directors of Triangle is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. Directors of each class are elected to hold office for three years. Each director holds office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification.

         Triangle's Articles of Incorporation provide that a director may be removed without cause by the shareholders only if (i) the removal without cause is recommended to the shareholders by the Board of Directors pursuant to a vote of not less than 75% of the directors then in office and (ii) the shareholders approve such removal by a vote of 75% of the votes present at the meeting where the issue is considered. Directors also are removable by the shareholders with cause pursuant to a vote of 75% of the outstanding shares of Triangle Stock, but no specific director recommendation is required. The Articles of Incorporation define "cause" as "personal dishonesty, incompetence, mental and physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) based on a conviction for such offense or an opinion of counsel to Triangle to such effect."

         The supermajority provisions of Triangle's Articles of Incorporation discourages hostile takeover attempts so that Triangle will be able to follow through with its business plan which it has developed in the interest of all Triangle shareholders. Management believes that, for a financial institution, allowing Board members to be removed and replaced without cause by the shareholders would open Triangle to acquisition or control by interests that might not follow through with the Board's business plan for Triangle.

         The Board of Directors of Mecklenburg is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. Directors of each class are elected to hold office for three years. Each director holds office until the annual meeting for the year in which his or her term expires and until his or her successors are elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification. A director may be removed from office, with or without cause, by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at the annual meeting.

INDEMNIFICATION AND ELIMINATION OF DIRECTOR LIABILITY

         The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

         PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

         MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

         ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

         VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

         COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

         PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

         INDEMNIFICATION BY TRIANGLE AND MECKLENBURG. The Articles of Incorporation of Mecklenburg provide for indemnification of directors and officers of Mecklenburg to the fullest extent permitted by North Carolina law. The Bylaws of Triangle provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law. Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. Triangle and Mecklenburg each currently maintains directors' and officers' liability insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Triangle, Triangle has been informed that, in the opinion of the Commission, such indemnification is against public policy expressed in the Securities Act and is, therefore, unenforceable.

         ELIMINATION OF DIRECTOR LIABILITY. The Articles of Incorporation of Mecklenburg and Triangle provide for the elimination of personal liability of directors for monetary damage to the fullest extent permitted by applicable law. The limitation on monetary damages does not preclude other equitable remedies such as injunctive relief or rescission. Further, such limitation may not be available for violations of federal and state banking and securities laws.

DIVIDEND POLICY

         Triangle paid its first cash dividend on September 30, 1994 in the form of a quarterly dividend of $0.04 per share. Prior to the formation of Triangle, Triangle Bank had not declared or paid any dividends since its organization in 1988. Under Chapter 53, Triangle Bank was not permitted to pay dividends until three years after it was organized. Therefore, Triangle Bank was first able to pay dividends under North Carolina law on January 5, 1991.

         The holders of Triangle Stock are entitled to receive dividends when and if declared by its Board of Directors out of funds legally available therefor. There can be no assurance that after the Merger any dividends will be declared or paid or, if declared and paid, continued in the future. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and Triangle's Board of Directors' consideration of other relevant factors. Subject to the foregoing, it is currently Triangle's intent to pay quarterly cash dividends. The principal sources of funds for the payment of dividends by Triangle are dividends from Triangle Bank. See "CERTAIN REGULATORY MATTERS - Dividends" for information regarding certain restrictions on the payment of dividends by Triangle Bank to Triangle.

         The holders of Mecklenburg Stock are entitled to receive dividends when and if declared by the Mecklenburg Board out of funds legally available therefor. Mecklenburg paid its first cash dividend on May 10, 1994 in the form of a quarterly dividend of $.03 per share. Like Triangle, the payment of cash dividends by Mecklenburg is limited by certain regulatory restrictions and is dependent upon business conditions, operating results, capital and reserve requirements, and the Mecklenburg Board's consideration of other relevant factors.

                           CERTAIN REGULATORY MATTERS

GENERAL

         Bank holding companies and banks are extensively regulated under both federal and state law. The following discussion summarizes some of the statutory and regulatory restrictions imposed upon the operations of Triangle, Triangle Bank and Mecklenburg. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Triangle, Triangle Bank and Mecklenburg. Supervision, regulation, and examination of financial institutions by the regulatory agencies are intended primarily for the protection of depositors rather than the holders of Mecklenburg Stock or Triangle Stock.

         From time to time bills are introduced in the United States Congress which would provide for wide-ranging proposals for altering the structure, regulation, and competitive relationships of the nation's financial institutions. Among such bills which have recently been considered by Congress and which may be introduced in the future are proposals to prohibit financial institutions and holding companies from conducting certain activities, to subject financial institutions to increased disclosure and reporting requirements, and to further alter the regulatory structure relative to financial institutions. It cannot be predicted with accuracy whether or in what form any of these proposals will be adopted or the extent of their effect upon all financial institutions.

BANK HOLDING COMPANY REGULATION

         Triangle is a bank holding company, registered with the Federal Reserve under the BHC Act, and with the Commissioner under the North Carolina Bank Holding Company Act of 1984, as amended (the "North Carolina Act"). As such, Triangle is subject to the supervision, examination, and reporting requirements contained in the BHC Act and the North Carolina Act and the regulations of the Federal Reserve and the Commissioner.

BANK REGULATION


         As banks, Triangle Bank and Mecklenburg are subject to numerous state and federal statutes and regulations that affect their business, activities and operations. Triangle Bank is supervised and examined by the Federal Reserve. Currently, Mecklenburg is supervised and examined by the FDIC, but has been accepted for membership in the Federal Reserve System and immediately before the Merger will become a state member bank and, like Triangle Bank, will be supervised and examined by the Federal Reserve. In addition, Triangle Bank and Mecklenburg are supervised and examined by the Commissioner. The Federal Reserve, the FDIC and the Commissioner are required to regularly examine the operations of banks over which they exercise jurisdiction. They have the authority to approve or disapprove the establishment of branches, mergers, consolidations, and other similar corporate actions, and to prevent the continuance or development of unsafe or unsound banking practices and other violations of law. The Federal Reserve, the FDIC, and the Commissioner regulate and monitor all areas of the operations of banks and their subsidiaries, including loans, mortgages, issuances of securities, capital adequacy, loss reserves, and compliance with the Community Reinvestment Act and other laws and regulations. Interest and certain other charges collected and contracted for by the banks are also subject to state usury laws and certain federal laws concerning interest rates.

         The deposit accounts of Triangle Bank and Mecklenburg are insured by the BIF of the FDIC up to a maximum of $100,000 per insured depositor. The FDIC issues regulations and conducts periodic examinations, requires the filing of reports, and generally supervises the operations of its insured banks. The approval of the FDIC is required prior to a bank's merger or consolidation, assumption of deposit liabilities, or establishment or relocation of an office facility, unless, as in the case of Triangle Bank and Mecklenburg, such matters are subject to the jurisdiction of the Federal Reserve. This supervision and regulation is intended primarily for the protection of depositors. Any insured bank that is not operated in accordance with or does not conform to federal regulations, policies, and directives may be sanctioned for noncompliance. Civil and criminal proceedings may be instituted against any insured bank or any director, officer, or employee of such bank for the violation of applicable laws and regulations, breaches of fiduciary duties, or engaging in any unsafe or unsound practice. The FDIC has the authority to terminate insurance of accounts pursuant to procedures established for that purpose.

DIVIDENDS
         Although Triangle is not subject to any direct legal or regulatory restrictions on dividends (other than the requirements under the NCBCA that a distribution may not be made if after giving it effect the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than its liabilities), Triangle's ability to pay cash dividends is dependent upon the amount of dividends paid by Triangle Bank. The ability of Triangle Bank and Mecklenburg to pay dividends is subject to statutory and regulatory restrictions on the payment of cash dividends, including the requirement under the North Carolina banking laws that cash dividends be paid only out of undivided profits and only if the bank has surplus of a specified level. Federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payment may be deemed to constitute an unsafe and unsound practice.

CAPITAL REQUIREMENTS
         Triangle and Triangle Bank are required by federal regulations to maintain certain minimum capital levels. Federal regulators impose capital requirements on federally insured depository institutions and their holding companies to ensure that such institutions have a sufficient capital base to absorb operating losses and to provide a cushion to the federal deposit insurance funds. At March 31, 1997, Triangle and Triangle Bank exceeded their respective capital requirements.

         Upon consummation of the Merger, Triangle and Triangle Bank will continue to remain in compliance with all existing capital requirements as shown in the table below.

                             TRIANGLE BANCORP, INC.
                          PRO FORMA CAPITAL CALCULATION
                              AS OF MARCH 31, 1997


                                                                       PRO FORMA
                                                                        COMBINED
                                                                         TRIANGLE,
                                                                      MECKLENBURG,
                                                          TRIANGLE  UCB/BB&T BRANCHES         MINIMUM
                               TRIANGLE    MECKLENBURG(2) COMBINED     AND TRUST             REGULATORY
                                                                      SECURITIES               RATIOS


     Tier 1 capital to             11.04%     15.79%        11.72%       10.90%                   4.0%
            risk weighted assets
     Total capital to risk         12.29%     16.85%        12.97%       12.15%                   8.0%
      weighted assets
     Leverage ratio(1)              7.91%      7.21%         7.77%        6.70%                   4.0%

(1) Leverage ratio is calculated as Tier 1 capital divided by quarterly average assets less goodwill and other disallowed intangibles.

(2) As Mecklenburg will be operating as a separate subsidiary, there will be no effect on its capital ratios immediately after the Merger.

                                  TRIANGLE BANK
                          PRO FORMA CAPITAL CALCULATION
                              AS OF MARCH 31, 1997

                                          PRO FORMA COMBINED
                                            TRIANGLE BANK,
                              TRIANGLE   UCB/BB&T BRANCHES           MINIMUM
                               BANK      AND TRUST SECURITIES  REGULATORY RATIOS

  Tier 1 capital to              10.97%        8.82%                    4.0%
         risk weighted assets
  Total capital to risk          12.23%       10.07%                    8.0%
         weighted assets
  Leverage ratio(1)               7.86%        5.77%                    4.0%

(1) Leverage ratio is calculated as Tier 1 capital divided by quarterly average assets less goodwill and other disallowed intangibles.

         The capital requirements currently in effect could be increased by the federal regulators. Moreover, the management of Triangle may determine that it is advisable, or banking regulators may require, that Triangle and Triangle Bank raise additional capital as a result of growth, unanticipated losses or inadequate financial performance, or for other reasons. No assurances can be given that any such additional capital would be available to Triangle or Triangle Bank.

LEGISLATION AND GOVERNMENTAL POLICIES

         Legislative and regulatory proposals regarding changes in banking, and the regulation of banks, savings and loan associations, and other financial institutions are considered from time to time by the executive branch of the Federal government, Congress, and various state governments, including North Carolina. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry generally. It cannot be predicted whether any of these proposals will be adopted, and, if adopted, how these will affect Triangle, Triangle Bank or Mecklenburg.

         In September 1994, Congress passed the Interstate Banking and Branching Efficiency Act (the "Interstate Act"). The Interstate Act permits adequately capitalized bank holding companies to acquire control of banks in any state. States may require the bank being acquired to have been in existence for a certain length of time but not in excess of five years. No bank may acquire more than 10% of nationwide insured deposits or 30% of any state's insured deposits. States have the right to waive the 30% limit. As of June 1, 1997, banks may merge under the Interstate Act with other banks across state lines. States could opt-in to such interstate branching earlier or could opt-out of interstate branching by June 1, 1997. The states of Texas and Montana have opted out of interstate branching. Under the Interstate Act, establishing new branches in another state will require that state's specific approval. Legislation to have North Carolina opt in for earlier adoption of interstate branching was passed in 1995. During 1993, North Carolina adopted legislation authorizing interstate mergers. There can be no assurance as to what impact such legislation or the Interstate Act might have upon Triangle and its subsidiaries.

MONETARY POLICY AND ECONOMIC CONTROLS

         Triangle, Triangle Bank and Mecklenburg are directly affected by government monetary policy and by regulatory measures affecting the financial services industry in general. Of primary importance is the Federal Reserve, whose actions directly affect the money supply and, in general, affect the lending ability of financial institutions by increasing or decreasing the cost and availability of funds to financial institutions. The Federal Reserve regulates the availability of credit in order to combat recession and curb inflationary pressures in the economy by open market operations in United States government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against bank deposits.

         Deregulation of interest rates paid by banks and savings and loan associations on deposits and the types of deposits that may be offered by such institutions have eliminated minimum balance requirements and rate ceilings on various types of time deposit accounts. The effect of these specific actions and, in general, the deregulation of deposit interest rates have made such institutions much more sensitive to fluctuations in money market rates. In view of the changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand, or the business and earnings of Triangle, Triangle Bank or Mecklenburg.

                          THE PROPOSED BYLAW AMENDMENT

         The Board of Directors of Triangle has voted to recommend to the shareholders a proposed amendment to Article III, Section 2 of Triangle's Amended and Restated Bylaws to increase the maximum number of directors from 26 to 28. Under the current Bylaws, the number of directors may be between 10 and 26 with a number within that range to be set by the Board of Directors. The Board of Directors of Triangle has reached its maximum membership of 26 directors. In order to fulfill its obligations under the Agreement without requesting the resignation of presently serving directors, Triangle must increase the maximum number of directors under its Bylaws. The Board of Directors of Triangle recommends that its shareholders adopt the Bylaw Amendment to increase the authorized number of Triangle directors to accommodate Triangle's obligations under the Agreement which requires that Mr. Cy N. Bahakel, Chairman of the Board of Directors of Mecklenburg, be elected to the Triangle Board of Directors. Increasing the maximum directors to 28 also would allow for future flexibility in expanding the number of directors if and when such expansion is deemed advisable by the Board of Directors and if a qualified candidate for such directorship had been identified. The text of Article III,
Section 2 as proposed to be amended is as follows:

           The number of Directors constituting the Board of Directors of the Corporation shall be not less than 10 nor more than 28 as from time to time may be fixed or changed within said minimum or maximum by the affirmative vote of a majority of Directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Such minimum and maximum may not be changed by the Board of Directors, but only by the affirmative vote of 75% of all eligible votes present, in person or by proxy, at a meeting of shareholders at which a quorum is present. Such minimum and maximum may not be changed at a meeting of shareholders unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is to change the number of Directors of the Corporation.


         THE BOARD OF DIRECTORS OF TRIANGLE RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE BYLAW AMENDMENT.


                              LEGAL AND TAX MATTERS

         Alexander M. Donaldson, Senior Vice President and General Counsel of Triangle, will deliver an opinion at the Effective Time to the effect that Triangle Stock to be issued to the shareholders of Mecklenburg in connection with the Merger, when issued as contemplated in the Agreement, will be validly issued, fully paid, and non-assessable.

         Coopers & Lybrand L.L.P., tax advisors to Triangle, has delivered an opinion to Triangle and Mecklenburg concerning certain federal income tax consequences of the Merger as required by the Agreement. See "THE MERGER - Certain Federal Income Tax Consequences."

         Certain other legal matters in connection with the Merger will be passed upon for Triangle by Mr. Donaldson and for Mecklenburg by Robinson, Bradshaw, & Hinson, P.A., Charlotte, North Carolina.




                                     EXPERTS

         The consolidated balance sheets of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheets of Bank of Mecklenburg as of December 31, 1996 and 1995, and the statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. The independent auditors' report on the financial statements referred to above contains an explanatory paragraph for Mecklenburg's adoption of Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES", on January 1, 1994.

         Representatives of KPMG Peat Marwick LLP are expected to be present at the Mecklenburg Special Meeting, and representatives of Coopers & Lybrand L.L.P. are expected to be present at the Triangle Special Meeting, and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of Mecklenburg did not know of any matters that will be presented for consideration at the Mecklenburg Special Meeting other than as described in this Joint Proxy Statement/Prospectus. However, if any other matters shall come before the Mecklenburg Special Meeting or any adjournment thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

         As of the date of the Joint Proxy Statement/Prospectus, the Board of Directors of Triangle did not know of any matters that will be presented for consideration at the Triangle Special Meeting other than as described in this Joint Proxy Statement/Prospectus. However, if any other matters shall come before the Triangle Special Meeting or any adjournment thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                                 SHAREHOLDER PROPOSALS

         If the Merger is not consummated for any reason, Mecklenburg expects to hold its 1998 annual meeting of shareholders in April 1998. In such event, any proposal of a shareholder that is intended to be presented at the 1998 annual meeting of shareholders must be received by Mecklenburg at its main office in Charlotte, North Carolina no later than December 22, 1997 in order that any such proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with such meeting.

         Whether or not the Merger is consummated, Triangle expects to hold its 1998 annual meeting of shareholders in April 1998. Any proposal of a shareholder of Triangle which is intended to be presented at the 1998 annual meeting, must be received by Triangle at its principal executive office in Raleigh, North Carolina no later than December 26, 1997 in order to be included in Triangle's proxy statement and form of appointment of proxy to be issued in connection with that meeting.

=============================================================================
=============================================================================



                                   APPENDIX I


                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                              DATED APRIL 25, 1997

                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER



                                 BY AND BETWEEN


                               BANK OF MECKLENBURG

                                       AND

                             TRIANGLE BANCORP, INC.






                                 APRIL 25, 1997

                                TABLE OF CONTENTS


ARTICLE I. AGREEMENT TO MERGE................................................................................... 2

         1.01.    Names of Merging Corporations.................................................................. 2
         1.02.    Nature of Transaction.......................................................................... 2
         1.04.    Assets and Liabilities of Interim.............................................................. 2
         1.05.    Conversion and Exchange of Stock............................................................... 3
                  a.   Conversion of Mecklenburg Stock........................................................... 3
                  b.   Exchange Procedures....................................................................... 3
                  c.   Treatment of Fractional Shares............................................................ 4
                  d.   Surrender of Certificates................................................................. 4
                  e.   Antidilutive Adjustments.................................................................. 5
                  f.   Dissenters................................................................................ 5
                  g.   Lost Certificates......................................................................... 5
                  h.   Treatment of Mecklenburg's Stock Options.................................................. 5
                  i.   Outstanding Triangle Stock ............................................................... 7
         1.06.    Articles, By-Laws and Management............................................................... 7
         1.07.    Closing; Plan of Merger; Effective Time........................................................ 7

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF MECKLENBURG........................................................8

         2.01.    Organization; Standing; Power.................................................................  8
         2.02.    Capital Stock.................................................................................. 8
         2.03.    Principal Shareholders......................................................................... 8
         2.04.    Subsidiaries....................................................................................8
         2.05.    Convertible Securities, Options, Etc............................................................9
         2.06.    Authorization and Validity of Agreement.......................................................  9
         2.07.    Validity of Transactions; Absence of Required .................................................10
         2.08.    Mecklenburg Books and Records..................................................................10
         2.10.    Mecklenburg Financial Statements...............................................................11
         2.11.    Tax Returns and Other Tax Matters..............................................................11
         2.12.    Absence of Material Adverse Changes or Certain Other Events ...................................12
         2.13.    Absence of Undisclosed Liabilities............................................................ 12
         2.14.    Compliance with Existing Obligations.......................................................... 12
         2.15.    Litigation and Compliance with Law.............................................................13
         2.16.    Real Properties............................................................................... 14
         2.17.    Loans, Accounts, Notes and Other Receivables...................................................15
         2.18.    Securities Portfolio and Investments.......................................................... 16
         2.19.    Personal Property and Other Assets............................................................ 16
         2.20.    Patents, Trademarks and Licenses.............................................................. 16
         2.21.    Environmental Matters......................................................................... 17
         2.22.    Absence of Brokerage or Finders Commissions....................................................18
         2.23.    Material Contracts............................................................................ 19
                                        i

         2.24.    Employment Matters; Employee Relations........................................................ 19
         2.25.    Employee Agreements; Employee Benefit Plans................................................... 20
         2.26.    Insurance..................................................................................... 21
         2.27.    Insurance of Deposits......................................................................... 22
         2.28.    Affiliates.....................................................................................22
         2.29.    Obstacles to Regulatory Approval, Accounting Treatment or Tax Treatment........................22
         2.30.    Disclosure.................................................................................... 22

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY............................................  23

         3.01.    Organization; Standing; Power................................................................. 23
         3.02.    Capital Stock................................................................................. 23
         3.03.    Authorization and Validity of Agreement....................................................... 23
         3.04.    Validity of Transactions; Absence of Required Consents or Waivers..............................24
         3.05     Holding Company Books and Records..............................................................24
         3.06.    Holding Company Reports....................................................................... 25
         3.07.    Holding Company Financial Statements.......................................................... 25
         3.08.    Absence of Material Adverse Changes........................................................... 25
         3.09.    Litigation and Compliance with Law............................................................ 26
         3.10     Absence of Brokerage or Finders Commissions................................................... 27
         3.11.    Obstacles to Regulatory Approval,  Accounting
                     Treatment or Tax Treatment..................................................................28
         3.12.    Disclosure.....................................................................................28

ARTICLE IV.  COVENANTS OF MECKLENBURG........................................................................... 28

         4.01.    Affirmative Covenants of Mecklenburg.......................................................... 28
                  a.  "Affiliates" of Mecklenburg............................................................... 28
                  b.  Conduct of Business Prior to Effective Time............................................... 28
                  c.  Periodic Information Regarding Loans...................................................... 29
                  d.  Notice of Certain Changes or Events....................................................... 30
                  e.  Consents to Assignment of Leases.......................................................... 30
                  f.  Further Action; Instruments of Transfer, etc.............................................. 31
                  g.  Conversion to State Member Bank........................................................... 31
         4.02.        Negative Covenants of Mecklenburg......................................................... 31
                  a.  Amendments to Articles of Incorporation or Bylaws..........................................31
                  b.  Change in Capital Stock................................................................... 31
                  c.  Options, Warrants and Rights.............................................................. 31
                  d.  Dividends................................................................................. 31
                  e.  Employment, Benefit or Retirement Agreements or Plans..................................... 31
                  f.  Increase in Compensation; Additional
                        Compensation............................................................................ 32
                  g.  Accounting Practices...................................................................... 32
                  h.  Acquisitions; Additional Branch Offices................................................... 32
                  i.  Changes in Business Practices............................................................. 32
                                       ii

                  j.  Exclusive Merger Agreement................................................................ 33
                  l.  Debt; Liabilities......................................................................... 34
                  m.  Liens; Encumbrances....................................................................... 34
                  n.  Waiver of Rights.......................................................................... 34
                  o.  Other Contracts........................................................................... 34

ARTICLE V.  COVENANTS OF THE HOLDING COMPANY.....................................................................35

         5.01.    Operation as Subsidiary........................................................................35
         5.02.    Board of Directors.............................................................................35
         5.03.    NASDAQ National Market System Notification of Listing of Additional Shares of Triangle
                   Stock.........................................................................................35
         5.04     Notice of Certain Changes or Events............................................................35
         5.05     The Holding Company to Provide Necessary.......................................................
         5.06     The Holding Company to File Form 8-K...........................................................36

ARTICLE VI.  MUTUAL AGREEMENTS.................................................................................. 36

         6.01.    Shareholders' Meetings; Registration Statement; Joint Proxy
                    Statement/Prospectus.........................................................................36
                  a.  Meetings of Shareholders.................................................................. 36
                  b.  Preparation and Distribution of Joint Proxy Statement/Prospectus...........................36
                  c.  Registration Statement and "Blue Sky" Approvals........................................... 37
                  d.  Recommendation of Mecklenburg's Board of
                      Directors................................................................................. 37
                  e.  Information for Joint Proxy Statement/Prospectus and Registration Statement............... 37
         6.02.    Regulatory Approvals.......................................................................... 38
         6.03.    Access........................................................................................ 38
         6.04.    Costs..........................................................................................39
         6.05.    Announcements................................................................................. 39
         6.06.    Environmental Studies......................................................................... 39
         6.07.    Employees; Severance Payments; Employee
                    Benefits.....................................................................................40
                  a.  Employment of Mecklenburg Employees....................................................... 40
                  b.  Severance Payment......................................................................... 41
                  c.  Employee Benefits......................................................................... 41
         6.08.        Confidentiality........................................................................... 41
         6.09.    Reorganization for Tax Purposes............................................................... 42
         6.10.    Accounting Treatment...........................................................................42
         6.11.    Other Permissible Transactions.................................................................42

ARTICLE VII.  CONDITIONS PRECEDENT TO MERGER.................................................................... 43

         7.01.    Conditions to all Parties' Obligations........................................................ 43
                                      iii


                  a.  Approval by Governmental or Regulatory Authorities; No Disadvantageous
                      Conditions.................................................................................43
                  b.  Effectiveness of Registration Statement; Compliance with Securities and Other
                      "Blue Sky" Requirements................................................................... 43
                  c.  Adverse Proceedings, Injunction, Etc...................................................... 43
                  d.  Approval by Boards of Directors and   Shareholders........................................ 44
                  e.  Fairness Opinions......................................................................... 44
                  f.  Tax Opinion............................................................................... 44
                  g.  No Termination or Abandonment............................................................. 45
         7.02.    Additional Conditions to Mecklenburg's Obligations............................................ 45
                  b.  Compliance with Laws...................................................................... 45
                  c.  The Holding Company's Representations and Warranties and Performance of
                        Agreements; Officers' Certificate....................................................... 45
                  d.  Legal Opinion of the Holding Company's Counsel............................................ 46
                  e.  Other Documents and Information from  the Holding Company ................................ 46

                  f.  Acceptance by Mecklenburg's Counsel....................................................... 46
         7.03.    Additional Conditions to the Holding Company's Obligations.....................................46
                  a.  Material Adverse Change............................................................... ....46
                  b.  Compliance with Laws; Adverse Proceedings,Injunction, Etc................................. 47
                  c.  Mecklenburg's Representations and Warranties and Performance of Agreements;
                      Officers'       Certificate............................................................... 47
                  d.  Agreements from Mecklenburg Affiliates.................................................... 47
                  e.  Accounting Treatment.......................................................................47
                  f.  Legal Opinion of Mecklenburg's Counsel.................................................... 48
                  g.  Other Documents and Information from  Mecklenburg......................................... 48
                  h.  Consents to Assignment of Real Property Leases............................................ 48
                  i.  Acceptance by the Holding Company's Counsel............................................... 48
                  j.  Mecklenburg Board of Directors............................................................ 48
                  k.  Mecklenburg Securities Portfolio.......................................................... 48
                  l.  Exercise of Dissenters Rights............................................................. 48

ARTICLE VIII.  TERMINATION; BREACH; REMEDIES.....................................................................49

         8.01.    Mutual Termination.............................................................................49
         8.02.    Unilateral Termination.........................................................................49
                  a.  Termination by the Holding Company ....................................................... 49
                  b.  Termination by Mecklenburg................................................................ 50
         8.03.    Breach; Remedies.............................................................................. 51
                  a.  Breach of Agreement ...................................................................... 51
                  b.  Termination Fee........................................................................... 51

ARTICLE IX.  INDEMNIFICATION.................................................................................... 52

         9.01.    Indemnification Following Effective Time.......................................................52
         9.02     Procedure for Claiming Indemnification........................................................ 52
                                       iv


ARTICLE X.  MISCELLANEOUS PROVISIONS............................................................................ 52

         10.01...."Previously Disclosed" Information; "Material
                      Adverse Effect"............................................................................52
         10.02.   Survival of Representations, Warranties,Indemnification and Other
                    Agreements.................................................................................. 53
                  a. Representations, Warranties and Other Agreements........................................... 53
                  b. Indemnification............................................................................ 53
         10.03.   Waiver........................................................................................ 53
         10.04.   Amendment..................................................................................... 54
         10.05.   Notices........................................................................................54
         10.06.   Further Assurance............................................................................. 54
         10.07.   Headings and Captions......................................................................... 55
         10.08.   Entire Agreement.............................................................................. 55
         10.09.   Severability of Provisions.................................................................... 55
         10.10.   Assignment.................................................................................... 55
         10.11.   Counterparts.................................................................................. 55
         10.12.   Governing Law................................................................................. 55
         10.13.   Inspection.....................................................................................55
                                       v

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 BY AND BETWEEN
                               BANK OF MECKLENBURG
                                       AND
                             TRIANGLE BANCORP, INC.


                  THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called "Agreement") entered into as of the 25th day of April, 1997, by and between BANK OF MECKLENBURG ("Mecklenburg") and TRIANGLE BANCORP, INC. (the "Holding Company").

                  WHEREAS, Mecklenburg is a North Carolina banking corporation with its principal office and place of business located in Charlotte, North Carolina; and,

                  WHEREAS, the Holding Company is a North Carolina business corporation with its principal office and place of business located in Raleigh, North Carolina; and,

                  WHEREAS, the Holding Company and Mecklenburg have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for Mecklenburg to be acquired by and become the wholly-owned subsidiary of the Holding Company (the "Acquisition") with the effect that each of the outstanding shares of Mecklenburg's common stock will be converted into newly issued shares of the Holding Company' common stock, all in the manner and upon the terms and conditions contained in this Agreement; and,

                  WHEREAS, to effect the Acquisition, the Holding Company shall cause the formation of an interim bank corporation under the laws of the State of North Carolina, to be named Triangle-Mecklenburg Interim Bank ("Interim"), which shall be the wholly-owned subsidiary of the Holding Company; and,

                  WHEREAS, to effectuate the foregoing, the Holding Company and Mecklenburg desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

                  WHEREAS, while Mecklenburg's Board of Directors has approved this Agreement, Mecklenburg has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein; and,

                  WHEREAS, the Holding Company's Board of Directors has approved this Agreement and the transactions described herein, including the issuance by the Holding Company of shares of its common stock to Mecklenburg's shareholders to effectuate such transactions, the Holding Company has executed this Agreement subject to the approval of its shareholders and has agreed to call a special meeting of its shareholders for the purpose of voting on the Agreement and will recommend to its shareholders that they approve the Agreement and the transactions described herein.

                  NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the Holding Company and Mecklenburg hereby adopt and make this Agreement and mutually agree as follows:

                          ARTICLE I. AGREEMENT TO MERGE

         1.01. NAMES OF MERGING CORPORATIONS. The names of the corporations proposed to be merged are BANK OF MECKLENBURG ("Mecklenburg") and TRIANGLE-MECKLENBURG INTERIM BANK ("Interim").

         1.02. NATURE OF TRANSACTION. Subject to the provisions of this Agreement, at the "Effective Time" (as defined in Paragraph 1.07. below), Interim shall be merged into and with Mecklenburg pursuant to N.C. GEN. STAT. ' 53-12 (the "Merger").

         1.03. EFFECT OF MERGER; SURVIVING CORPORATION. At the Effective Time and as provided in N.C. GEN. STAT. '' 53-13, by reason of the Merger the separate corporate existence of Interim shall cease while the corporate existence of Mecklenburg as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Mecklenburg shall operate as the wholly-owned banking subsidiary of the Holding Company and, as a North Carolina banking corporation, will continue to conduct its business at the then legally established branches and main offices of Mecklenburg. The duration of the corporate existence of Mecklenburg, as the surviving corporation, shall be perpetual and unlimited.

         1.04. ASSETS AND LIABILITIES OF INTERIM. At the Effective Time and by reason of the Merger, and in accordance with N.C. GEN. STAT. " 53-13, 53-17 and 55-11-06, all of Interim's property, assets and rights of every kind and character (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and all and every other interest of or belonging to or due to Interim, whether tangible or intangible) shall be transferred to and vest in Mecklenburg, and Mecklenburg shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature (including all trust and fiduciary properties, powers and rights) of Interim, all without any conveyance, assignment or further act or deed; and Mecklenburg shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description (including duties as trustee or fiduciary) of Interim as of the Effective Time.

         1.05. CONVERSION AND EXCHANGE OF STOCK


                  A. CONVERSION OF MECKLENBURG STOCK. At the Effective Time, all rights of Mecklenburg's shareholders with respect to all then outstanding shares of Mecklenburg's common stock ($2.00 par value) ("Mecklenburg Stock") shall cease to exist, and, as consideration for and to effectuate the Merger (and except as otherwise provided below) each such outstanding share of Mecklenburg Stock (other than any shares held by Mecklenburg as treasury shares or shares held by the Holding Company or as to which rights of dissent and appraisal are properly exercised as provided below) shall be converted, without any action on the part of the holder of such share, the Holding Company, Interim or Mecklenburg, into 1.00 (the "Exchange Rate") newly issued share of the Holding Company's no par value common stock ("Triangle Stock"), provided, however, that in the event the average closing sales price of Triangle Stock for the thirty (30) calendar days preceding a date three (3) business days before the Effective Time shall be greater than $23.75, the Holding Company, at its option and without penalty, may terminate this Agreement, and in the event the average closing sales price of Triangle Stock for the thirty (30) calendar days preceding a date three (3) business days before the Effective
Time shall be less than $14.25, Mecklenburg, at its option and without penalty, may terminate this Agreement.

                  At the Effective Time, and without any action by Mecklenburg, Interim, the Holding Company or any holder thereof, Mecklenburg's stock transfer books shall be closed as to holders of Mecklenburg Stock immediately prior to the Effective Time and, thereafter, no transfer of Mecklenburg Stock by any such holder may be made or registered; and the holders of shares of Mecklenburg Stock shall cease to be, and shall have no further rights as, shareholders of Mecklenburg other than as provided herein. Following the Effective Time, certificates representing shares of Mecklenburg Stock outstanding at the Effective Time (herein sometimes referred to as "Old Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, (I) certificates for the number of whole shares of the Triangle Stock to which such holders shall have become entitled on the basis set forth above, plus cash for any fractional share interests as provided herein, or (II) in the case of shares as to which rights of dissent and appraisal are properly exercised (as provided below), cash as provided in Article 13 of the North Carolina Business Corporation Act.

                  B. EXCHANGE PROCEDURES. As promptly as practicable following the Effective Time, the Holding Company shall cause First-Citizens Bank & Trust Company, the transfer agent for Triangle Stock (the "Exchange Agent"), to mail to each former shareholder of Mecklenburg of record immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Old Certificates to the Exchange Agent. Upon the proper delivery to the Exchange Agent (in accordance with the above instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Mecklenburg of his or her Old Certificates, the Exchange Agent shall register in the name of such shareholder the shares of the Triangle Stock and deliver said New Certificates to the individual shareholder entitled thereto upon and in exchange for the surrender and delivery to the Exchange Agent by said individual shareholder of his or her Old Certificates.

                   C. TREATMENT OF FRACTIONAL SHARES. No scrip or certificates representing fractional shares of Triangle Stock will be issued to any former shareholder of Mecklenburg, and, except as provided below, no such shareholder will have any right to vote or receive any dividend or other distribution on, or any other right with respect to, any fraction of a share of the Triangle Stock resulting from the above exchange. In the event the exchange of shares would result in the creation of fractional shares, then, in lieu of the issuance of fractional shares of Triangle Stock, the Holding Company shall deliver cash to the Exchange Agent in an amount equal to the aggregate market value of all such fractional shares, and the Exchange Agent shall divide such cash among and remit it (without interest) to the former shareholders of Mecklenburg in accordance with their respective interests. For purposes of this Paragraph 1.05.c., the "aggregate market value" of all fractional shares of the Triangle Stock shall be equal to the total of such fractional shares multiplied by the closing sales price of Triangle Stock as quoted on the National Market System of the Nasdaq Stock Market, Inc. ("Nasdaq National Market System") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time (as defined in Paragraph 1.07 below).

                   D. SURRENDER OF CERTIFICATES. Subject to Paragraph 1.05.f. below, no certificate for any shares, or cash for any fractional share, of Triangle Stock shall be delivered to any former shareholder of Mecklenburg unless and until such shareholder shall have properly surrendered to the Exchange Agent the Old Certificate(s) formerly representing his or her shares of Mecklenburg Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by the Holding Company for that purpose. Further, until such Old Certificate(s) are so surrendered, no dividend or other distribution payable to holders of record of Triangle Stock as of any date subsequent to the Effective Time shall be delivered to the holder of such Old Certificate(s). However, upon the proper surrender of such Old Certificate(s) the Exchange Agent shall pay to the registered holder of the shares of Triangle Stock represented by such Old Certificate(s) the amount of any such cash, dividends or distributions which have accrued but remain unpaid with respect to such shares. Neither the Holding Company, Interim, Mecklenburg, nor the Exchange Agent, shall have any obligation to pay any interest on any such cash, dividends or distributions for any period prior to such payment. Further, and notwithstanding any other provision of this Agreement, neither the Holding Company, Interim, Mecklenburg, nor the Exchange Agent shall be liable to a former holder of Mecklenburg Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                   E. ANTIDILUTIVE ADJUSTMENTS. If, following the date of this Agreement, the Holding Company shall change the number of outstanding shares of Triangle Stock as a result of a dividend payable in shares of Triangle Stock, a stock split, a reclassification or other subdivision or combination of outstanding shares, and if the record date of such event occurs prior to the Effective Time, then an appropriate and proportionate adjustment shall be made to the Exchange Rate so as to appropriately and proportionately increase or decrease the number of shares of Triangle Stock to be issued in exchange for each of the shares of Mecklenburg Stock.

                   F. DISSENTERS. Any shareholder of Mecklenburg who has and properly exercises the right of dissent and appraisal with respect to the Merger as provided in Article 13 of the North Carolina Business Corporation Act ("Dissenters Rights") shall be entitled to receive payment of the fair value of his or her shares of Mecklenburg Stock in the manner and pursuant to the procedures provided therein. Shares of Mecklenburg Stock held by persons who exercise Dissenters Rights shall not be converted into Triangle Stock as provided in Paragraph 1.05.a. above. However, if any shareholder of Mecklenburg who exercises Dissenters Rights shall fail to perfect his or her right to receive cash as provided above, or effectively shall waive or lose such right, then each of his or her shares of Mecklenburg Stock, at the Holding Company's sole option, shall be deemed to have been converted into the right to receive Triangle Stock as of the Effective Time as provided in Paragraph 1.05.a. above.

                   G. LOST CERTIFICATES.Any shareholder of Mecklenburg whose certificate evidencing shares of Mecklenburg Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Triangle Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Exchange Agent or the Holding Company pursuant to the provisions of N.C. GEN. STAT. ' 25-8-405 and N.C. GEN. STAT. ' 25-8-104 (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the Exchange Agent and the Holding Company).

                   H. TREATMENT OF MECKLENBURG'S STOCK OPTIONS. (I) At the Effective Time, each option or other right to purchase shares of Mecklenburg Stock pursuant to stock options ("Mecklenburg Options") granted by Mecklenburg under the Bank of Mecklenburg 1988 Incentive Stock Option Plan and the Bank of Mecklenburg 1996 Director Stock Option Plan (collectively, the "Mecklenburg Stock Plans"), which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Triangle Stock, and the Holding Company shall assume each Mecklenburg Option, in accordance with the terms of the Mecklenburg Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time (A) the Holding Company and its Compensation Committee shall be substituted for Mecklenburg and the Committee of Mecklenburg's Board of Directors (including, if applicable, the entire Board of Directors of Mecklenburg) administering the Mecklenburg Stock Plans, (B) each Mecklenburg Option assumed by the Holding Company may be exercised solely for shares of Triangle Stock, (C) the number of shares of Triangle Stock subject to such Mecklenburg Option shall be equal to the number of shares of Mecklenburg Stock subject to such Mecklenburg Option immediately prior to the Effective Time multiplied by the Exchange Rate and rounding down to the nearest whole share, and (D) the per share exercise price under each such Mecklenburg Option shall be adjusted by dividing the per share exercise price under each such Mecklenburg Option by the Exchange Rate and rounding up to the nearest cent.

         (II) As soon as practicable after the Effective Time, the Holding Company shall deliver to the participants in the Mecklenburg Stock Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the Mecklenburg Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by

Paragraph 1.05.a. after giving effect to the Merger). At or prior to the Effective Time, the Holding Company shall take all corporate action necessary to reserve for issuance sufficient shares of Triangle Stock for delivery upon exercise of Mecklenburg Options assumed by it in accordance with this Paragraph 1.05.h. As soon as practicable after the Effective Time, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Triangle Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         (III) All restrictions or limitations on transfer with respect to Mecklenburg Stock awarded under the Mecklenburg Stock Plans or any other plan, program, or arrangement of Mecklenburg, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plans, program, or arrangement, shall remain in full force and effect with respect to shares of Triangle Stock into which such restricted stock is converted pursuant to this Agreement.

         (IV) Notwithstanding the foregoing provisions of this Paragraph 1.05.h., in no event shall options to purchase more than 301,555 shares of Mecklenburg Stock be converted into options to purchase Triangle Stock in connection with the transactions contemplated by this Agreement. Mecklenburg agrees to cooperate with the Holding Company to insure the implementation of this Paragraph 1.05.h.

         (V) The Holding Company hereby acknowledges that (A) the Merger may be grounds for the acceleration of vesting of the options issued and outstanding under the Mecklenburg Stock Plans at the Effective Time, and (B) it shall assume each Mecklenburg Option subject to any rights to accelerated vesting as a result of the Merger and consistent with the other terms and conditions of this Agreement.

                   I. OUTSTANDING TRIANGLE STOCK. The status of the shares of Triangle Stock which are outstanding immediately prior to the Effective Time shall not be affected by the Merger.

         1.06. ARTICLES, BY-LAWS AND MANAGEMENT. The Articles of Incorporation and By-Laws of Mecklenburg in effect at the Effective Time shall be the Articles of Incorporation and By-Laws of Mecklenburg as the surviving corporation. The officers and directors of Mecklenburg in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

         1.07. CLOSING; ARTICLES OF MERGER; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Holding Company in Raleigh, North Carolina, or at such other place as the Holding Company shall designate, on a date specified by the Holding Company (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than thirty (30) days following the expiration of all such required waiting periods). At the Closing, the Holding Company, Interim and Mecklenburg shall take such actions (including without limitation the delivery of certain closing documents) as are required herein and as shall otherwise be required by law to consummate the Merger and cause it to become effective, and shall execute Articles of Merger under North Carolina law which shall contain a "Plan of Merger" substantially in the form attached as Schedule A hereto.

         Subject to the terms and conditions set forth herein (including without limitation the receipt of all required approvals of governmental and regulatory authorities), the Merger shall be effective on the date and at the time (the "Effective Time") designated in the Articles of Merger executed at the Closing and filed with the North Carolina Secretary of State in accordance with law; provided, however, that the date and time so specified as the Effective Time shall in no event be more than ten (10) days following the Closing Date. If the Articles of Merger do not designate a date or specific time as the Effective Time, then the Effective Time shall be that date and time when the Articles of Merger are properly filed with the North Carolina Secretary of State.

            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF MECKLENBURG

         Except as otherwise specifically provided herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to the Holding Company, Mecklenburg hereby makes the following representations and warranties to the Holding Company:

                   2.01. ORGANIZATION; STANDING; POWER. Mecklenburg (I) is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of North Carolina; (II) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as now being conducted; (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Mecklenburg; and (IV) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on Mecklenburg.

                   2.02. CAPITAL STOCK. Mecklenburg's authorized capital stock consists of 10,000,000 shares of common stock, $2.00 par value per share. As of March 31, 1997, 2,118,945 shares of Mecklenburg Stock were issued and outstanding, which constitute Mecklenburg's only issued and outstanding securities. Mecklenburg has 22,791 shares of Mecklenburg Stock available for issuance under the Mecklenburg Stock Plans and options to purchase 301,555 shares of Mecklenburg Stock are outstanding.

                  Each outstanding share of Mecklenburg Stock (I) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent assessable under applicable North Carolina banking law), (II) has not been issued in violation of the preemptive rights of any shareholder, and (III) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the Securities Act of 1933, as amended (the "1933 Act").

                  The Mecklenburg Stock is registered with the Federal Deposit Insurance Corporation ("FDIC") under the Securities Exchange Act of 1934 (the "Exchange Act"); Mecklenburg is subject to the periodic reporting requirements of the Exchange Act.

                   2.03. PRINCIPAL SHAREHOLDERS. No person or entity is known to Mecklenburg to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Mecklenburg Stock.

                  2.04. SUBSIDIARIES. Mecklenburg has one active subsidiary, Mecklenburg Financial Services, Inc. ("Subsidiary"), and, other than Subsidiary, Mecklenburg does not own any stock or other equity interest in any corporation, service corporation, joint venture, partnership or other entity. Subsidiary's authorized capital stock consists of 100 shares of common stock ("Subsidiary Stock"), of which 100 shares are issued and outstanding and constitute the only securities issued by Subsidiary. All outstanding shares of Subsidiary Stock are owned of record and beneficially by Mecklenburg. Each outstanding share of Subsidiary Stock (I) has been duly authorized, is validly issued and outstanding, and is fully paid and nonassessable, (II) has not been issued in violation of the preemptive rights of any shareholder, and (III) has been issued pursuant to and in compliance with the requirement of an applicable exemption from registration requirements under the 1933 Act. The representations and warranties of Mecklenburg contained in Paragraphs 2.05 through 2.09, 2.11 through 2.21, and 2.23 through 2.26 hereof shall be deemed to have been made by Subsidiary as well.

                  2.05. CONVERTIBLE SECURITIES, OPTIONS, ETC. With the exception of options to purchase an aggregate of 301,555 shares of Mecklenburg Stock which have been issued and are outstanding under the Mecklenburg Stock Plans, Mecklenburg does not have any outstanding (I) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Mecklenburg Stock or any other securities of Mecklenburg, (II) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Mecklenburg Stock or any other securities of Mecklenburg, or (III) plan, agreement or other arrangement pursuant to which shares of Mecklenburg Stock or any other securities of Mecklenburg, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

                   2.06. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Mecklenburg's Board of Directors and executed and delivered on Mecklenburg's behalf. Subject only to approval of this Agreement by the shareholders of Mecklenburg in the manner required by law (as contemplated by Paragraph 6.01.a. below), (I) Mecklenburg has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings and approvals required to authorize Mecklenburg to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained, and (III) this Agreement has been executed on behalf of Mecklenburg and constitutes a valid and binding agreement of Mecklenburg enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                  2.07. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on Mecklenburg, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Mecklenburg with any of its obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, Mecklenburg's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Mecklenburg is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (II) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of Mecklenburg's properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (IV) result in the acceleration of any obligation or indebtedness of Mecklenburg; or (V) interfere with or otherwise adversely affect Mecklenburg's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with Mecklenburg's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Mecklenburg's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities as described in Paragraph 7.01.a. below and other consents or approvals, the failure of which to obtain would not have a material adverse effect on Mecklenburg or its ability to consummate the Merger.

                  2.08. MECKLENBURG BOOKS AND RECORDS. Mecklenburg's books of account and business records have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects Mecklenburg's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Mecklenburg accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Triangle and its representatives.

                   2.09. MECKLENBURG REPORTS. Since January 1, 1992, and where the failure to file has had or could have a material and adverse effect on Mecklenburg, Mecklenburg has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (I) the FDIC,
(II) the North Carolina Commissioner of Banks (the "Commissioner"), or (III) any other governmental or regulatory authorities having jurisdiction over Mecklenburg. All such reports, registrations and statements filed by Mecklenburg with the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Mecklenburg Reports." As of their respective dates, each Mecklenburg Report complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which it was filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and Mecklenburg has not been notified that any such Mecklenburg Report was deficient in any material respect as to form or content. Following the date of this Agreement, Mecklenburg shall deliver to the Holding Company, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made by it with the FDIC, the Commissioner or any other such regulatory authority.

                   2.10. MECKLENBURG FINANCIAL STATEMENTS. Mecklenburg has delivered to Triangle a copy (I) of its balance sheets as of December 31, 1995 and December 31, 1996, and its statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996, together with notes thereto (the "Mecklenburg Financial Statements"), and (II) a copy of its balance sheet as of March 31, 1997 and its statement of operations for the three months ended March 31, 1997 (the "Mecklenburg Interim Financial Statements"); and, following the date of this Agreement, Mecklenburg promptly will deliver to Triangle all other annual or interim financial statements prepared by or for Mecklenburg. The Mecklenburg Financial Statements and the Mecklenburg Interim Financial Statements (including any related notes and schedules thereto) (I) are in accordance with Mecklenburg's books and records, and (II) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly in all material respects Mecklenburg's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Mecklenburg Financial Statements have been audited and certified by Mecklenburg's independent certified public accountants, KPMG Peat Marwick L.L.P.

                   2.11. TAX RETURNS AND OTHER TAX MATTERS. (I) Mecklenburg has timely filed or caused to be filed all federal, state and local tax returns and reports which are required by law to have been filed, and, to the best knowledge and belief of management of Mecklenburg, all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (II) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Mecklenburg or its property have been fully paid, and, with respect to any such taxes to become due from Mecklenburg for any period or periods through and including March 31, 1997, adequate provision has been made for the payment of all such taxes and such provision is reflected in the Mecklenburg Financial Statements; (III) Mecklenburg's tax returns and reports have been examined or closed by applicable statutes of limitations through the tax year ended December 31, 1992, and Mecklenburg has not received any indication of the pendency of any audit or examination in connection with any tax return or report and has no knowledge that any such return or report is subject to adjustment; and (IV) Mecklenburg has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitation) with respect to any tax year, the audit of any tax return or report or the assessment or collection of any tax. Any deferred taxes of Mecklenburg have been provided for in the Mecklenburg Financial Statements in all material respects.

                   2.12. ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS.

                                  (I) Since December 31, 1996, Mecklenburg has
conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of Mecklenburg, there currently exists no condition or circumstance (other than conditions or circumstances affecting the banking industry generally, but excluding movements in interest rates in the economy) which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a material adverse change, in or affecting the financial condition of Mecklenburg or in its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

                                  (II) Since December 31, 1996, and other than
in the ordinary course of its business, including its normal salary review for 1997, Mecklenburg has not incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

                  2.13. ABSENCE OF UNDISCLOSED LIABILITIES. Mecklenburg has no liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (I) those reflected in the Mecklenburg Financial Statements and the Mecklenburg Interim Financial Statements, or (II) obligations or liabilities incurred in the ordinary course of its business since March 31, 1997, and which are not reasonably likely to, individually or in the aggregate, cause a material adverse change in Mecklenburg.

                  2.14. COMPLIANCE WITH EXISTING OBLIGATIONS. Mecklenburg has performed in all material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation or Bylaws, and/or any contract, agreement, lease, mortgage, note, bond, indenture, license, obligation, understanding or other undertaking (whether oral or written) to which Mecklenburg is bound or by which it, its business, capital stock or any of its properties or assets may be affected.

                   2.15. LITIGATION AND COMPLIANCE WITH LAW.
                                       11

                                  (I) There are no actions, suits, arbitrations,
controversies or other proceedings (or, to the best knowledge and belief of management of Mecklenburg, any facts or circumstances which reasonably could result in such), including without limitation any action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of Mecklenburg threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Mecklenburg or any of its properties or assets which, if determined adversely, could result in liability on the part of Mecklenburg for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a material adverse effect on Mecklenburg's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations or on the ability of Mecklenburg to consummate the Merger;

                                  (II) Mecklenburg has all licenses, permits,
orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of Mecklenburg, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                  (III) Mecklenburg is not subject to any
supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Mecklenburg which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Mecklenburg; and Mecklenburg has not been advised and has no reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                  (IV) Mecklenburg is not in violation or
default in any material respect under, and has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by Mecklenburg) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material adverse effect on the financial condition of Mecklenburg.

                  2.16. REAL PROPERTIES. Mecklenburg has Previously Disclosed to the Holding Company a listing of all real property owned or leased by Mecklenburg (including Mecklenburg's banking facilities and all other real estate or foreclosed properties owned by Mecklenburg) (the "Real Property") and all leases, if any, pertaining to any such Real Property to which Mecklenburg is a party (the "Real Property Leases"). With respect to all Real Property owned by Mecklenburg, Mecklenburg has good and marketable fee simple title to such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than
(I) the lien of current taxes not yet due and payable, and (II) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not affect materially the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (I) such lease is valid and enforceable in accordance with its terms, (II) there currently exists no circumstance or condition which constitutes an event of default by Mecklenburg or its lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Mecklenburg's lessor, each such Real Property Lease may be assigned to the Holding Company and the execution and delivery of this Agreement does not constitute an event of default thereunder.

                                  To the best of the knowledge and belief of
management of Mecklenburg, the Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use.

                                  All improvements and fixtures included in or
on the Real Property are in good condition and repair, ordinary wear and tear excepted, and, except as may have been Previously Disclosed pursuant to Paragraph 2.21 below, there does not exist any condition which interferes with Mecklenburg's use or affects the economic value thereof.

                   2.17. LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES.

                        (I) All loans, accounts, notes and other receivables reflected as assets on Mecklenburg's books and records (A) have resulted from bona fide business transactions in the ordinary course of Mecklenburg's operations, (B) in all material respects were made in accordance with Mecklenburg's customary loan policies and procedures, and (C) are owned by Mecklenburg free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

                        (II) All records of Mecklenburg regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to each loan which Mecklenburg's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral"), such loan is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Mecklenburg's records of such loan.

                        (III) To the best knowledge of management of Mecklenburg, each loan reflected as an asset on Mecklenburg's books, and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

                        (IV) Mecklenburg has Previously Disclosed to the Holding Company a listing of (A) each loan, extension of credit or other asset of Mecklenburg which, as of March 31, 1997, is classified by the FDIC, the Commissioner or by Mecklenburg as "Loss", "Doubtful", "Substandard" or "Special Mention" (or otherwise by words of similar import), or which Mecklenburg has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (B) each loan or extension of credit of Mecklenburg which, as of March 31, 1997, was past due thirty (30) days or more as to the payment of principal and/or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete as of the date indicated.

                        (V) To the best knowledge and belief of Mecklenburg's management, each of Mecklenburg's loans and other extensions of credit (with the exception of those loans and extensions of credit specified in the written listings described in Subparagraph (iv) above) is collectible in the ordinary course of Mecklenburg's business in an amount which is not less than the amount at which it is carried on Mecklenburg's books and records.

                        (VI) Mecklenburg's reserve for possible loan losses (the "Loan Loss Reserve") shown in the Mecklenburg Interim Financial Statements has been established in conformity with GAAP, sound banking practices and all applicable requirements of the FDIC and rules and policies of the Commissioner and, in the best judgment of Mecklenburg's management, is reasonable in view of the size and character of Mecklenburg's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Mecklenburg's loan portfolio and other real estate owned.

                  2.18. SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Mecklenburg (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Mecklenburg to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time (other than pledges of securities in the ordinary course of Mecklenburg's business to secure public funds deposits and in connection with repurchase agreements with customers and Federal Home Loan Bank borrowings). There are no voting trusts or other agreements or undertakings to which Mecklenburg is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Mecklenburg has "purchased" securities under agreement to resell (if any), Mecklenburg has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Mecklenburg which is secured by such collateral.

         Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since March 31, 1997, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Mecklenburg's securities portfolio greater than that provided in Paragraph 7.03.k. hereof.

                  2.19. PERSONAL PROPERTY AND OTHER ASSETS. All assets of Mecklenburg (including without limitation all banking equipment, data processing equipment, vehicles, and all other personal property located in or used in the operation of each office of Mecklenburg or otherwise used by Mecklenburg in the operation of its business) are owned by Mecklenburg free and clear of all liens, leases, encumbrances, title defects or exceptions to title. All of Mecklenburg's banking equipment is in good operating condition and repair, ordinary wear and tear excepted.

                  2.20. PATENTS, TRADEMARKS AND LICENSES. Mecklenburg owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted; and, to its best knowledge, Mecklenburg has not violated, and is not currently in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

                  2.21. ENVIRONMENTAL MATTERS. Mecklenburg has Previously Disclosed and provided to the Holding Company copies of all written reports, correspondence, notices or other materials, if any, in its possession pertaining to environmental reports, surveys, assessments, notices of violation, notices of regulatory requirements, penalty assessments, claims, actions or proceedings, past or pending, of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of Environmental Laws (as defined below) on, affecting or otherwise involving the Real Property, any Loan Collateral or otherwise involving Mecklenburg.

         To the best of the knowledge and belief of management of Mecklenburg:

                                  (I) there has been no presence, use,
production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up, in a reportable or regulated quantity, of any hazardous, toxic or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, oil or other petroleum products or byproducts, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, or radioactive materials, and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local government or agency or political subdivision thereof, or for the purpose of any Environmental Laws (as defined herein), as may now or hereafter (through the Effective Time) be defined or in effect ("Hazardous Substances") by any person on, from or relating to any parcel of the Real Property;

                                  (II) Mecklenburg has not violated any federal,
state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions (all such laws, rules, regulations, orders and other requirements being herein collectively referred to as "Environmental Laws"), and, there has been no violation of any Environmental Laws (including any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Mecklenburg is or may be responsible or liable;

                                  (III) Mecklenburg is not subject to any
claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control or clean-up of any Hazardous Substances on, from or relating to the Real Property or any Loan Collateral, by Mecklenburg or any other person or entity; and,

                                  (IV) no facts, events or conditions relating
to the Real Property or any Loan Collateral, or the operations of Mecklenburg at any of its office locations, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

                  For purposes of this Agreement, "Environmental Laws" shall include:

                                  (I) all federal, state and local statutes,
regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

                                  (II) all contractual agreements, and

                                  (III) all common law,
concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control or clean-up of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Oil Pollutant Act, the Coastal Zone Management Act, any "Superfund" or "Superlien" law, the North Carolina Oil Pollution and Hazardous Substances Control Act, the North Carolina Water and Air Resources Act and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time) as such may now or hereafter (through the Effective Time) be defined or in effect.

                   2.22. ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS. (I) All negotiations relative to this Agreement and the transactions described herein have been carried on by Mecklenburg directly with the Holding Company; (II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Mecklenburg or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (III) Mecklenburg has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  2.23. MATERIAL CONTRACTS. Except for leases on Mecklenburg's branch offices, Mecklenburg is not a party to or bound by any agreement involving money or other property in an amount or with a value in excess of $100,000 (I) which is not to be performed in full prior to December 31, 1997,
(II) which calls for the provision of goods or services to Mecklenburg and cannot be terminated without material penalty upon written notice to the other party thereto, (III) which is material to Mecklenburg and was not entered into in the ordinary course of business, (IV) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (V) which commits Mecklenburg to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of Mecklenburg's business), (VI) which involves the purchase or sale of any assets of Mecklenburg, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities issued by Mecklenburg, or (VII) with any director, officer or principal shareholder of Mecklenburg (including without limitation any employment or consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of Mecklenburg's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

                  Mecklenburg is not in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Mecklenburg.

                   2.24. EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. Mecklenburg (I) has paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees, sick pay, severance pay, all other amounts promised to the extent required by law or when Mecklenburg has a policy of making such payments and other direct compensation for all services performed by them to the date of this Agreement and (II) is in compliance with all federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the knowledge of management of Mecklenburg, asserted that Mecklenburg is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

                        There is no action, suit or proceeding by any person pending or, to the best knowledge of management of Mecklenburg, threatened, against Mecklenburg (or any of its employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

                        Mecklenburg is not a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Mecklenburg and any of its employees, or any pending or threatened proceeding in which it is asserted that Mecklenburg has committed an unfair labor practice; and Mecklenburg is not aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

                  2.25.    EMPLOYMENT AGREEMENTS;  EMPLOYEE BENEFIT PLANS


                        (I) Mecklenburg is not a party to or bound by any employment agreements with any of its directors, officers or employees.

                        (II) Mecklenburg has Previously Disclosed and has delivered or made available to the Holding Company prior to the execution of this Agreement copies, in each case, of all pension, stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Mecklenburg for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible toparticipate (collectively, the "Mecklenburg Benefit Plans"). Any of the Mecklenburg Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Mecklenburg ERISA Plan." No Mecklenburg ERISA Plan is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA. Neither Mecklenburg nor any affiliate of Mecklenburg has ever been required to contribute to a multi-employer plan, as defined in
Section 3(37) of ERISA.

                  (III) All Mecklenburg Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable laws, rules or regulations, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a material adverse effect on Mecklenburg. Each Mecklenburg ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Mecklenburg is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the knowledge of Mecklenburg, Mecklenburg has not engaged in a transaction with respect to any Mecklenburg Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Mecklenburg to a tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a material adverse effect on Mecklenburg.

                  (IV) Mecklenburg has no liability for retiree health and life benefits under any of the Mecklenburg Benefit Plans and there are no restrictions on the rights of Mecklenburg to amend or terminate any such Plan without incurring any liability thereunder, which liability is reasonably likely to have a material adverse effect on Mecklenburg.

                  (V) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Mecklenburg from Mecklenburg under any Mecklenburg Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Mecklenburg Benefit Plan or otherwise, or
(C) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a material adverse effect on Mecklenburg.

                  (VI) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Mecklenburg and their respective beneficiaries have been fully reflected on the Mecklenburg Financial Statements to the extent required by and in accordance with GAAP.

                  2.26. INSURANCE. Mecklenburg has in effect a "banker's blanket bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to the 19

Holding Company (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in Mecklenburg's business or as is required by applicable law or regulation; and, in the reasonable opinion of management of Mecklenburg, the insurance coverage provided under the Policies is considered reasonable and adequate in all respects for Mecklenburg. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to transact business in North Carolina; and Mecklenburg has taken all requisite actions (including the giving of required notices) under each such Policy in order to preserve all rights thereunder with respect to all matters. Mecklenburg is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any material premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims with respect to any Policy (and Mecklenburg is not aware of any facts which would form the basis of any such claim), and Mecklenburg has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any such claim.

                  2.27. INSURANCE OF DEPOSITS. All deposits of Mecklenburg are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Mecklenburg to the FDIC have been paid in full in a timely fashion, and, to the best of the knowledge and belief of Mecklenburg's executive officers, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

                  2.28. AFFILIATES. Mecklenburg has Previously Disclosed to the Holding Company a listing of those persons deemed by Mecklenburg and its counsel as of the date of this Agreement to be "Affiliates" of Mecklenburg (as that term is defined in Rule 405 promulgated under the Securities Act of 1933), including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Mecklenburg.

                 2.29. OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT OR TAX TREATMENT. To the best of the knowledge and belief of management of Mecklenburg, there exists no fact or condition (including Mecklenburg's record of compliance with the Community Reinvestment Act) relating to Mecklenburg that may reasonably be expected to (I) prevent or materially impede or delay the Holding Company or Mecklenburg from obtaining the regulatory approvals required in order to consummate transactions described herein, (II) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (III) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to Mecklenburg, Mecklenburg shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of the Holding Company.

                  2.30. DISCLOSURE. To the best of the knowledge and belief of Mecklenburg, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Mecklenburg at any time to the Holding Company in connection with this Agreement (including without limitation information "Previously Disclosed" by Mecklenburg), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Mecklenburg to the Holding Company is or will be a true and complete copy of such document, unmodified except by another document delivered by Mecklenburg.

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDING
                                    COMPANY

          Except as otherwise specifically described herein or as "Previously Disclosed" (as defined in Paragraph 10.01. below) to Mecklenburg, the Holding Company hereby makes the following representations and warranties to Mecklenburg.

                  3.01. ORGANIZATION; STANDING; POWER. The Holding Company and its subsidiaries each (I) is duly organized and incorporated, validly existing and in good standing under the laws of North Carolina, (II) has all requisite power and authority (corporate and other) to own its respective properties and conduct its respective businesses as now being conducted, (III) is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its respective businesses makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, and (IV) is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise.

                  3.02. CAPITAL STOCK. The Holding Company's authorized capital stock consists of 20,000,000 shares of Triangle Stock. As of March 31, 1997, an aggregate of 10,488,854 shares of Triangle Stock were issued and outstanding. The Holding Company's outstanding capital stock has been duly authorized and validly issued, and is fully paid and nonassessable, and the shares of Triangle Stock issued to Mecklenburg's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid, nonassessable and freely tradable by all holders other than Affiliates.

                  3.03. AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by the Holding Company's Board of Directors and executed and delivered on the Holding Company's behalf. (I) The Holding Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (II) all corporate proceedings required to be taken to authorize the Holding Company to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly taken, and (III) this Agreement constitutes the valid and binding agreement of the Holding Company enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect 21

which affect creditors' rights generally, (B) by legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

                   3.04. VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Except where the same would not have a material adverse effect on the Holding Company and its subsidiaries considered as one enterprise, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by the Holding Company with any of its obligations or agreements contained herein, will: (I) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Holding Company's Articles of Incorporation or Bylaws, or any contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which the Holding Company is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (II) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the Holding Company's properties or assets; (III) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (IV) result in the acceleration of any obligation or indebtedness of the Holding Company; or (V) interfere with or otherwise adversely affect the Holding Company's ability to carry on its business as presently conducted.

                  No consents, approvals or waivers are required to be obtained from any person or entity in connection with the Holding Company's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for the required approvals of the Holding Company's shareholders as described in Paragraph 7.01.c. below and of governmental or regulatory authorities described in Paragraph 7.01.a. below.

                  3.05. HOLDING COMPANY BOOKS AND RECORDS. The Holding Company's books of account and business records have been maintained in substantial compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books and records are complete and reflect accurately in all material respects the Holding Company's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of the Holding Company accurately reflect in all material respects the corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Mecklenburg and its representatives.

                  3.06. HOLDING COMPANY REPORTS. Since January 1, 1992, and where the failure to file has had or could have a material and adverse effect on the Holding Company and its subsidiaries considered as one enterprise, the Holding Company and its consolidated subsidiaries have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with (I) the Securities and

Exchange Commission (the "SEC"), (II) the Board of Governors of the Federal Reserve System (the "FRB"), (III) the FDIC, (IV) the Commissioner, and (V) any other governmental or regulatory authorities having jurisdiction over the Holding Company or its subsidiaries. All such reports and statements filed with the SEC, the FRB, the FDIC, the Commissioner or other such regulatory authority are collectively referred to herein as the "Holding Company Reports." As of their respective dates, the Holding Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Holding Company has not been notified that any of the Holding Company Reports were deficient in any material respect as to form or content. Following the date of this Agreement, the Holding Company shall deliver to Mecklenburg upon its request a copy of any report, registration, statement or other regulatory filing made by the Holding Company or its subsidiaries with the SEC, the FRB, the FDIC, the Commissioner or any other such regulatory authority.

                   3.07. HOLDING COMPANY FINANCIAL STATEMENTS. The Holding Company has delivered to Mecklenburg (I) a copy of the Holding Company's consolidated balance sheets as of December 31, 1995 and December 31, 1996, and its consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "Holding Company Financial Statements"), and (II) a copy of the Holding Company's balance sheet as of March 31, 1997 and its statement of operations for the three months ended March 31, 1997 (the "Holding Company Interim Financial Statements"). The Holding Company Financial Statements and the Holding Company Interim Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly in all material respects the Holding Company's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates and for the periods specified therein. The Holding Company Financial Statements have been audited by the Holding Company's independent accountants, Coopers & Lybrand L.L.P.

                   3.08. ABSENCE OF MATERIAL ADVERSE CHANGES. Since March 31, 1997 there has been no material adverse change, and there has occurred no event or development and, to the best knowledge of management of the Holding Company, there currently exists no condition or circumstance (other than conditions or circumstances affecting the banking industry generally, but excluding movements in interest rates in the economy) which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in a material adverse change, in or affecting the Holding Company's consolidated financial condition or results of operations, or in its consolidated assets, loan portfolio, investments, properties or operations.

                  3.09.    LITIGATION AND COMPLIANCE WITH LAW.

                                  (I) There are no actions, suits, arbitrations,
controversies or other proceedings or investigations (or, to the best knowledge and belief of management of the Holding Company, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exists or is ongoing, pending or, to the best knowledge and belief of management of the Holding Company, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting the Holding Company or any of its properties or assets which, if determined adversely, could result in liability on the part of the Holding Company for, or subject it to, monetary damages, fines or penalties, or an injunction, and which could have a material adverse change in or affecting the Holding Company's consolidated financial condition or results of operations, or in its consolidated assets, loan portfolio, investments, properties or operations or on the ability of the Holding Company to consummate the Merger;

                                  (II) The Holding Company and its subsidiaries
each has all licenses, permits, orders, authorizations or approvals ("Permits") of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations are or have been recorded in respect of any such Permits; and no proceeding is pending or, to the best knowledge of management of the Holding Company, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit;

                                  (III) Neither the Holding Company nor any of
its subsidiaries is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the FDIC, the FRB or the Commissioner) relating to its financial condition, directors or officers, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against the Holding Company or any of its subsidiaries which in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of the Holding Company or any of its subsidiaries; and neither the Holding Company nor any of its subsidiaries has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award; and,

                                  (IV) Neither the Holding Company nor any of
its subsidiaries is in violation or default in any material respect under, and each has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit by the Holding Company's bank subsidiary) and there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing that would have any material effect on the consolidated financial condition of the Holding Company.

                  3.10.    ABSENCE OF BROKERAGE OR FINDERS COMMISSIONS.

(I) All negotiations relative to this Agreement and the transactions described herein have been carried on by the Holding Company directly with Mecklenburg;
(II) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, the Holding Company or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with the transactions described herein; and (III) the Holding Company has not agreed to pay any brokerage fee or other commission to any person or entity in connection with the transactions described herein.

                  3.11. OBSTACLES TO REGULATORY APPROVAL, ACCOUNTING TREATMENT OR TAX TREATMENT. To the best of the knowledge and belief of the executive officers of the Holding Company, no fact or condition (including the Holding Company's bank subsidiary's record of compliance with the Community Reinvestment
Act) relating to the Holding Company exists that may reasonably be expected to
(I) prevent or materially impede or delay the Holding Company regulatory approvals required in order to consummate the transactions described herein,
(II) prevent the Merger from qualifying to be a reorganization under Section 368(a)(1)(A) of the Code, or (III) prevent the Merger from being treated as a "pooling-of-interests" for accounting purposes; and, if any such fact or condition becomes known to the executive officers of the Holding Company, it promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Mecklenburg.

                  3.12. DISCLOSURE. To the best of the knowledge and belief of the Holding Company, no written statement, certificate, schedule, list or other written information furnished by or on behalf of the Holding Company at any time to Mecklenburg in connection with this Agreement (including without limitation information "Previously Disclosed" by the Holding Company), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by the Holding Company to Mecklenburg is or will be a true and complete copy of such document, unmodified except by another document delivered by the Holding Company.

ARTICLE IV.  COVENANTS OF MECKLENBURG

         4.01. AFFIRMATIVE COVENANTS OF MECKLENBURG. Mecklenburg hereby covenants and agrees as follows with the Holding Company.

                  A. "AFFILIATES" OF MECKLENBURG. Mecklenburg will use its best efforts to cause each person who shall be deemed by the Holding Company or its counsel, in their sole discretion, to be an Affiliate of Mecklenburg (as defined in Paragraph 2.28 above), to execute and deliver to the Holding Company at least thirty (30) days prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of Triangle Stock to be received by such Affiliates pursuant to this Agreement and which Affiliates' Agreement shall be in form and content reasonably satisfactory to the Holding Company and substantially in the form attached as Schedule B to this Agreement. Certificates for the shares of Triangle Stock issued to Affiliates of Mecklenburg shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

                  B. CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. While the parties recognize that the operation of Mecklenburg until the Effective Time is the responsibility of Mecklenburg and its Board of Directors and officers, Mecklenburg agrees that, between the date of this Agreement and the Effective Time, Mecklenburg will carry on its business, in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, Mecklenburg agrees that it will:

                        (I) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

                        (II) maintain all its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

                        (III) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

                        (IV) comply with all laws, rules and regulations applicable to it, its properties and to the conduct of its business;

                        (V) continue to maintain in force insurance such as is described in Paragraph 2.26. above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage;

                        (VI) provide to the Holding Company on a monthly basis Mecklenburg's market value report on its investment portfolio and on its hedging portfolio; and,
                                       26

                        (VII) promptly provide to the Holding Company such information about Mecklenburg and its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, as it reasonably shall request.

                  C. PERIODIC INFORMATION REGARDING LOANS. All new extensions of unsecured credit in excess of $100,000 and of secured credit in excess of $250,000 will be submitted by Mecklenburg to the Holding Company on an after-the-fact basis for the Holding Company's review within fifteen (15) business days of the end of the month in which the extension of credit was made.

                            Additionally, Mecklenburg agrees to make available
and provide to the Holding Company the following information with respect to Mecklenburg's loans and other extensions of credit (such assets herein referred to as "Loans") as of March 31, 1997, and each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of Mecklenburg's business and to be furnished within fifteen (15) business days of the end of each month ending after the date hereof:

                         (I) a list of Loans past due for sixty (60) days or more as to principal or interest;

                         (II) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan (this report shall be delivered quarterly rather than monthly);

                         (III)     a list of Loans in nonaccrual status;

                         (IV) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

                         (V) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

                         (VI) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

                         (VII) a list of any actual or threatened litigation by or against Mecklenburg pertaining to any Loans or credits, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

                   D. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Mecklenburg promptly will notify the Holding Company in writing of and provide to it such information as it shall request regarding (I) any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in its financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change, or (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Mecklenburg herein, or any information that has been Previously Disclosed by Mecklenburg to the Holding Company, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of Mecklenburg's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.03. below.

                  E. CONSENTS TO ASSIGNMENT OF LEASES. Mecklenburg will use its reasonable best efforts to obtain all consents of its landlords and lessors to the acquisition of Mecklenburg by the Holding Company as may be required under the Real Property Leases and all other leases, each of which consents shall be in form and substance reasonably satisfactory to the Holding Company.

                  F. FURTHER ACTION; INSTRUMENTS OF TRANSFER, ETC. Mecklenburg covenants and agrees with the Holding Company that it (I) will use its reasonable best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date,
(II) shall perform all acts and execute and deliver to the Holding Company all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested by either of them in consummating such transactions, and, (III) will cooperate with the Holding Company in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                   G. CONVERSION TO STATE MEMBER BANK. Mecklenburg shall use its reasonable best efforts in good faith to become a member of the Federal Reserve System as soon as possible after the date of this Agreement.

         4.02. NEGATIVE COVENANTS OF MECKLENBURG. Mecklenburg hereby covenants and agrees that, between the date hereof and the Effective Time, Mecklenburg will not do any of the following things or take any of the following actions without the prior written consent and authorization of the President of the Holding Company.

                   A. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Mecklenburg will not amend its Articles of Incorporation or Bylaws.

                  B. CHANGE IN CAPITAL STOCK. Except for Mecklenburg Stock to be issued under the Mecklenburg Stock Plans, Mecklenburg will not (I) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or (II) issue, sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities issued by Mecklenburg, other than the issuance of shares upon the exercise of stock options which are outstanding as of the date of this Agreement (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

                  C. OPTIONS, WARRANTS AND RIGHTS. Mecklenburg will not grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

                  D. DIVIDENDS. Except for the payment of a three cent ($.03) cash dividend per share each quarter (consistent with past practices) Mecklenburg will not declare or pay any dividends or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

                  E. EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law and except as may occur under the Mecklenburg Stock Plans, Mecklenburg will not (I) enter into or become bound by any contract, agreement or commitment for the employment or compensation of any officer, employee or consultant which is not immediately terminable by Mecklenburg without cost or other liability on no more than thirty (30) days notice; (II) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute", stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or
(III) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

                  F. INCREASE IN COMPENSATION; ADDITIONAL COMPENSATION. Except as otherwise provided herein, Mecklenburg will not increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of Mecklenburg's directors, officers, employees or consultants. Notwithstanding anything contained herein to the contrary, this Paragraph 4.02.f. shall not prohibit annual merit increases in the salaries of its employees or other payments made to employees or directors in connection with existing compensation or benefit plans, so long as such increases or payments are effected at such times and in such manner and amounts as shall be consistent with Mecklenburg's past compensation policies and practices and, in the case of payments made pursuant to compensation or benefit plans, consistent with the terms of those plans.

                  G. ACCOUNTING PRACTICES. Mecklenburg will not make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by generally accepted accounting principles or governmental regulations).

                   H. ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Mecklenburg will not directly or indirectly (I) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (II) open any new branch office, or (III) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

                   I. CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, Mecklenburg will not (I) change in any material respect the nature of its business or the manner in which it conducts its business, (II) discontinue any material portion or line of its business, or (III) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Paragraph 4.01.b. above).

                  J. EXCLUSIVE MERGER AGREEMENT. Mecklenburg will not, directly or indirectly, through any person (I) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than the Holding Company) relating to a merger or other acquisition of Mecklenburg, or the purchase or acquisition of any Mecklenburg Stock, any branch office of Mecklenburg or all or any significant part of Mecklenburg's assets; or provide assistance to any person in connection with any such offer; (II) except as the fiduciary duties of its Board of Directors may require, disclose to any person or entity any information not customarily disclosed to the public concerning Mecklenburg or its business, or afford to any other person or entity access to its properties, facilities, books or records; (III) except for the fiduciary duties of its Board of Directors may require, sell or transfer any branch office of Mecklenburg or all or any significant part of its assets to any other person or entity; or (IV) except for the fiduciary duties of its Board of Directors may require, enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

                   K. ACQUISITION OR DISPOSITION OF ASSETS. Mecklenburg will not, without the prior written consent of the Holding Company, which consent shall not be unreasonably withheld:

                        (I) sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset having a value on Mecklenburg's books or a fair market value, whichever is greater, of more than $50,000 for any individual item or asset, or more than $200,000 in the aggregate for all such items or assets;
                                       30

                        (II) purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets having a purchase price, or involving aggregate lease payments, in excess of $50,000 for any individual item or asset, or more than $200,000 in the aggregate for all such items or assets;

                        (III) enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Mecklenburg for a period longer than twelve (12) months;

                        (IV) other than in the ordinary course of business and at a level consistent with past practice but excluding the purchase of any loan participation greater than $500,000, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

                        (V) other than in the ordinary course of business and at a level consistent with past practice, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset of Mecklenburg (whether tangible or intangible, and including without limitation any trade name, copyright, service mark or intellectual property right or license); or assign its right to or otherwise give any other person its permission or consent to use or do business under Mecklenburg's corporate name or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright or intellectual property right.

                  L. DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices (including routine borrowings for liquidity purposes from the Federal Home Loan Bank of Atlanta and other correspondent banks), Mecklenburg will not (I) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (II) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (III) incur any other liability or obligation (absolute or contingent).

                  M. LIENS; ENCUMBRANCES. Mecklenburg will not mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (except as Previously Disclosed) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing of public funds deposits, securities repurchase agreements or other similar operating matters).

                  N. WAIVER OF RIGHTS. Mecklenburg will not waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

                  O. OTHER CONTRACTS. Mecklenburg will not enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Paragraph 4.02.) (I) for or with respect to any charitable contributions greater than $25,000 in the aggregate; (II) with any governmental or regulatory agency or authority; (III) pursuant to which Mecklenburg would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person; (IV) which is entered into other than in the ordinary course of its business; and (V) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Mecklenburg to make expenditures of more than $25,000.

                  ARTICLE V. COVENANTS OF THE HOLDING COMPANY

         The Holding Company hereby covenants and agrees as follows with Mecklenburg.

                  5.01. OPERATION AS SUBSIDIARY. For a period of at least three
(3) years after the Effective Time, the Holding Company shall operate Mecklenburg as a wholly-owned subsidiary, provided such separate operation does not appear to give rise to safety and soundness concerns or present any financial or administrative burden on the Holding Company and its subsidiaries as a whole.

                  5.02. BOARD OF DIRECTORS. Subject to any necessary regulatory and shareholder approval, as soon as practicable following the Effective Time, the Holding Company shall take such steps as appropriate to appoint Cy N. Bahakel, or to cause him to be elected, as a member of the Holding Company's Board of Directors for a term of two (2) years after the Effective Time, and, for such service, Mr. Bahakel shall be compensated in accordance with the Holding Company's standard arrangements for the compensation of its directors.

                  5.03. NASDAQ NATIONAL MARKET SYSTEM NOTIFICATION OF
LISTING OF ADDITIONAL SHARES OF TRIANGLE STOCK. On or before the fifteenth day prior to the Effective Time, the Holding Company shall file with the NASDAQ National Market System such notifications and other materials (and shall pay such fees) as shall be required for the listing on the NASDAQ National Market System of the shares of Triangle Stock to be issued to Mecklenburg's shareholders at the Effective Time.

                  5.04. NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, the Holding Company promptly will notify Mecklenburg in writing of and provide to it such information as it shall request regarding (I) any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in its consolidated financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change, or (II) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of the Holding Company herein, or any information that has been Previously Disclosed by the Holding Company to Mecklenburg, to be or become materially inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the material breach or violation of any of the Holding Company's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01. or 7.02. below.

         5.05. THE HOLDING COMPANY TO PROVIDE NECESSARY INFORMATION. The Holding Company will promptly provide to Mecklenburg information regarding the Holding Company and its subsidiaries that Mecklenburg reasonably requests in order to satisfy any of its obligations under Paragraph 4.01.e.

         5.06. THE HOLDING COMPANY TO FILE FORM 8-K. As soon as practicable, the Holding Company will file a Form 8-K with the SEC reflecting the combined operations of the Holding Company and Mecklenburg for the thirty (30) days following the Effective Time.

                          ARTICLE VI. MUTUAL AGREEMENTS

         6.01. SHAREHOLDERS' MEETINGS; REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.

                  A. MEETINGS OF SHAREHOLDERS. Mecklenburg shall cause a meeting of its shareholders (the "Mecklenburg Shareholder Meeting", which may be a regular annual meeting or a specially called meeting) to be held as soon as reasonably possible (but in no event less than twenty (20) days following the mailing to Mecklenburg's shareholders of the "Joint Proxy Statement/Prospectus" described below) for the purpose of Mecklenburg's shareholders voting on the approval of the Agreement and the Merger. The Holding Company shall cause a special meeting of its shareholders (the "Triangle Shareholders Meeting") to be held as soon as reasonably possible for the purpose of the Holding Company's shareholders voting on the approval of the Agreement and the Acquisition. In connection with the call and conduct of and all other matters relating to the Mecklenburg Shareholder Meeting and the Triangle Shareholder Meeting (including the solicitation of proxies), Mecklenburg and the Holding Company shall fully comply with all provisions of applicable law and regulations and with their respective Articles of Incorporation and By-laws.

                   B. PREPARATION AND DISTRIBUTION OF JOINT PROXY STATEMENT/PROSPECTUS. The Holding Company and Mecklenburg jointly will prepare a "Joint Proxy Statement/Prospectus" for distribution to Mecklenburg's and the Holding Company's shareholders as their respective proxy statement relating to their solicitation of proxies for use at the Mecklenburg Shareholder Meeting and the Triangle Shareholder Meeting and as the Holding Company's prospectus relating to the offer and distribution of Triangle Stock as described herein. The Joint Proxy Statement/ Prospectus shall be in such form and shall contain or be accompanied by such information regarding the Mecklenburg Shareholder Meeting, the Triangle Shareholder Meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by the Holding Company and Mecklenburg. The Holding Company shall include the Joint Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below, and Mecklenburg shall cause the Joint Proxy Statement/Prospectus to be filed with the FDIC for review; and each party hereto will cooperate with the other in good faith and will use their best efforts to cause the Joint Proxy Statement/Prospectus to comply with any comments of the SEC and the FDIC thereon.

                  The Holding Company and Mecklenburg will mail the Joint Proxy Statement/Prospectus to Mecklenburg's shareholders not less than twenty (20) days prior to the scheduled date of the Mecklenburg Shareholder Meeting; provided, however, that no such materials shall be mailed to Mecklenburg's shareholders unless and until the Holding Company shall have determined to its own satisfaction that the conditions specified in Paragraph 7.03.d. below have been satisfied and shall have approved such mailing.

                   C. REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, the Holding Company will prepare and file with the SEC a registration statement on Form S-4 (or on such other form as the Holding Company shall determine to be appropriate) (the "Registration Statement") covering the Triangle Stock to be issued to shareholders of Mecklenburg pursuant to this Agreement and will use its reasonable best efforts in good faith to see that the Registration Statement is declared effective by the SEC under the 1933 Act. Additionally, the Holding Company shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (I) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(II) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (III) to obtain any and all required approvals or consents to the issuance of such stock.

                   D. RECOMMENDATION OF MECKLENBURG'S BOARD OF DIRECTOR. Unless, due to a material change in circumstances or for any other reason Mecklenburg's Board of Directors reasonably believes that such a recommendation would violate the directors' duties or obligations as such to Mecklenburg or to its shareholders, Mecklenburg's Board of Directors will recommend to and actively encourage Mecklenburg's shareholders that they vote their shares of Mecklenburg Stock at the Mecklenburg Shareholder Meeting to ratify and approve this Agreement and the Merger, and the Joint Proxy Statement/Prospectus mailed to Mecklenburg's shareholders will so indicate and state that Mecklenburg's Board of Directors considers the Merger to be advisable and in the best interests of Mecklenburg and its shareholders.

                  E. INFORMATION FOR JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. The Holding Company and Mecklenburg each agrees to respond promptly, and to use its reasonable best efforts to cause its directors, officers, accountants and affiliates to respond promptly, to requests by any other such party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Joint Proxy Statement/Prospectus. The Holding Company and Mecklenburg each hereby covenants with the others that none of the information provided by it for inclusion in the Joint Proxy Statement/Prospectus will, at the time of its mailing to Mecklenburg's shareholders, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Joint Proxy Statement/Prospectus, as it may be amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

         6.02. REGULATORY APPROVALS. Promptly following the date of this Agreement, the Holding Company and Mecklenburg each shall use their respective reasonable best efforts in good faith to (I) prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of them, respectively, by applicable law and regulations with respect to the transactions described herein (including applications to the FRB, the FDIC, the Commissioner and the North Carolina State Banking Commission, and to any other applicable federal or state banking, securities or other regulatory authority), and (II) obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each such party shall cooperate with each other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefore, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

         6.03. ACCESS. Following the date of this Agreement and to and including the Effective Time, Mecklenburg shall provide the Holding Company and its employees, accountants and counsel, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants, for purposes of the conduct of such reasonable investigation and review as they shall, in their sole discretion, consider to be necessary or appropriate; provided, however, that any such review conducted by the Holding Company shall be performed in such a manner as will not interfere unreasonably with Mecklenburg's normal operations, or with Mecklenburg's relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

         6.04. COSTS. Subject to the provisions of Paragraph 8.03. below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, Mecklenburg and the Holding Company each shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and, in the case of Mecklenburg, all fees owed to Equity Research, Inc. ("Equity Research") for the cost of Mecklenburg's fairness opinion described in Paragraph 7.01.d. below, and to Orr Management, Inc. for financial advice, and, in the case of the Holding Company, the cost of the "Environmental Survey" described in Paragraph 6.06. below) and all fees owed to Wheat First Securities, Inc. ("Wheat First") for the cost of the Holding Company's fairness opinion described in Paragraph 7.01.d. below. However, subject to the provisions of Paragraph 8.03. below, all costs incurred in connection with the printing and mailing of the Joint Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Mecklenburg and fifty percent (50%) by the Holding Company.

         6.05. ANNOUNCEMENTS. Mecklenburg and the Holding Company each agrees that no person other than the parties to this Agreement is authorized to make any public announcement or statement about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official, or the consent of any lessor or landlord of Mecklenburg to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to the Holding Company or Mecklenburg any such disclosure by such entity is required by law or otherwise is prudent.

         6.06. ENVIRONMENTAL STUDIES. At its option the Holding Company may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Holding Company shall deem necessary or desirable (collectively, the "Environmental Survey"). The Holding Company shall complete all such Phase I environmental assessments within sixty (60) days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within sixty (60) days following completion of all Phase I environmental assessments. Subject to the provisions of Paragraph 8.03. below, the costs of the Environmental Survey shall be paid by the Holding Company. If (I) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would or may constitute a violation of any Environmental Laws, and if, (II) based on the advice of its legal counsel or other consultants, the Holding Company believes that Mecklenburg is reasonably likely to become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Mecklenburg is reasonably likely to become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Mecklenburg is reasonably likely to incur any such liability if it acquired title to such Loan Collateral), and if, (III) based on the advice of its legal counsel or other consultants, the Holding Company believes the amount of expenses or liability which Mecklenburg is reasonably likely to incur or for which Mecklenburg could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $100,000, then the Holding Company shall give Mecklenburg written notice thereof (together with all information in its possession relating thereto) within fifteen (15) days of the completion of the Environmental Survey and, at the Holding Company's sole option and discretion, at any time thereafter and up to the Effective Time, the Holding Company may terminate this Agreement without further obligation or liability to Mecklenburg or its shareholders.

         6.07. EMPLOYEES; SEVERANCE PAYMENTS; EMPLOYEE BENEFITS.

                   A. EMPLOYMENT OF MECKLENBURG EMPLOYEES. Provided they remain employed by Mecklenburg at the Effective Time, the Holding Company will in good faith cause Mecklenburg to continue employment of all employees of Mecklenburg (other than employees serving pursuant to an employment agreement) at their current positions, salary and benefits it being understood that neither the Holding Company nor Mecklenburg shall have any obligation with respect to any specific employee. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate the Holding Company or Mecklenburg to employ any such person for any specific period of time or in any specific position or to restrict the Holding Company's or Mecklenburg's right to terminate the employment of any such person at any time and for any reason satisfactory to it.

                  B. SEVERANCE PAYMENT. Except as otherwise may be agreed to by the Holding Company and Mecklenburg, to the extent Mecklenburg maintains any plan or arrangement for the payment of severance or salary continuation benefits to employees, such plan or arrangement (unless specifically provided to the contrary hereunder) shall be terminated at the Effective Time.

                  C. EMPLOYEE BENEFITS. Except as otherwise provided in this Paragraph 6.07, the benefit plans of Mecklenburg ("Mecklenburg Benefit Plans") will be reviewed and appropriate amendments, consolidations or terminations will be made thereto at or after the Effective Time;

provided, however, that the employees of Mecklenburg (i) shall be eligible to receive group hospitalization, medical, life, disability and similar benefits on the same basis and under the same terms available to the present employees of the Holding Company and its subsidiaries, (ii) in the event a Mecklenburg Benefit Plan is terminated, the rights and benefits of Mecklenburg's employees thereunder shall become fully vested, with each participating Mecklenburg employee having the right or option either to receive the benefits to which he or she is entitled as a result of such termination or to have such benefits "rolled" into the appropriate Holding Company benefit plan ("Triangle Benefit Plan"), on the same basis and applying the eligibility standards as would apply to the employees of the Holding Company and its subsidiaries as if such employee's prior service to Mecklenburg had been performed on behalf of the Holding Company and its subsidiaries for qualification, participation and vesting, but not for funding, purposes, and (iii) in the event a Mecklenburg Benefit Plan is merged into a Triangle Benefit Plan, shall be entitled to participate in such Triangle Benefit Plan on the same basis and applying the same eligibility standards as would apply to employees of the Holding Company and its subsidiaries. Mecklenburg and the Holding Company agree that for purposes of qualification, participation and vesting in Triangle Benefit Plans, the employees of Mecklenburg shall receive credit for their prior continuous periods of service to Mecklenburg.

         6.08. CONFIDENTIALITY. The Holding Company and
Mecklenburg each agrees that it will treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the others during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (I) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Paragraph 6.08), (II) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (III) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or regulatory authorities in connection with the transactions described herein, or (IV) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law.

                  In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other parties all copies of any and all documents or other written materials or information of or relating to such other parties which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other parties.

                  The parties' obligations of confidentiality under this Paragraph 6.08 shall survive and remain in effect following any termination of this Agreement

         6.09 REORGANIZATION FOR TAX PURPOSES. The Holding Company and Mecklenburg each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

        6.10. ACCOUNTING TREATMENT. The Holding Company and Mecklenburg each undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify to be treated as a "pooling-of-interests" for accounting purposes and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

        6.11. OTHER PERMISSIBLE TRANSACTIONS. The Holding Company and Mecklenburg agree that the Holding Company and its subsidiaries may offer to acquire, enter into agreements to acquire and acquire financial institution holding companies and their subsidiaries, financial institutions or financial services entities and their subsidiaries, leasing companies and other entities which are permissible for financial institution holding companies and financial institutions to own, and/or the assets and liabilities of such entities prior to the Effective Time.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER


         7.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                   A. APPROVAL BY GOVERNMENTAL OR REGULATORY AUTHORITIES; NO DISADVANTAGEOUS CONDITIONS. (I) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the FRB, the FDIC, the Commissioner and the North Carolina State Banking Commission, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (II) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by the Holding Company or Mecklenburg to be materially disadvantageous or burdensome or to impact so adversely the economic or business benefits of this Agreement as to render it inadvisable for such party to consummate the Merger; (III) all waiting periods required following necessary approvals by governmental or regulatory agencies or authorities shall have expired, and, in the case of the waiting period following approval by the FRB and the FDIC, no unwithdrawn objection to the Merger shall have been raised by the U.S. Department of Justice; and (IV) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

                  B. EFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTSEFFECTIVENESS OF REGISTRATION STATEMENT; COMPLIANCE WITH SECURITIES AND OTHER "BLUE SKY" REQUIREMENTS. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. The Holding Company shall have taken all such actions, if any, as required by applicable state securities laws (I) to cause the Triangle Stock to be issued upon consummation of the Merger, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws,
(II) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (III) to obtain any and all required approvals or consents with respect to the issuance of such stock, and any such required approvals or consents shall have been obtained and shall remain in effect.

                  C. ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be
(I) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (II) any pending or threatened investigation of the Merger or any of such other transactions by the U.S. Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, or (III) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Mecklenburg or the Holding Company from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (IV) any other suit, claim, action or proceeding pending or threatened against Mecklenburg or the Holding Company or any of their officers or directors which shall reasonably be considered by Mecklenburg or the Holding Company to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within ninety (90) days of the institution or threat thereof.

                   D. APPROVAL BY BOARDS OF DIRECTORS AND SHAREHOLDERS. The Boards of Directors of Mecklenburg and the Holding Company shall have duly approved and adopted this Agreement by appropriate resolutions, and the shareholders of Mecklenburg and the Holding Company shall have duly approved, ratified and confirmed this Agreement, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and By-Laws.

                  E. FAIRNESS OPINIONS. Mecklenburg shall have received from Equity Research a written opinion, in form and substance satisfactory to Mecklenburg, dated as of the date of this Agreement and as of the date of the Joint Proxy Statement/Prospectus to Mecklenburg's shareholders in connection with the Mecklenburg Shareholder Meeting, to the effect that the terms of the Merger are fair, from a financial point of view, to Mecklenburg and its shareholders. The Holding Company shall have received from Wheat First a written opinion, dated as of the date of this Agreement and as of the date of the Joint Proxy Statement/Prospectus to the Holding Company's shareholders in connection with the Triangle Shareholder Meeting, to the effect that the terms of the Acquisition are fair, from a financial point of view, to the Holding Company and its shareholders.

                  F. TAX OPINION. The Holding Company shall have received, in form and substance satisfactory to the Holding Company and Mecklenburg, an opinion of Coopers & Lybrand L.L.P. substantially to the effect that: (I) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in ' 368(a)(1)(A) of the Code; (II) that no taxable gain will be recognized by a shareholder of Mecklenburg upon such shareholder's receipt of Triangle Stock in exchange for his or her Mecklenburg Stock; (III) that the basis of the Triangle Stock received by the shareholder in the Merger will be the same as his or her Mecklenburg Stock surrendered in exchange therefor; (IV) that, if Mecklenburg Stock is a capital asset in the hands of the shareholder at the Effective Time, then the holding period of the Triangle Stock received by the shareholder in the Merger will include the holding period of Mecklenburg Stock surrendered in exchange therefor; and (V) a shareholder who receives cash in lieu of a fractional share of Triangle Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest. In rendering its opinion, Coopers & Lybrand L.L.P. may rely on representations contained in certificates of officers of the Holding Company and Mecklenburg.

                   G. NO TERMINATION OR ABANDONMENT. This Agreement shall not have been terminated by any party hereto.

         7.02. ADDITIONAL CONDITIONS TO MECKLENBURG'S OBLIGATION.
Notwithstanding any other provision of this Agreement to the contrary, Mecklenburg's obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                   A. MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy).

                  B. COMPLIANCE WITH LAWS. The Holding Company shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise.

                  C. THE HOLDING COMPANY'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Mecklenburg as provided in Paragraph 10.03. below, each of the representations and warranties of the Holding Company contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct in all material respects on and as of the Effective Time with the same force and effect as though made on and as of such date, except (I) representations and warranties that speak as of a specific date, (II) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of the Holding Company and its consolidated subsidiaries considered as one enterprise, and (III) as otherwise contemplated by this Agreement; and the Holding Company and Triangle each shall have performed in all material respects all its respective obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                   Mecklenburg shall have received a certificate dated as of the Closing Date and executed by the Holding Company's President and Chief Financial Officer to the foregoing effect.

                  D. LEGAL OPINION OF THE HOLDING COMPANY COUNSEL. Mecklenburg shall have received from Moore & Van Allen, PLLC, counsel to the Holding Company, a written opinion dated as of the Closing Date and substantially in the form of Schedule C attached hereto or otherwise in form and substance reasonably satisfactory to Mecklenburg.

                  E. OTHER DOCUMENTS AND INFORMATION FROM THE HOLDING COMPANY. The Holding Company shall have provided to Mecklenburg correct and complete copies of its Bylaws, Articles of Incorporation and board resolutions (all certified by its Secretary), together with a certificate of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Mecklenburg or its counsel.

                   F. ACCEPTANCE BY MECKLENBURG'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to Mecklenburg's legal counsel.

         7.03. ADDITIONAL CONDITIONS TO THE HOLDING COMPANY'S OBLIGATION. Notwithstanding any other provision of this Agreement to the contrary, the Holding Company's obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

                  A. MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy) in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mecklenburg, and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is reasonably likely to cause, create or result in any such material adverse change (other than changes relating to or resulting from changes affecting the banking industry generally, but excluding movements in interest rates in the economy).

                  B. COMPLIANCE WITH LAWS; ADVERSE PROCEEDINGS, INJUNCTION, ETC. Mecklenburg shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation is reasonably likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mecklenburg.

                  C. MECKLENBURG'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by the Holding Company as provided in Paragraph 10.03. below, each of the representations and warranties of Mecklenburg contained in this Agreement shall have been true and correct as of the date hereof and shall remain true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (I) representations and warranties that speak as of a specific date, (II) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Mecklenburg, and (III) as otherwise contemplated by this Agreement; and Mecklenburg shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

                   The Holding Company shall have received a certificate dated as of the Closing Date and executed by Mecklenburg's President and Chief Financial Officer to the foregoing effect and as to such other matters as may be reasonably requested by the Holding Company.

                   D. AGREEMENTS FROM MECKLENBURG AFFILIATES. The Holding Company shall have received the written Affiliates' Agreements in form and content satisfactory to the Holding Company and signed by all persons who are deemed by the Holding Company or its counsel to be Affiliates of Mecklenburg as provided in Paragraph 4.01.a. above.

                  E. ACCOUNTING TREATMENT. (I) The Holding Company shall have received assurances from Coopers & Lybrand L.L.P., in form and content satisfactory to it, to the effect that the Merger will qualify to be treated as a "pooling-of-interests" for accounting purposes; (II) if requested by the Holding Company, Mecklenburg's independent public accountants shall have delivered to the Holding Company a letter in form and content satisfactory to it to the effect that such accountants are not aware of any fact or circumstance that might cause the Merger not to qualify for such treatment; and (III) it shall not have come to the attention of management of the Holding Company that any event has occurred or that any condition or circumstance exists that makes it likely that the Merger may not so qualify.

                  F. LEGAL OPINION OF MECKLENBURG'S COUNSEL. The Holding Company shall have received from Mecklenburg's counsel, Robinson, Bradshaw & Hinson, P.A., a written opinion, dated as of the Closing Date and substantially in the form of Schedule D attached hereto or otherwise in form and substance reasonably satisfactory to the Holding Company.

                  G. OTHER DOCUMENTS AND INFORMATION FROM MECKLENBURG. Mecklenburg shall have provided to the Holding Company correct and complete copies of Mecklenburg's Articles of Incorporation, Bylaws and board and shareholder resolutions (all certified by Mecklenburg's Secretary), together with certificates of the incumbency of Mecklenburg's officers and such other closing documents and information as may be reasonably requested by the Holding Company or its counsel.

                  H. CONSENTS TO ASSIGNMENT OF LEASES. Mecklenburg shall have obtained all required consents to the acquisition of Mecklenburg by the Holding Company as may be required under the Real Property Leases and all other leases, under the same terms, rates and conditions of such Real Property Leases and all other leases in effect as of the date of this Agreement, and such consents shall be in such form and substance as shall be satisfactory to the Holding Company; and each of Mecklenburg's lessors shall have confirmed in writing that Mecklenburg is not in material default under the terms and conditions of the Real Property Lease or any other lease between such lessor and Mecklenburg.

                   I. ACCEPTANCE BY THE HOLDING COMPANY'S COUNSEL. The form and substance of all legal matters described herein or related to the transactions contemplated herein shall be reasonably acceptable to the Holding Company's legal counsel.
                                       44

                   J. MECKLENBURG BOARD OF DIRECTORS. Mecklenburg shall have taken such action as may be necessary to elect Michael S. Patterson and Debra L. Lee, the Holding Company's President and Chief Financial Officer, respectively, to the Board of Directors of Mecklenburg, effective immediately after the Effective Time.

                  K. MECKLENBURG SECURITIES PORTFOLIO. Notwithstanding the provisions of Paragraph 7.03.a. hereof, five (5) days prior to the Effective Time the Holding Company shall cause a valuation of Mecklenburg's securities and derivatives portfolio to be made by Wheat, First Securities, Inc. (the cost of such valuation to be borne solely by the Holding Company) and if the Holding Company were to sell the securities and derivatives portfolio on that date the sale would not result in a loss on Mecklenburg's income statement in excess of $250,000.

                  L. EXERCISE OF DISSENTERS RIGHTS. The aggregate number of shares of Mecklenburg Stock as to which cash is proposed to be paid as the result either of the distribution of cash in lieu of fractional shares (as described in Paragraph 1.5.c. above) or the exercise of Dissenters Rights (as described in Paragraph 1.5.f. above), when coupled with any other shares of Mecklenburg Stock deemed tainted for "pooling-of-interest" purposes, shall not exceed 10% of the total number of shares of Mecklenburg Stock outstanding at the date of this Agreement or at the Effective Time.

                  ARTICLE VIII. TERMINATION; BREACH; REMEDIES

         8.01. MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Mecklenburg or the Holding Company), this Agreement may be terminated by the mutual agreement of the Holding Company and Mecklenburg. Upon any such mutual termination, all obligations of Mecklenburg and the Holding Company hereunder shall terminate and each party shall pay costs and expenses as provided in Paragraph 6.04. above.

         8.02. UNILATERAL TERMINATION. This Agreement may be terminated by either the Holding Company or Mecklenburg (whether before or after approval hereof by Mecklenburg's or the Holding Company's shareholders) upon written notice to the other parties and under the circumstances described below.

                   A. TERMINATION BY THE HOLDING COMPANY. This Agreement may be terminated by the Holding Company by action of its Board of Directors or Executive Committee:

                                  (I) if Mecklenburg shall have violated or
failed to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

                                  (II) if the Holding Company determines at any
time that any of Mecklenburg's representations or warranties contained in
Article II or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                                  (III) if, notwithstanding the Holding
Company's satisfaction of its obligations under Paragraphs 6.01.b., 6.01.c. and 6.01.e. above, Mecklenburg's shareholders do not ratify and approve this Agreement and approve the Merger at the Mecklenburg Shareholder Meeting or the Holding Company's shareholders do not ratify and approve this Agreement and the Acquisition at the Triangle Shareholder Meeting;

                                  (IV) under the circumstances described in
Paragraph 1.05.a. or 6.06. above; or,

                                  (V) if any of the conditions of the
obligations of the Holding Company (as set forth in Paragraph 7.01. or 7.03. above) shall not have been satisfied or effectively waived in writing by the Holding Company, or if the Merger shall not have become effective, on or before January 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                  However, before the Holding Company may terminate this Agreement for any of the reasons specified above in (i) or (ii) of this Paragraph 8.02.a., it shall give written notice to Mecklenburg as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by the Holding Company shall not become effective if, within thirty (30) days following the giving of such notice, Mecklenburg shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of the Holding Company.

                   B. TERMINATION BY MECKLENBURG. This Agreement may be terminated by Mecklenburg by action of its Board of Directors:

                                  (I) if the Holding Company shall have violated
or failed to fully perform any of its obligations, covenants or agreements contained in Article V or VI herein in any material respect;

                                  (II) if Mecklenburg determines that any of the
Holding Company's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is reasonably likely to cause any such representations or warranties to become false or misleading in any material respect;

                                  (III) if, subject to Mecklenburg's
satisfaction of its obligations contained in Paragraphs 6.01.a., 6.01.b., 6.01.d. and 6.01.e above, its shareholders do not ratify and approve this Agreement and approve the Merger at the Mecklenburg Shareholder Meeting or the Holding Company's shareholders do not ratify and approve this Agreement and approve the Acquisition at the Triangle Shareholder Meeting;

                                  (IV) under the circumstances described in
Paragraph 1.05.a. above; or,

                                  (V)if any of the conditions of the obligations
of Mecklenburg (as set forth in Paragraph 7.01. or 7.02. above) shall not have been satisfied or effectively waived in writing by Mecklenburg, or if the Merger shall not have become effective, on or before January 31, 1998, unless such date is extended as evidenced by the written mutual agreement of the parties hereto.

                                  However, before Mecklenburg may terminate this
Agreement for any of the reasons specified above in clause (i) or (ii) of this Paragraph 8.02.b., it shall give written notice to the Holding Company as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Mecklenburg shall not become effective if, within thirty (30) days following the giving of such notice, the Holding Company shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Mecklenburg.

         8.03.    BREACH; REMEDIES.

                  A. BREACH OF AGREEMENT. In the event of a breach by Mecklenburg of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then the Holding Company's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph
8.02. above, or, after approval of the Merger by Mecklenburg's shareholders, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  Likewise, in the event of a breach by the Holding Company of any of its representations or warranties contained in Article III of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Mecklenburg's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02. above, or, after approval of the Acquisition by the Holding Company's shareholders, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

                  B. TERMINATION FEE. Notwithstanding anything contained herein to the contrary, if any party to this Agreement terminates this Agreement because, prior to the date of this Agreement or prior to the termination of this Agreement, it has entered into a letter of intent or other written or verbal agreement with any person or entity which calls for the acquisition of the breaching party by another person or entity or for the acquisition by the breaching party of another entity, or prior to termination of this Agreement any party to this Agreement engages in negotiations relating to any such transaction and a letter of intent or other written or verbal agreement is entered into within nine (9) months following the termination of this Agreement, then the breaching party shall pay to the other party Five Hundred Thousand and No/100 Dollars ($500,000), provided, however, that such payment shall not be required if the termination is the result of the good faith determination by the terminating party that the conditions precedent to the Merger set forth in
Article VII hereof cannot be met.

                          ARTICLE IX. INDEMNIFICATION

       9.01. INDEMNIFICATION FOLLOWING EFFECTIVE TIME. Following the Effective Time, if Mecklenburg is merged into another subsidiary of the Holding Company and Mecklenburg is not the surviving entity, without releasing any insurance carrier and after exhaustion of all applicable director and officer liability insurance coverage for Mecklenburg and its directors or officers, the Holding Company agrees that it will indemnify Mecklenburg's officers and directors to the same extent Mecklenburg indemnifies its directors and officers against liabilities arising from actions in their official capacities as officers and directors of Mecklenburg.

       9.02. PROCEDURE FOR CLAIMING INDEMNIFICATION. Any party seeking to be indemnified hereunder promptly shall give written notice and furnish adequate documentation to the other party of any claims in respect of which indemnity is sought. The indemnifying party, through its own counsel and at its own expense, shall defend any such claim and shall have exclusive control over the investigation, preparation, and defense of such claim and all negotiations relating to its settlement or compromise. The obligations of either party to indemnify the other hereunder apply only if the party seeking to be indemnified cooperates with and assists the indemnifying party in all reasonably necessary respects in the conduct of the suit.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

         10.01. "PREVIOUSLY DISCLOSED" INFORMATION; "MATERIAL ADVERSE EFFECT".

                  (A) "Previously Disclosed" shall mean, as to Mecklenburg or as to the Holding Company, the disclosure of information in a letter delivered by such party to the other prior to the date of this Agreement and which specifically refers to this Agreement and is arranged in paragraphs corresponding to the Paragraphs, subparagraphs and items of this Agreement applicable thereto, all of which documents are incorporated herein by reference.

                  Information disclosed in either party's letter described above shall be deemed to have been Previously Disclosed by such party for the purpose of any given Paragraph, subparagraph or item of this Agreement only to the extent that information is expressly set forth in such party's letter described above and that, in connection with such disclosure, a specific reference is made in the letter to that Paragraph, subparagraph or item.
                                       48

                (B) Where used in this Agreement, the terms "material adverse effect" and "material adverse change" shall mean any event, matter, item or circumstance (other than as a result of changes (a) in banking or other financial institution laws or regulations of general applicability or interpretations thereof by the courts or governmental entities, or (b) in GAAP) that in and of itself, or when combined with all similar events, matters, items or circumstances, reasonably would be expected to have, now or in the future, a negative impact in an amount equal to (a) $3,000,000 of assets or $250,000 of total revenue, in the case of Mecklenburg, on a consolidated basis or (b) $7,250,000 of assets or $1,000,000 of total revenue, in the case of the Holding Company, on a consolidated basis.

         10.02. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

                   A. REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Paragraphs 6.07. and 6.08. and Articles VIII and IX hereof, and the Holding Company's representations and warranties contained in Paragraph 3.02. and the Holding Company's covenant contained in Paragraph 5.06 hereof, shall survive the effectiveness of the Merger.

                  B. INDEMNIFICATION. The Holding Company's indemnification agreements and obligations pursuant to Paragraph 9.01. above shall become effective only at the Effective Time, and the Holding Company shall not have any obligation under that Paragraph prior to the Effective Time or in the event of or following termination of this Agreement prior to the Effective Time.

         10.03. WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand a full and complete compliance with such terms.

         10.04. AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the
                                       49
shareholders of Mecklenburg, by an agreement in writing approved by a majority of the Board of Directors of the Holding Company and Mecklenburg executed in the same manner as this Agreement; provided however, that, except with the further approval of Mecklenburg's shareholders of that change or as otherwise provided herein, following approval of this Agreement by the shareholders of Mecklenburg no change may be made in the number of shares of Triangle Stock into which each share of Mecklenburg Stock will be converted.

         10.05. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, postage prepaid, as follows:

                  A.       If to Mecklenburg, to:

                           Bank of Mecklenburg
                           2000 Randolph Road
                           Charlotte, NC  28207

                           Attention:   John H. Ketner, Jr.
                                        President and Chief Executive Officer

                           With copy to:  Henry H. Ralston, Esq.
                                          Robinson Bradshaw & Hinson, P.A.
                                          101 North Tryon Street
                                          Charlotte, NC  28246-1900

                  B.       If to the Holding Company, to:

                           Triangle Bancorp, Inc.
                           4300 Glenwood Avenue
                           Raleigh, North Carolina  27612

                           Attention:       Michael S. Patterson, President and
                                              Chief Executive Officer

                           With copy to:    Alexander M. Donaldson, Esq.
                                                 Moore & Van Allen, PLLC
                                                 One Hannover Square, Suite 1700
                                                 Raleigh, NC  27601


         10.06. FURTHER ASSURANCE. Mecklenburg and the Holding Company each agree to furnish to the others such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other parties may reasonably request. 50

         10.07. HEADINGS AND CAPTIONS. Headings and captions of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

         10.08. ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or and agreements between, any of the parties hereto other than those contained herein in writing.

         10.09. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.


        10.10. ASSIGNMENT. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

        10.11. COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

        10.12. GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

        10.13. INSPECTION. Any right of the Holding Company or Mecklenburg hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that the Holding Company or Mecklenburg should have conducted any investigation or that such right has been exercised by the Holding Company, Mecklenburg, their respective agents, representatives or others. Any investigations or inspections that have been made by the Holding Company, or Mecklenburg or their respective agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of the Holding Company, or Mecklenburg in this Agreement.

         IN WITNESS WHEREOF, Mecklenburg and the Holding Company each has caused this Agreement to be executed in its name by its duly authorized officers as of the date first above written.

                                  TRIANGLE BANCORP, INC.


                                  By: /s/ Michael S. Patterson
                                  Michael S. Patterson
                                  President and Chief Executive Officer
ATTEST:

/s/ Susan C. Gilbert
       Secretary



       Secretary

                                  BANK OF MECKLENBURG


                                    By: /s/ John H. Ketner, Jr.
                                          John H. Ketner, Jr.
                                          President and Chief Executive
                                            Officer


                                    By: /s/ Cy N. Bahakel
                                             Cy N. Bahakel
                                             Chairman of the Board of Directors

ATTEST:


/s/ Judith G. Arey
       Secretary

                                   APPENDIX II


               FAIRNESS OPINION OF EQUITY RESEARCH SERVICES, INC.

                               DATED AUGUST, 1997


                       EQUITY RESEARCH SERVICES, INC.


August   , 1997


Board of Directors
Bank of Mecklenburg
2000 Randolph Road
Charlotte, NC 28207

Gentlemen:

We were retained by you to provide an opinion as to the fairness, from a financial point of view, of the merger of Bank of Mecklenburg ("Bank of Mecklenburg," or the "Company") with Triangle Bancorp, Inc. ("Triangle") or a subsidiary thereof. The terms of the merger are set forth in the Agreement and Plan of Reorganization and Merger By and Between Bank of Mecklenburg and Triangle Bancorp, Inc.
("Agreement") dated as of April 25, 1997. Under the terms of the Agreement, Bank of Mecklenburg will merge with a subsidiary of Triangle and its shares of common stock outstanding immediately prior to the effective date will be converted into Triangle common stock at an exchange rate of 1.00 ("Exchange Rate"), subject to adjustment as provided in the Agreement. Each Bank of Mecklenburg shareholder will receive a number of Triangle common shares equal to the number of shares of Bank of Mecklenburg common stock owned by such shareholder multiplied by the Exchange Rate. No fractional shares will be issued but Bank of Mecklenburg shareholders, in lieu of the issuance of fractional shares, will receive cash as determined in the Agreement. The foregoing summary is qualified in its entirety by reference to the Agreement.

Equity Research Services, Inc. ("Equity Research") is a North Carolina-based corporation primarily engaged in: (i) performing valuations of, and valuations related to, closely held and publicly traded companies and
(ii) conducting research on the performance and investment characteristics of publicly-traded companies and publishing such analyses in the form of reports which are made available to the respective companies and the investment community. All reports generated by Equity Research for the purpose of investor relations are designated "Investor Relations Report" and Equity Research receives a fee (from the company whose securities are described) for producing such reports. The reports do not contain a purchase or investment rating but do consider certain investment characteristics of the respective company's securities. In addition, Equity Research regularly responds to inquiries from brokers, shareholders and others who have questions about the respective company.

In connection with the services including and related to the "Investor Relations Reports", the majority of Equity Research's clients are banks which are located in North Carolina. Until September 30, 1995, one of Equity Research's such clients was Triangle. Equity Research's engagement by Triangle began on January 17, 1993 and involved the production of the above mentioned "Investor Relations Reports" as well as responding to questions about the Company as discussed above.

Equity Research was selected by Bank of Mecklenburg as its financial advisor because of its knowledge of and experience in valuations and capital markets and expertise in the commercial banking industry. Equity Research does not trade in the securities of either Bank of Mecklenburg or Triangle for its own account or for its clients.

In connection with rendering its opinion to Bank of Mecklenburg's Board of Directors, Equity Research, among other things, (i) reviewed the financial terms of the Agreement; (ii) reviewed and analyzed the financial position and performance of Bank of Mecklenburg and Triangle as reflected in certain information provided for this purpose by the respective managements;
(iii) reviewed historical stock prices of Bank of Mecklenburg and Triangle as well as, to the extent possible, trading activity in their common stocks;
(iv) reviewed information including, but not limited to, Annual Reports to shareholders, Annual Reports on Form 10-K and Form F-2, Quarterly Reports to shareholders, Quarterly Reports on Form 10-Q and Form F-4, proxy statements, Uniform Bank Performance Reports and Call Reports, and conducted a general and financial comparison of the two companies to one another, as well as to other comparable institutions; and (v) analyzed the terms of other control transactions involving whole bank mergers of commercial banks in the southeast. Equity Research also analyzed overall market, economic, financial and other considerations as well.

In providing its opinion, Equity Research, without independent verification, relied on the accuracy and completeness of financial and other information provided to us or publicly available, and we have not independently verified such information. We have not performed or considered any independent appraisal or evaluation of the assets of Bank of Mecklenburg or Triangle. Additionally, Equity Research made numerous assumptions with respect to business conditions, economic conditions, projections of Bank of Mecklenburg's and Triangle's performance, as well as other matters, many of which are beyond Bank of Mecklenburg's and Triangle's control. Any earnings or other estimates contained in Equity Research's analysis are not necessarily indicative of future results.

Based on the foregoing, it is our opinion that the Merger is fair, from a financial point of view and as of the date hereof, to the shareholders of Bank of Mecklenburg.



Sincerely,

/s/ Equity Research Services, Inc.

Equity Research Services, Inc.

                                  APPENDIX III


                FAIRNESS  OPINION OF WHEAT, FIRST SECURITIES, INC.

                              DATED AUGUST, 1997

August  ______, 1997


Board of Directors
Triangle Bancorp, Inc.
4300  Glenwood Avenue
Raleigh, North Carolina  27612

Members of the Board:

         Triangle Bancorp, Inc. ("Triangle") and Bank of Mecklenburg ("Mecklenburg") have entered into an Agreement and a Plan of Reorganization and Merger, dated as of April 25,1997 (the "Agreement"), pursuant to which Mecklenburg will combine with Triangle by means of the merger (the "Merger") of an interim North Carolina bank corporation subsidiary of Triangle with Mecklenburg. Upon consummation of the Merger, each of the outstanding shares of the $2.00 par value common stock of Mecklenburg ("Mecklenburg Stock") will be converted into 1.0 share of no par value common stock of Triangle ("Triangle Stock"), as adjusted in accordance with the terms of the Agreement (the "Exchange Rate"). The terms of the Merger are more fully set forth in the Agreement.

         Wheat, First Securities, Inc. ("Wheat First") as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Triangle or Mecklenburg for our own account or for the accounts of our customers. Wheat First is acting as Triangle's exclusive financial advisor in this transaction and will receive a fee from Triangle for its services, which include the rendering of this opinion.

         You have asked us whether, in our opinion, the Exchange Rate is fair, from a financial point of view, to the holders of Triangle's Stock. We understand that the Merger is conditioned upon the occurrence of a number of contingencies as set forth in the Agreement.

         In arriving at the opinion set forth below, we have conducted discussions with members of senior management of Triangle and Mecklenburg concerning their businesses and prospects and have reviewed and relied upon certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:

         (1) Triangle's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1996;

         (2) Triangle's Quarterly Report on Form 10-Q and related financial information for the quarter ended March 31, 1997;

         (3)      Triangle's Proxy Statement dated March 21, 1997;

         (4) Mecklenburg's Annual Reports to Stockholders, Annual Reports on Form F-2 and related financial information for the three fiscal years ended December 31, 1996;

         (5) Mecklenburg's Quarterly Report on Form F-4 for the quarter ended March 31, 1997;

         (6)      Mecklenburg's Proxy Statement dated March 24, 1997;

         (7) Certain publicly available information with respect to historical market prices and trading activities for the Triangle Stock and the Mecklenburg Stock and for certain publicly traded financial institutions which Wheat First deemed relevant;

         (8) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant;

         (9)      The Agreement;

         (10) Certain estimates of the cost savings and revenue enhancements projected by Triangle and Mecklenburg for the combined company;

         (11) Other financial information concerning the businesses and operations of Triangle and Mecklenburg, and certain internal financial analyses and forecasts for Triangle and Mecklenburg prepared by the senior management of these companies; and

         (12) Such financial studies, analyses, inquiries and other matters as we deemed necessary.

         In preparing our opinion, as contemplated under the terms of our engagement, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of Triangle and Mecklenburg included in the Agreement, and we have not assumed any responsibility for the accuracy, completeness or reasonableness of, or any obligation to verify, the same or to conduct any appraisal of assets or liabilities. We have relied upon the managements of Triangle and Mecklenburg as to the reasonableness and achievability of their financial and operational forecasts and projections, including the estimates of cost savings and revenue enhancements expected to result from the Merger, and the assumptions and bases therefor, provided to us, and, with your consent, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Triangle and Mecklenburg are adequate to cover such losses. Wheat First did not review any individual credit files of Triangle and Mecklenburg, nor did it make an independent evaluation or appraisal of the assets or liabilities of Triangle and Mecklenburg. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to Triangle.

         Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof. Wheat First's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Triangle Stock and does not address any other aspect of the Merger nor does it constitute a recommendation to any shareholder of Triangle as to how such shareholder should vote with respect to the Merger and it is understood that this letter is solely for the information of the Board of Directors of Triangle. Wheat First's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Triangle, nor does it address the effect of any other business combination in which Triangle might engage.


         It is understood that this opinion may be included in its entirety in the Joint Proxy Statement/Prospectus. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

         On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Rate is fair, from a financial point of view, to the holders of Triangle Stock.

                                       Very truly yours,




                                       WHEAT, FIRST SECURITIES, INC.

                                   APPENDIX IV


              EXCERPT FROM NORTH CAROLINA BUSINESS CORPORATION ACT


                                   ARTICLE 13.

                               Dissenters' Rights.

PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

(Section Mark) 55-13-01.  DEFINITIONS.

         In this Article:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

{Section Mark} 55-13-02.  RIGHT TO DISSENT.

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

{Section Mark} 55-13-03.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.

SS. 55-13-20.  NOTICE OF DISSENTERS' RIGHTS.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

(Section Mark) 55-13-21.  NOTICE OF INTENT TO DEMAND PAYMENT.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

(Section Mark} 55-13-22.  DISSENTERS' NOTICE.

(a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

          (5) Be accompanied by a copy of this Article.

(Section Mark) 55-13-23.  DUTY TO DEMAND PAYMENT.

(a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

(Section Mark) 55-13-24.  SHARE RESTRICTIONS.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(Section Mark) 55-13-25.  OFFER OF PAYMENT.

(a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment, and shall pay this amount to each dissenter who agrees in writing to accept it in full satisfaction of his demand.

(b)      The offer of payment must be accompanied by:

          (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of offer of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under G.S. 55-13-28; and

          (5)      A copy of this Article.

(Section Mark) 55-13-26.  FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must sent a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

(Section Mark) 55-13-28.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH
 CORPORATION'S OFFER OR FAILURE TO PERFORM.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate or reject the corporation's offer under G.S. 55-13-25 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount offered unde G.S. 55-13-25 is less than the fair value of his shares or that the interest  due is  incorrectly calculated;

          (2) The corporation fails to make payment to a dissenter who accepts the corporation's offer under G.S. 55-13-25 within 30 days after the dissenter's acceptance; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation offered payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

PART 3. JUDICIAL APPRAISAL OF SHARES.

(Section Mark) 55-13-30.  COURT ACTION.

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the date of his payment demand under G.S. 55-13-28 and petition the court to determine the fair value of the shares and accrued interest. Upon service upon it of the petition filed with the court, the corporation shall pay to the dissenter the amount offered by the corporation under G.S. 55-13-25.

(a) (1) If the dissenter does not commence the proceeding within the 60-day period, the dissenter shall have an additional 30 days to either (i) accept in writing the amount offered by the corporation under G.S. 55-13-25, upon which the corporation shall pay such amount to the dissenter in full satisfaction of his demand, or (ii) withdraw his demand for payment and resume the status of a nondissenting shareholder. A dissenter who takes no action within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

(b)      Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. However, in a proceeding by a dissenter in a public corporation, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

(Section Mark) 55-13-31.  COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

          (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

===============================================================================
===============================================================================


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The NCBCA provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation's request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys' fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

     PERMISSIBLE INDEMNIFICATION. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official corporate capacity, reasonably believed that his or her conduct was in the corporation's best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation's best interests, and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

     MANDATORY INDEMNIFICATION. Unless limited by the corporation's charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

     ADVANCE FOR EXPENSES. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors in the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

     VOLUNTARY INDEMNIFICATION. In addition to and separate and apart from "permissible" and "mandatory" indemnification described above, a corporation may, by charter, bylaw, contract or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation's charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

     COURT-ORDERED INDEMNIFICATION. Unless otherwise provided in the corporation's charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite

                                                              II-1
standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

     PARTIES ENTITLED TO INDEMNIFICATION. The NCBCA defines "director" to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

     INDEMNIFICATION BY THE REGISTRANT. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the fullest extent of the law, and require its Board of Directors to take all actions necessary and appropriate to authorize such indemnification.

     Under the NCBCA, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. The Registrant currently maintains a directors' and officers' liability insurance policy.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits and financial statement schedules are filed as part of this Registration Statement.

(a)  Exhibits

Exhibit No.
pursuant to
Item 601 of
Regulation S-K        Description of Exhibit

2 Agreement and Plan of Reorganization and Merger between Bank of Mecklenburg and Triangle Bancorp, Inc. dated April 25, 1997 (included as and incorporated by reference from Appendix I to the Joint Proxy Statement/Prospectus filed as a part of the Registration Statement)

3(a) Articles of Incorporation of Triangle Bancorp, Inc., amended as of May 26, 1995 (incorporated by reference from Exhibit 3(a) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 25, 1997)


3(b)         Bylaws of Triangle Bancorp, Inc., amended as of April 28, 1997*

4 Agreement of Triangle Bancorp, Inc. to furnish a copy of the Junior Subordinated Indenture between Triangle Bancorp, Inc. and Bankers Trust Company (as Trustee) dated as of June 3, 1997*

5 Opinion of Alexander M. Donaldson, Senior Vice President and General Counsel of Triangle Bancorp, Inc., as to the legality of the securities to be registered*

8            Opinion of Coopers & Lybrand L.L.P. as to tax matters*

10(a) Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan, as amended on December 16, 1993 and May 23, 1995 (incorporated by reference from Exhibit 10(a) of Registrant's Registration Statement on Form S-4 (Registration No. 33-93918) II-2 10(b) Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, as amended on November 15, 1994 (incorporated by reference to Exhibit 10(b) to the Registrant's Form 10-K for the fiscal year ended December 31, 1994 as filed with the Commission on March 31, 1995)

10(c) Triangle Bank Deferred Compensation Plan for Outside Directors (incorporated by reference to Exhibit 10(c) to the Registrant's Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(d) Employment Agreement between Triangle Bank and Michael S. Patterson (incorporated by reference to Exhibit 10(a) to Registrant's Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission on March 31, 1994)

10(e) Employment Agreement between Triangle Bank and H. Leigh Ballance, Jr. (incorporated by reference to Exhibit 10(j) to the Registrant's Form 10-K for the year ended December 31, 1994, as filed with the Commission on March 31, 1995)

10(f)        Deferred Compensation Agreement between Triangle Bank and Michael
             S. Patterson (incorporated by reference from Exhibit 10(g) of Registrant's Registration Statement on Form S-4 (Registration No. 33-86226))

10(g)        Deferred Compensation Agreement between Triangle Bank and Debra L.
             Lee (incorporated by reference from Exhibit 10(i) of Registrant's Registration Statement on Form S-4 (Registration No. 33-86226))

10(h) Change of Control Agreement dated June 18, 1996 between Triangle Bank and Steven R. Ogburn (incorporated by reference from Exhibit
             (k) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 25, 1997)

10(i) Change of Control Agreement dated June 18, 1996 between Triangle Bank and Debra L. Lee (incorporated by reference from Exhibit (l) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 25, 1997)


13(a) Bank of Mecklenburg Annual Report on Form F-2 for fiscal year ended December 31, 1996*

13(b) Bank of Mecklenburg Quarterly Report on Form F-4 for quarter ended March 31, 1997*

13(c)        Bank of Mecklenburg Current Report on Form F-3 dated April 1, 1997*


23(a) Consent of Alexander M. Donaldson (contained in the opinion submitted as Exhibit 5 hereto)


23(b)        Consent of Coopers & Lybrand L.L.P.*

23(c)        Consent of KPMG Peat Marwick LLP*

23(d)        Consent of Equity Research Services, Inc.*

23(e)        Consent of Wheat, First Securities, Inc.*


23(f) Consent of Coopers & Lybrand L.L.P. regarding tax opinion (contained in its opinion submitted as Exhibit 8 hereto)

24           Power of Attorney (included on signature page)


99(a) Form of proxy to be used in connection with the Special Meeting of Shareholders of Bank of Mecklenburg*

99(b) Form of proxy to be used in connection with the Special Meeting of Shareholders of Triangle Bancorp, Inc.*


(b)          Financial Statement Schedules

             All financial statement schedules are omitted as substantially all required information is contained in the Registrant's consolidated financial statements which are incorporated herein by reference or is not applicable.


* Filed previously.



ITEM 22.  UNDERTAKINGS

     (A)      The undersigned registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales
              are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       (2) that, for the purpose of determining any liability
              under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                      (3) to remove from registration by means of a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

              In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (D) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (E) The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 25, 1997.


                           TRIANGLE BANCORP, INC.


                           BY:/s/ Michael S. Patterson
                              Michael S. Patterson
                              President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael
S. Patterson his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.




SIGNATURE                                                     TITLE                                        DATE

/s/ Michael S. Patterson                           President, Chief Executive                        July 25, 1997
------------------------------------
(Michael S. Patterson)                             Officer, Chairman and Director
                                                   (Principal Executive Officer)

/s/ Debra L. Lee                                   Chief Financial Officer                           July 25, 1997
---------------------------------------
(Debra L. Lee)                                     (Principal Financial Officer
                                                   and Principal Accounting Officer)

/s/ Carole S. Anders                               Director                                          July 25, 1997
-------------------------------------
(Carole S. Anders)

/s/ Charles H. Ashford, Jr.                        Director                                          July 25, 1997
----------------------------------
(Charles H. Ashford, Jr.)

/s/ H. Leigh Ballance, Jr.                         Director                                          July 25, 1997
-----------------------------------
(H. Leigh Ballance, Jr.)

                                                   Director                                          July   , 1997
-----------------------------------
(Edwin B. Borden)

/s/ Robert E. Bryan, Jr.                           Director                                          July 25, 1997
-----------------------------------
(Robert E. Bryan, Jr.)

/s/ David T. Clancy                                Director                                          July 25, 1997
-----------------------------------
(David T. Clancy)

                                                   Director                                          July   , 1997
----------------------------------
(N. Leo Daughtry)

                                      II-6






                                                   Director                                          July  , 1997
----------------------------------
(Syd W. Dunn, Jr.)

                                                   Director                                          July  , 1997
----------------------------------
(Willie S. Edwards)

                                                   Director                                          July  , 1997
----------------------------------
(James P. Godwin, Sr.)

                                                   Director                                          July  , 1997
-----------------------------------
(Robert L. Guthrie)

/s/ John B. Harris, Jr.                            Director                                          July 25, 1997
-----------------------------------
(John B. Harris, Jr.)

                                                   Director                                          July   , 1997
-----------------------------------
(George W. Holt)

/s/ Earl Johnson, Jr.                              Director                                          July 25, 1997
------------------------------------
(Earl Johnson, Jr.)

/s/ Edythe P. Lumsden                              Director                                          July 25, 1997
------------------------------------
(Edythe P. Lumsden)

                                                   Director                                          July  , 1997
------------------------------------
(J.L. Maxwell, Jr.)

/s/ Michael A. Maxwell                             Director                                          July 25, 1997
------------------------------------
(Michael A. Maxwell

/s/ Wendell H. Murphy                              Director                                          July 25, 1997
------------------------------------
(Wendell H. Murphy)

                                                   Director                                          July  , 1997
------------------------------------
(Patrick Pope)

/s/ William R. Pope                                Director                                          July 25, 1997
------------------------------------
(William R. Pope)

/s/ Billy N. Quick, Sr.                            Director                                          July 25, 1997
------------------------------------
(Billy N. Quick, Sr.)

/s/ J. Dal Snipes                                  Director                                          July 25, 1997
--------------------------------------
(J. Dal Snipes)

/s/ N. Johnson Tilghman                            Director                                          July 25, 1997
--------------------------------
(N. Johnson Tilghman)

/s/ Sydnor M. White, Jr.                           Director                                          July 25, 1997
---------------------------------
(Sydnor M. White, Jr.)


                                      II-7



                                                   Director                                          July  , 1997
----------------------------------
(J. Blount Williams)


                                    EXHIBITS
                                  EXHIBIT INDEX
Exhibit Number
Pursuant to
Item 601 of
Regulation S-K                 Description                                      Page No.

2            Agreement and Plan of Reorganization and Merger between Bank of
             Mecklenburg and Triangle Bancorp, Inc. dated April 25, 1997
             (included as and incorporated by reference from Appendix I to the Joint Proxy Statement/Prospectus filed as part of the Registration
             Statement)

3(a)         Articles of Incorporation of Triangle Bancorp, Inc., amended as of
             May 26, 1995 (incorporated by reference from Exhibit 3(a) of
             Registrant's Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 25, 1997)


3(b)         Bylaws of Triangle Bancorp, Inc., amended as of April 28, 1997*

4            Agreement of Triangle Bancorp, Inc. to furnish a copy of the Junior
             Subordinated Indenture between Triangle Bancorp, Inc. and Bankers
             Trust Company (as Trustee) dated as of June 3, 1997*

5            Opinion of Alexander M. Donaldson, Senior Vice President and
             General Counsel of Triangle Bancorp, Inc. as to the legality of the securities to be registered*

8            Opinion of Coopers & Lybrand L.L.P. as to income tax matters*


10(a) Triangle Bancorp, Inc. 1988 Incentive Stock Option Plan, as amended on December 16, 1993 and May 23, 1995 (incorporated by reference from Exhibit 10(a) to the Registrant's Registration Statement on
             Form S-4 (Registration No. 33-93918)

10(b) Triangle Bancorp, Inc. 1988 Non-Qualified Stock Option Plan, as amended on November 15, 1994 (incorporated by reference to Exhibit
             10(b) to the Registrant's Form 10-K for the fiscal year ended
             December 31, 1994 as filed with the Commission on March 31, 1995)

10(c)        Triangle Bank Deferred Compensation Plan for Outside Directors
             (incorporated by reference to Exhibit 10(c) to the Registrant's
             Form 10-K for the fiscal year ended December 31, 1993 as filed with the Commission on March 31, 1994)

10(d)        Employment Agreement between Triangle Bank and Michael S. Patterson
             (incorporated by reference to Exhibit 10(a) to Registrant's Form
             10-K for the fiscal year ended December 31, 1993 filed with the Commission on March 31, 1994)



                                     II-12

Exhibit Number
Pursuant to
Item 601 of
Regulation S-K                 Description                                       Page No.

10(e)        Employment Agreement between Triangle Bank and H. Leigh Ballance,
             Jr. (incorporated by reference to Exhibit 10(j) to the Registrant's
             Form 10-K for the year ended December 31, 1994, filed with the Commission on March 31, 1995)

10(f)        Deferred Compensation Agreement between Triangle Bank and Michael
             S. Patterson (incorporated by reference from Exhibit 10(g) of
             Registrant's Registration Statement on Form S-4 (Registration No.
             33-86226))

10g)         Deferred Compensation Agreement between Triangle Bank and Debra L.
             Lee (incorporated by reference from Exhibit 10(i) of Registrant's
             Registration Statement on Form S-4 (Registration No. 33-86226))

10(h)        Change of Control Agreement dated June 18, 1996 between Triangle
             Bank and Steven R. Ogburn (incorporated by reference from Exhibit
             (k) of Registrant's Form 10-K for the fiscal year ended December
             31, 1996, filed with the Commission on March 25, 1997)

10(i)        Change of Control Agreement dated June 18, 1996 between Triangle
             Bank and Debra L. Lee (incorporated by reference from Exhibit (l) of Registrant's Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 25, 1997)


13(a)        Bank of Mecklenburg Annual Report on Form F-2 for fiscal year ended
             December 31, 1996*

13(b)        Bank of Mecklenburg Quarterly Report on Form F-4 for quarter ended
             March 31, 1997*

13(c)        Bank of Mecklenburg Current Report on Form F-3 dated April 1, 1997*


23(a) Consent of Alexander M. Donaldson (contained in its opinion submitted as Exhibit 5 hereto)


23(b)        Consent of Coopers & Lybrand L.L.P.*

23(c)        Consent of KPMG Peat Marwick LLP*

23(d)        Consent of Equity Research Services, Inc.*

23(e)        Consent of Wheat, First Securities, Inc.*


23(f)        Consent of Coopers & Lybrand L.L.P. regarding tax opinion
             (contained in its opinion submitted as Exhibit 8 hereto)

24           Power of Attorney (included on signature page)

                                      II-13


99(a) Form of proxy to be used in connection with the Special Meeting of Shareholders of Bank of Mecklenburg*

99(b) Form of proxy to be used in connection with the Special Meeting of Shareholders of Triangle Bancorp, Inc.*


(b)          Financial Statement Schedules

             All financial statement schedules are omitted as substantially all required information is contained in the Registrants consolidated financial statements which are incorporated herein by reference or is not applicable.


*   Filed previously.


                                      II-14